As filed with the Securities and Exchange Commission on September 22, 2005
                                                     Registration No. 333-125544

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

          Colorado            Transax International Limited      84-1304106
      (State or Other             (Name of Registrant        (I.R.S. Employer
      Jurisdiction of               in Our Charter)          Identification No.)
Incorporation or Organization)

                                                              Stephen Walters
 5201 Blue Lagoon Drive,                                 5201 Blue Lagoon Drive,
    8th Floor                                                 8th Floor
 Miami, Florida, 33126                                   Miami, Florida, 33126
  (305) 629-3090                      1040                    (305) 629-3090
(Address and telephone       (Primary Standard              (Name, address
number of Principal               Industrial               and telephone number
Executive Offices and      Classification Code Number)     of agent for service)
Principal Place of Business)

                                   Copies to:

          Clayton E. Parker, Esq.                    Ronald S. Haligman, Esq.
          Kirkpatrick & Lockhart                      Kirkpatrick & Lockhart
           Nicholson Graham LLP                       Nicholson Graham LLP
  201 S. Biscayne Boulevard, Suite 2000    201 S. Biscayne Boulevard, Suite 2000
            Miami, Florida 33131                      Miami, Florida 33131
         Telephone: (305) 539-3300                  Telephone: (305) 539-3300
         Telecopier: (305) 358-7095                Telecopier: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                                  Proposed Maximum
                                                                               Proposed Maximum      Aggregate           Amount Of
            Title Of Each Class Of                      Amount To Be           Offering Price        Offering          Registration
         Securities To Be Registered                     Registered             Per Share (1)        Price (1)           Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share           31,379,143 shares (2)      $0.109             $3,420,327           $403.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               31,379,143 shares (2)      $0.109             $3,420,327           $403.00
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of May 31, 2005.

(2) Of these shares, 22,909,507 are being registered under the Standby Equity Distribution Agreement, 7,142,857 are being registered under convertible debentures, 1,201,779 are being registered in connection with a one-time commitment fee received under a now-terminated Standby Equity Distribution Agreement and 125,000 are being registered as a placement agent fee under a now-terminated Standby Equity Distribution Agreement.

(3)   Registration fee has previously been paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                 Subject to completion, dated September 22, 2005


                          TRANSAX INTERNATIONAL LIMITED
                        31,379,143 shares of Common Stock

      This prospectus relates to the sale of up to 31,379,143 shares of Transax International Limited ("Transax" or the "Company") common stock by certain persons who are stockholders of Transax, including Cornell Capital Partners, LP ("Cornell Capital Partners"), Scott and Heather Grimes - Joint Tenants with Rights of Survivorship ("Grimes") and Monitor Capital, Inc. ("Monitor Capital"). Please refer to "Selling Stockholders" beginning on page 14. Transax is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On August 30, 2005, the last reported sale price of our common stock was $0.190 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB." These prices will fluctuate based on the demand for the shares of common stock.

      The selling stockholders consist of (i) Cornell Capital Partners, who intends to sell up to 24,111,286 shares of common stock, 22,909,507 of which are under the Standby Equity Distribution Agreement and 1,201,779 were received from Transax on December 15, 2004 as a one-time commitment fee in the amount of $200,000 under a now-terminated Standby Equity Distribution Agreement; (ii)
Grimes who may sell up to 7,142,857 shares of common stock, underlying conversion of a $250,000 convertible debenture; and (iii) Monitor Capital, who intends to sell up to 125,000 shares of common stock, which it received on December 6, 2004 as a placement agent fee under a now-terminated Standby Equity Distribution Agreement.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will purchase shares of Transax common stock for a total discount of 8% of the common stock's market price. Cornell Capital Partners also received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004 under a now-terminated Standby Equity Distribution Agreement. The 8% discount and the $200,000 in compensation shares are underwriting discounts payable to Cornell Capital Partners.

      Transax engaged Monitor Capital, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Monitor Capital was paid a fee equal to $10,000 by the issuance of 125,000 shares of Transax's common stock on December 6, 2004 under a now-terminated Standby Equity Distribution Agreement.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      These securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 5.

      The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer these securities in any state where the offer or sale is not permitted.

      With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is ____ __, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................3

SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................5

RISK FACTORS...................................................................6

FORWARD-LOOKING STATEMENTS....................................................14

SELLING STOCKHOLDERS..........................................................15

USE OF PROCEEDS...............................................................17

DILUTION......................................................................18

STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................19

PLAN OF DISTRIBUTION..........................................................21

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................23

DESCRIPTION OF BUSINESS.......................................................31

MANAGEMENT....................................................................39

PRINCIPAL STOCKHOLDERS........................................................45

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS...................................47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................48

DESCRIPTION OF CAPITAL STOCK..................................................49

EXPERTS.......................................................................52

LEGAL MATTERS.................................................................52

HOW TO GET MORE INFORMATION...................................................52

FINANCIAL STATEMENTS.........................................................F-1

PART II.....................................................................II-1

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   Our Company

General

      Subsidiaries

      (1) TDS Telecommunication Data Systems LTDA. ("TDS") was incorporated under the laws of Brazil on May 2, 1998, and is our wholly-owned subsidiary. TDS assists us in providing information network solutions, products and services within Brazil.

      (2) Transax Australia Pty Ltd. was incorporated under the laws of New Soutt 0 6 h Wales, Australia on January 19, 2003, and is our wholly-owned subsidiary ("Transax Australia"). Transax Australia assists us in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.

      (3) Medlink Technologies, Inc. was incorporated under the laws of Mauritius on January 17, 2003, and is our wholly-owned subsidiary ("Medlink"). Medlink holds the intellectual property developed by us and is responsible for initiating research and development.

      Current Business Operations

      As of the date of this prospectus, through TDS, we are an international provider of health information management products (collectively, the "Health Information Management Products"), as described below, which are specifically designed for the healthcare providers and health insurance companies. We are dedicated to improving healthcare delivery by providing to hospitals, physician practices and health insurance companies with innovative health information management systems to manage coding, compliance, abstracting and record management's processes.

      Our strategic focus is to become a premier international provider of health information management network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient transactions. We believe that our unique combination of complimentary solutions is designed to significantly improve the business of healthcare. Our Health Information Management Products and software solutions are designed to generate operational efficiencies, improve cash flow and measure the cost and quality of care. In general, the Health Information Management Products and software solutions, including the MedLink Solution, fall into four main areas: (i) compliance management; (ii) coding and reimbursement management; (iii) abstracting; and (iv) record management.

      We believe that hospitals and other healthcare providers must implement comprehensive coding and compliance programs in order to minimize payer submission errors and assure the receipt of anticipated revenues. We believe that an effective program should include clear, defined guidelines and procedures, which combined with our Health Information Management Products, will enhance an organization's system and effectively increase revenues and reduce costs. Our Health Information Management Products will include compliance management and coding and reimbursement products and software, which are designed to conduct automated prospective and retrospective reviews of all in-patient and out-patient claims data. Management tools include internally designed targets aimed to provide data quality, coding accuracy and appropriate reimbursement. These tools work in conjunction with an organization's coding and billing compliance program to (i) identify claims with potential errors prior to billing; (ii) screen professional fees and services; and (iii) identify patterns in coding and physician documentation. Results of the auditing and monitoring activities are represented in executive reports summarizing clinical and financial results as well as detailed reports providing information needed to target specific areas for review. Billing practices for health care services are under close scrutiny by governmental agencies as high-risk areas for Medicare fraud and abuse. We believe that the Health Information Management Products will increase an organization's progress in reducing improper payments and ensuring that medical record documentation support services are provided.

      The Health Information Management Products are also designed to include abstracting solutions, which enable healthcare facilities to accurately collect and report patient demographic and clinical information. We believe that the Health Information Management Products will provide the organization with the ability to calculate in-patient and out-patient hospital reimbursements and customize data fields needed for state, federal or foreign governmental regulatory requirements. Standard and custom reports will provide the customer with the ability to generate facility-specific statistical reporting used for benchmarking, outcomes and performance improvement, marketing and planning. We believe that the Health Information Management Products will further provide healthcare organizations the flexibility to customize abstracting workflow to meet data collection reporting and analysis needs. The Health Information Management Products will provide the organization with the ability to customize workflow by creating fields and rules and designing screen navigation.

Going Concern

      Since inception, the Company has incurred cumulative net losses of $8,761,242, has a stockholders' deficit of $1,471,557 at June 30, 2005 and has a working capital deficit of $1,798,720 at June 30, 2005. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time. Additionally, under the current roll out schedules with its clients, the Company expects to increase its revenues significantly during 2005 with the expectation of the Company becoming a profitable entity. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

      Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At June 30, 2005, these deficiencies (including interest and fines) amounted to approximately $762,000. This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet.

      As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

About Us

      Our principal executive offices are located at 5201 Blue Lagoon Drive, 8th Floor, Miami, Florida, 33126. Our telephone number is (305) 629-3090.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are the selling stockholders consisting of (1) Cornell Capital Partners, who intends to sell up to 24,111,286, shares of common stock, 22,909,507 of which are under the Standby Equity Distribution Agreement and 1,201,779 were received from Transax on December 15, 2004 as a one-time commitment fee under a now-terminated Standby Equity Distribution Agreement in the amount of $200,000;
(2) Grimes, who may sell up to 7,142,857 shares of common stock, which may be issuable upon conversion of $250,000 convertible debentures; and (3) Monitor Capital, an unaffiliated broker-dealer retained by Transax in connection with the Standby Equity Distribution Agreement, which intends to sell up to 125,000 shares of common stock issued as a placement agent fee on December 6, 2004 under a now-terminated Standby Equity Distribution Agreement.

      The commitment amount of the Standby Equity Distribution Agreement is $5 million. At an assumed price of $0.1358 per share, Transax would only be able to receive gross proceeds of $3,111,111 using the 22,909,507 shares being registered in this registration statement under the Standby Equity Distribution Agreement. Transax would be required to register 13,909,345 additional shares at this assumed price to obtain the entire $5.0 million available under the Standby Equity Distribution Agreement.

      Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $5 million. The amount of each advance is subject to a maximum advance amount of $250,000, and we may not submit any advance within five trading days of a prior advance. There is also a monthly draw limit of $1,000,000. Cornell Capital Partners will pay Transax 97% of, or a 3% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made by Transax, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004 under a now-terminated Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement. There are substantial risks to investors as a result of the issuance of shares of common stock under the Standby Equity Distribution Agreement. These risks include dilution of shareholders, significant decline in Transax's stock price and our inability to draw sufficient funds when needed.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.19 per share and 25%, 50% and 75% discounts to the recent price.

  Market Price:                  $0.19      $0.1425        $0.095        $0.0475
  Purchase Price:              $0.1843      $0.1382       $0.0921        $0.0461
  No. of Shares(1):         22,909,507   22,909,507    22,909,507     22,909,507
  Total Outstanding (2):    53,232,488   53,232,488    53,232,488     53,232,488
  Percent Outstanding (3):      43.04%       43.04%        43.04%         43.04%
  Net Cash to Transax:(4)   $3,926,111   $2,922,789    $1,919,468       $918,322

(1) Represents the number of shares of common stock being registered in this Registration Statement to be issued pursuant to the Standby Equity Distribution Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement, not including shares issued under the convertible debenture.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

Common Stock Offered      31,379,143 shares by selling stockholders

Offering Price            Market price

Common Stock Outstanding
Before the Offering(1)    30,322,981 shares as of August 30, 2005

Use of Proceeds           We will not receive any proceeds of the shares offered
                          by the selling  stockholders.  Any proceeds we receive
                          from the sale of common stock under the Standby Equity
                          Distribution   Agreement  will  be  used  for  general
                          working capital purposes. See "Use of Proceeds."

Risk Factors              The securities offered hereby involve a high degree of
                          risk and  immediate  substantial  dilution.  See "Risk
                          Factors" and "Dilution."

Over-the-Counter
Bulletin Board Symbol     TNSX.OB

---------------

1 Excludes $250,000 of debentures convertible into 2,232,143 shares of common stock (assuming a conversion price equal to 80% of $0.14), up to 22,909,507 shares of common stock to be issued under the Standby Equity Distribution Agreement, up to 9,101,070 shares upon the exercises of warrants and up to 3,350,000 shares upon the exercise of options.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                    For the Three Months Ended
                                                              June 30,
                                               ---------------------------------
                                                     2005                2004
                                                ------------        ------------
    Statement of Operation Data:
Revenues                                          $ 861,023                   $
                                                                         312,615
Total operating expenses                            916,787             391,324
Loss from operations                                (55,764)            (78,709)
Total other expenses                               (126,723)            (33,505)
Net loss                                                  $                   $
                                                   (182,487)           (112,214)
Net loss per share: Basic and diluted                     $                   $
                                                      (0.01)              (0.01)

--------------------------------------------------------------------------------
                                                    As of              As of
                                                   June 30,         December 31,
    Balance Sheet Data:                              2005               2004
                                                ------------        ------------
Cash                                            $    64,22          $     4,090
Accounts receivable - net                           369,726             170,198
Prepaid expenses and other current assets           100,578              51,547
Total assets                                      1,737,561             789,137
Total liabilities                                 3,209,118           2,531,224
Common Stock and Paid in capital                  7,353,088           6,894,696
Accumulated deficit                             $(8,761,242)        $(8,479,936)
Total stockholders' deficit                     $(1,471,557)        $(1,742,087)

--------------------------------------------------------------------------------
                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                          Risks Related To Our Business

Risks Relating To Our Business

Transax Has Been The Subject Of A Going Concern Opinion From Its Independent Auditors, Which Means That Transax May Not Be Able To Continue Operations Unless Transax Obtains Additional Funding

      Transax's independent auditors have added a "going concern" statement to its audit report for the year ended December 31, 2004, which states that Transax will need additional working capital to be successful and to service its current debt for the coming year and, therefore, Transax's continuation as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objectives. Transax's inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Transax's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Management  anticipates  that  Transax  will  incur  net  losses  for  the immediate future, and expect Transax's operating expenses to increase significantly, and, as a result, Transax will need to generate monthly revenue if it is to continue as a going concern. To the extent that we do not generate revenue, that we do not obtain additional funding, that our stock price does not increase, and that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern.

Transax Has A Working Capital Deficit And If We Are Unable to Raise Additional Capital We Will Need to Curtail Business Operations

      We had a working capital deficit of $1,798,720 at June 30, 2005, and continue to need cash for operations. We have relied on significant external financing to fund our operations. As of June 30, 2005, we had $64,221 of cash on hand and total current assets were $534,525, and our total current liabilities were $2,333,245. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we achieve profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on the Standby Equity Distribution
Agreement, we believe that we will not have sufficient funds to continue operations. We estimate that we will require $2,000,000 to $5,000,000 of financing to fund our anticipated operating expenses for the next 12 months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Transax Will Require Additional Funding, and Future Access to Capital Is Uncertain And Transax May Have to Delay, Reduce or Eliminate Certain Business Operations.

      It is expensive to develop and commercialize Health Information Management Products. Transax plans to continue to conduct research and development, which is costly. Transax's product development efforts may not lead to new commercial products, either because Transax's products fail to be found effective or because Transax lacks the necessary financial or other resources or relationships to pursue commercialization. Transax's capital and future revenues may not be sufficient to support the expenses of its business operations and the development of commercial infrastructure. Transax may need to raise additional capital to: (i) fund operations; (ii) continue the research and development of Health Information Management Products; and (iii) commercialize its products. Management believes that the Standby Equity Distribution Agreement will provide some of the necessary capital. However, Transax may need additional financing within this time frame depending on a number of factors. Transax may not be able to obtain additional financing on favorable terms or at all. If Transax is unable to raise additional funds, Transax may have to delay, reduce or eliminate certain business operations. If Transax raises additional funds by issuing equity securities, further dilution to Transax's existing stockholders will result.

      Transax Owes the Brazilian Government Money for Payroll Taxes and Social Security Taxes And Transax's Failure To Pay The Brazilian Authorities When Required To Do So Could Result In Liability

      Since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At June 30, 2005, these deficiencies (including interest and fines) amounted to approximately $762,000. This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet.

      During 2004 and 2005 , the Company has entered into a number of payment programs with the Brazilian authorities whereby the Social Security taxes due, Serverance Fund Taxes due, plus other taxes and applicable penalties and interests will be repaid over a periods of between 18 and 60 months. At June 30, 2005, the Company's has negotiated some $546,422 of tax liabilities under these programs. The payment program requires the Company to pay a monthly fixed amount of the four taxes negotiated. Discussions are currently ongoing for the Company to enter into a similar payment plan for the remainder of the payroll tax liabilities. The Company made the first payment as per the plan in April 2004 and continues to make the required payments. However, there is no certainty that the Brazilian authorities will enter into a similar plan in the future

Transax May Experience Price Reductions, Reduced Gross Margins And Loss Of Market Share If Transax Is Unable To Successfully Compete

      Competition for Transax's products and services is intense and is expected to increase. Increased competition could result in reductions in Transax's prices, gross margins and market share, and could have a material adverse effect on Transax's business, financial condition and results of operations. Transax competes with other providers of healthcare information software and services, as well as healthcare consulting firms. Some competitors may have formed business alliances with other competitors that may affect Transax's ability to work with some potential customers. In addition, if some of Transax's competitors merge, a stronger competitor may emerge. Some principal competitors include: Polimed, Connectmed and Salutia, major software information systems companies, including those specializing in the healthcare industry, may not presently offer competing products but may in the future enter Transax's market. Many of Transax's competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources, and market recognition than Transax has. Many of these competitors also have, or may develop or acquire, substantial installed customer bases in the healthcare industry. As a result of these factors, our competitors may be able to respond more quickly to new or emerging technologies, changes in customer requirements, and changes in the political, economic or regulatory environment in the healthcare industry. These competitors may be in a position to devote greater resources to the development, promotion and sale of their products than Transax can. Transax may not be able to compete successfully against current and future competitors, and such competitive pressures could materially adversely affect Transax's business, financial condition and operating results.

Market Volatility May Affect Transax's Stock Price, And The Value Of A Shareholder's Investment In Transax's Common Stock May Be Subject To Sudden Decreases

      The trading price for the shares of common stock of Transax has been, and Transax expects it to continue to be, volatile. The price at which Transax's common stock trades depends on a number of factors, including the following, many of which are beyond Transax's control: (i) Transax's historical and anticipated operating results, including fluctuations in financial and operating results; (ii) the market perception of the prospects for health information management network solutions companies as an industry sector; (iii) general market and economic conditions; (iv) changes in government regulations affecting product approvals, reimbursement or other aspects of Transax's and/or competitors' businesses; (v) announcements of technological innovations or new commercial products by Transax or its competitors; (vi) developments concerning Transax's contractual relations with its executive officers, executive management and intellectual property rights; and (vii) announcements regarding significant collaborations or strategic alliances.

      In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of Transax's common stock and affect the volume of trading in the stock. During periods of stock market price volatility, share prices of many health information management network solution companies have often fluctuated in a manner not necessarily related to their individual operating performance. Accordingly, Transax's common stock may be subject to greater price volatility than the stock market as a whole.

      The Healthcare Information Management And Technology Market Is Highly Fragmented And Characterized By On-Going Technological Developments, Evolving Industry Standards And Rapid Changes In Customer Requirements And Transax May Not Successfully, Or In A Timely Manner, Develop, Acquire, Integrate, Introduce Or Market New Products Or Product Enhancements

      The healthcare information management and technology market is highly fragmented and characterized by on-going technological developments, evolving industry standards and rapid changes in customer requirements. Transax's success depends on its ability to timely and effectively: (i) offer a broad range of software products; (ii) enhance existing products and expand product offerings;
(iii) respond promptly to new customer requirements and industry standards; (iv) remain compatible with popular operating systems and develop products that are compatible with the new or otherwise emerging operating systems; and (v) develop new interfaces with healthcare provider organizations to fully integrate Transax's products and services in order to maximize features and functionality. Transax's performance depends in large part on its ability to provide the increasing functionality required by its customers through the timely development and successful introduction of new products and enhancements to existing products. Transax may not successfully, or in a timely manner, develop, acquire, integrate, introduce or market new products or product enhancements. Product enhancements or new products developed by Transax may not meet the requirements of hospital or other healthcare providers or health insurance companies or achieve or sustain market acceptance. Transax's failure to either estimate accurately the resources and related expenses required for a project, or to complete its contractual obligations in a manner consistent with the project plan upon which a contract is based, could have a material adverse effect on Transax's business, financial condition, and results of operations. In addition, Transax's failure to meet a customer's expectations in the performance of its services and products could damage Transax's reputation and adversely affect its ability to attract new business.

Failure To Accurately Assess, Process Or Collect Healthcare Claims Or Administer Contracts Could Subject Transax To Costly Litigation And Force Transax To Make Costly Changes To Products

      It is anticipated that some of Transax's products and services will be used in the payment, collection, coding and billing of healthcare claims and the administration of managed care contracts. If Transax's products and services fail to accurately assess, possess or collect these claims, customers could file claims against Transax. As of the date of this prospectus, Transax does not carry insurance coverage to cover such claims or, if it does carry such insurance coverage in the future, such insurance coverage may not be adequate to cover such claims. A successful claim that is not covered by or is in excess of insurance coverage could adversely affect Transax's business, financial condition, and results of operations. Even a claim without merit could result in significant legal defense costs and could consume management time and resources. In addition, claims could increase insurance premiums such that appropriate insurance cannot be found at commercially reasonable rates. Furthermore, if Transax were found liable, Transax may have to significantly alter one or more of its products, possibly resulting in additional unanticipated research and development expenses.

The Nature Of Our Products Makes Our Company Vulnerable To Undetected Errors That Could Reduce Revenues, Market Share Or Demand

      Health Information Management Products may contain errors or failures, especially when initially introduced or when new versions are released. Although Transax conducts extensive testing of its products and services, software errors could be discovered in certain enhancements and products after their introduction. Despite such testing by Transax and by its current and potential customers, products under development, enhancements or shipped products may contain errors or performance failures resulting in, among other things: (i) loss of customers and revenue; (ii) delay in market acceptance; (iii) diversion of resources; (iv) damage to Transax's reputation; or (v) increased service costs. Any of these consequences could have a material adverse effect on Transax's business, financial condition and results of operations.

Transax May Be Required To Make Substantial Changes To Its Products If They Become Subject To Governmental Regulation

      None of Transax's Health Information Management Products are subject to regulation by the United States' federal government. Computer products used or intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease or other conditions or that affect the structure or function of the body are subject to regulation by the US Department of Health. In the future, however, the US Department of Health could determine that some of Transax's products (because of their predictive aspects) may be clinical decision tools and subject them to regulation. Compliance with US Department of Health regulations such as HIPPA could be burdensome, time consuming and expensive. Other new laws and regulations affecting healthcare software development and marketing could also be enacted in the future. If so, it is possible that Transax's costs and the length of time for product development and marketing could increase and that other unforeseeable consequences could arise.

Government Regulation of Confidentiality of Patient Health Information Could Result in Required Product Modifications Which Would Require Significant Expenditure Of Capital Resources

      There is substantial U.S. federal and state and foreign regulation of confidentiality of patient health information and the circumstances under which such information may be used by, disclosed to or processed by Transax as a consequence of any contracts with various health care providers or insurance companies. Although compliance with these laws and regulations is presently the principal responsibility of the hospital, physician or other healthcare provider, regulations governing patient confidentiality rights are dynamic and rapidly evolving. Changes may be made which would require Transax to change its products and systems and methods which could require significant expenditures of capital and decrease future business prospects. Additional federal and state legislation governing the dissemination of individually identifiable information have been proposed in the United States and may be adopted, which may also significantly affect Transax's business.

      Government Regulation of Healthcare Information Delivery Systems May Affect Healthcare Providers' Decisions Which Could Result In Unplanned Product Enhancements, Delays, Or Cancellations Of Product Orders Or Shipments, Or Reduce The Need For Certain Systems

      During the past several years, the healthcare industry within the United States and other countries has been subject to changing political, economic and regulatory influences and to increasing levels of governmental regulation. Certain proposals to reform the U.S. heathcare systems have been and are being considered by Congress. These proposals, if enacted, could change the operating environment for any of Transax's customers within the United States that could have a negative impact on Transax's business, financial condition and results of operations. However, the U.S. federal government recently mandated the use of electronic transmissions for large Medicare providers, which may positively affect the marketability of Transax's products in the U.S. Transax is unable to predict what, if any, changes will occur.

      Changes in current healthcare financing, reimbursement systems and procurement practices could result in unplanned product enhancements, delays, or cancellations of product orders or shipments, or reduce the need for certain systems. A portion of Transax's revenues is expected to be derived from sales of its Health Information Management Products to hospitals in the United States. Consolidation in the healthcare industry, particularly in the hospital and managed care markets, could decrease the number of potential purchasers of Transax's Health Information Management Products and adversely affect Transax's business. In addition, the decision to purchase such products generally involves a committee approval. Consequently, it is difficult for Transax to predict the timing or outcome of the buying decisions of Transax's potential customers.

There Are Political And Economic Risks In Foreign Marketplaces Which Could Affect The Operations Of Transax

      As of the date of this prospectus, the Health Information Management Products are sold by Transax principally in Brazil. Transax intends to enter the global marketplace which includes, but is not limited to, the marketplaces within the United States, Australia, South America and Europe. During the fiscal year ended December 31, 2004, international sales accounted for 100% of Transax's total revenue. As a result, Transax faces certain risks associated with international sales. International sales may be subject to political, economic, legal and other uncertainties occurring within these countries. Changes in policies by the respective governments may result in changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on imports and sources of supply, import duties, corruption, economic reforms, and currency revaluation, all of which may materially and adversely affect Transax. The continuation or increase of any such disparities could affect the political and social stability of the country, and thus the operations of Transax. Moreover, future controversies could arise which would threaten trade relations between the United States and the respective country. In any of such eventualities, the business of Transax could be adversely affected.

Transax May Face Scrutiny From Governmental Agencies

      As a result of the rising healthcare costs, U.S. federal and state governments and foreign governments have placed an increased emphasis on detecting and eliminating fraud and abuse in healthcare programs. Numerous laws and regulations now exist within the U.S. and other foreign countries to prevent fraudulent or abusive billing, to protect patients' privacy rights, and to ensure patients' access to healthcare. Violation of the laws or regulations governing Transax's operations could result in the imposition of civil or criminal penalties, including temporary or permanent exclusion from participation in government healthcare programs, such as Medicare and Medicaid in the U.S., the cancellation of any contracts with Transax to provide managed care services, and the suspension or revocation of any of Transax's governmental licenses. Transax intends to conduct routine internal audits in an effort to ensure compliance with all applicable laws and regulations. If errors, discrepancies or violations of laws are discovered in the course of these internal audits or otherwise, Transax may be required by law to disclose the relevant facts, once known, to the appropriate authorities.

The Inability To Protect Intellectual Property Could Lead To Unauthorized Use Of Transax's Products

      Transax relies on a combination of trade secrets, copyright and trademark laws, nondisclosure, non-compete and other contractual provisions to protect its proprietary rights. Measures taken by Transax to protect its intellectual property may not be adequate, and its competitors could independently develop products and services that are substantially equivalent or superior to Transax's products and services. Any infringement or misappropriation of Transax's proprietary software and databases could put Transax at a competitive disadvantage in a highly competitive market and could cause Transax to lose revenues, incur substantial litigation expense, and divert management's attention from other operations. Intellectual property litigation is increasingly common in the software industry. Therefore, the risk of an infringement claim against Transax may increase over time as the number of competitors in the industry segment grows and the functionality of products overlaps. Third parties could asset infringement claims against Transax in the future. Regardless of the merits, Transax could incur substantial litigation expenses in defending any such asserted claim. In the event of an unfavorable ruling on any such claim, such an infringement may result in significant monetary liabilities that could have a material adverse effect on the business. In the event of an unfavorable ruling on any such claim, a license or similar agreement may also not be available to use on reasonable terms, if at all. Transax may not be successful in the defense of these or similar claims.

Transax Is Dependent Upon The License Agreement To Further Develop And Commercialize Its Products Effectively Or At All

      To further develop and successfully commercialize the Health Information Management Products and related services, Transax and TDS entered into a license agreement (the "License Agreement") to carry out development and commercialization of the MedLink Solution within Brazil. Under the terms of the License Agreement, Transax will receive certain royalties once its subsidiary in Brazil has entered cash flow status.

      The risks associated with the License Agreement include, but are not limited to, the following: (i) TDS may not apply the expected resources or required expertise in developing the MedLink Solution resources and systems or other systems necessary to successfully commercialize the MedLink Solution products; and (ii) disputes may arise between Transax and TDS that delay the commercialization of the MedLink Solution or adversely affect its sales or profitability. Transax's success will depend on the successful introduction and marketing of the MedLink Solution and other products which, in turn, is dependent on the continued existence of favorable contractual relations with TDS. Transax's business operations may be materially affected in the event TDS fails to honor the terms and provisions of License Agreement.

Failure To Retain Key Personnel Could Impede Transax's Ability To Commercialize Its Products, Maintain The License Agreement Or Obtain Sources Of Funds

      Transax depends, to a significant extent, on the efforts of Mr. Stephen Walters, our President, Chief Executive Officer and a director, and on the efforts of its research and development personnel. The development of Health Information Management Products requires expertise from a number of different disciplines, some of which are not widely available. The quality and reputation of Transax's research and development personnel, including its executive officers, and their success in performing their responsibilities, may directly influence the success of Transax. In addition, Mr. Walters is involved in a broad range of critical activities, including providing strategic and operational guidance. The loss of Mr. Walters, or Transax's inability to retain or recruit other key management and research and development personnel, may delay or prevent Transax from achieving its business objectives. Transax faces intense competition for personnel from other companies, public and private research institutions, government entities and other organizations. Transax does not employ management on a full-time or part-time basis and does not have a written employment agreement with Mr. Walters. In addition, Transax does not maintain any key man life insurance policies on Mr. Walters.

                         Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 30,322,981 shares of common stock outstanding as of August 30, 2005, 6,539,663 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 23,783,318 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we shall issue convertible debentures totaling $250,000, which are currently convertible into 1,644,737 shares of common stock (assuming a conversion price equal to 80% of $0.19).

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement

      The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on June 30, 2005 at an assumed offering price of $0.1843 per share (97% of a recent closing bid price of $0.19 per share), the new stockholders would experience an immediate dilution in the net tangible book value of $0.1380 per share. Dilution per share at prices of $0.1382, $0.9220 and $0.0461 per share would be $0.1218, $0.0946 and $0.675, respectively.

      As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

Under The Standby Equity Distribution Agreement Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock

      The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 3% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. Based on this discount, Cornell Capital Partners will have an incentive to sell immediately to realize the gain on the 3% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of Transax's common stock.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market 31,379,143 shares of common stock being registered in this offering. That means that up to 31,379,143 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of Transax and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

      In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Transax has not performed in such a manner to show that the equity funds raised will be used to grow Transax. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution Agreement, Transax may request numerous draw downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if Transax uses the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to Transax the opportunity exists for short sellers and others to contribute to the future decline of Transax's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

      It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Transax's stock price.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed

      We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $250,000 during any seven trading day period and $1,000,000 per month. In addition, the number of shares being registered may not be sufficient to draw all funds available to us under the Standby Equity Distribution Agreement. Based on the assumed offering price of $0.1843 and the 22,909,507 shares we are registering, we would not be able to draw the entire $5 million available under the Standby Equity Distribution Agreement. At this assumed price, we will be able to draw gross proceeds $4,222,222 with the 22,909,507 shares being registered. Transax would be required to register
4,220,174 additional shares at this assumed price to obtain the entire $5 million available under the Standby Equity Distribution Agreement.

We May Not Be Able To Draw Down Under The Standby Equity Distribution Agreement If The Investor Holds More Than 9.99% Of Our Common Stock

      Under the Standby Equity Distribution Agreement, in the event Cornell Capital holds more than 9.99% of the then-outstanding common stock of Transax, we will be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 3.96% of our common stock and therefore we would be able to draw down on the Standby Equity Distribution Agreement so long as Cornell Capital's beneficial ownership remains below 9.99%. If Cornell Capital Partner's beneficial ownership becomes 9.99%, we would be unable to draw down on the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

o     With a price of less than $5.00 per share;

o     That are not traded on a "recognized" national exchange;

o     Whose prices are not quoted on the Nasdaq automated quotation system

o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act

o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Transax. A description of each selling shareholder's relationship to Transax and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                                    Percentage of
                                                                                     Outstanding
                                              Percentage of        Shares to be       Shares to Be
                                               Outstanding        Acquired under    Acquired under                      Percentage
                              Shares              Shares           the Standby        the Standby                       of Shares
                           Beneficially        Beneficially           Equity            Equity          Shares to       Beneficially
                           Owned Before        Owned Before        Distribution       Distribution     be Sold in      Owned After
 Selling Stockholder         Offering          Offering (1)         Agreement           Agreement     the Offering     Offering (1)
--------------------      -------------       -------------       -------------     --------------    -------------    ------------
                                           Shares Acquired in Financing Transactions with Transax
Cornell Capital
  Partners, LP             1,201,779(2)               3.96%          22,909,507          43.004%       24,111,286(3)             0%
Monitor Capital, Inc.           125,000                   *                  --               --            125,000              0%
Scott and Heather
  Grimes - Joint
  Tenants with Rights
  of Survivorship         1,543,439 (4)               4.99%                  --               --       7,142,857 (5)             0%
Total                         2,870,218               8.95%          22,909,507          43.004%         31,379,143              0%
--------------------      -------------       -------------       -------------     --------------     ------------    ------------

----------
*     Less than 1%.

(1) Applicable percentage of ownership is based on 30,322,981 shares of common stock outstanding as of August 30, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of August 30, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 30, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of 1,201,779 shares of common stock received on December 15, 2004 as a one-time commitment fee under a now-terminated Standby Equity Distribution Agreement.

(3) Includes the shares acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement and the 1,201,779 shares of common stock received as a one-time commitment fee under a now-terminated Standby Equity Distribution Agreement.

(4) Consists of the shares of common stock underlying conversion of a $250,000 convertible debenture, taking into account the 4.99% ownership limitation.

(5) Includes a good faith estimate of the number of shares needed as a result of conversion of a total of $250,000 of the convertible debentures.

      The following information contains a description of each selling shareholder's relationship to Transax and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Transax, except as follows:

Shares Acquired In Financing Transactions With Transax

      Cornell Capital Partners, LP. Cornell Capital Partners, LP is the investor under the Standby Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in a financing transaction with Transax. This transaction is explained below:

      o Standby Equity Distribution Agreement. On October 25, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, the Company could, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million.

      On May 17, 2005, Transax entered into a Termination Agreement with Cornell Capital Partners, whereby that certain Standby Equity Distribution Agreement, dated October 25, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated. Upon execution of the Termination Agreement, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, dated May 17, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Transax 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000, which were issued on December 15, 2004 under a now-terminated Standby Equity Distribution Agreement. We are registering 22,909,507 shares in this offering, which may be issued under the Standby Equity Distribution Agreement. For Transax to receive gross proceeds of $5 million using the 22,909,507 shares being registered in this prospectus, the price of our common stock would need to average $0.21825 per share.

      There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

      On October 25, 2004, the Company and Cornell Capital Partners entered into a Securities Purchase Agreement, pursuant to which Cornell Capital Partners purchased two 2 five 5% secured convertible debentures. The initial convertible debenture in the original principal amount of $125,000 was dated October 25, 2004 and the second convertible debenture in the original principal amount of $125,000 was dated January 4, 2005 (collectively, the "Original Debentures"). On May 17, 2005, the Company and Cornell Capital Partners entered into a $255,237 Promissory Note (the "Note"), whereby the Original Debentures were terminated. This Note represents the outstanding principal balance of $250,000 on the Original Debentures, plus accrued but unpaid interest through April 30, 2005 equal to $5,237. The Note bears interest at a rate of 12% per annum and is secured by stock pledged by certain shareholders of the Company.

      Monitor Capital, Inc. Monitor Capital, Inc. is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Monitor Capital received a fee of $10,000, which was paid by the issuance of 125,000 shares of common stock of Transax on December 6, 2004 under a now-terminated Standby Equity Distribution Agreement. These shares are being registered in this offering. All investment decisions of Monitor Capital are made by its President, Hsiao-Wen Kao.

      Scott and Heather Grimes - Joint Tenants With Rights of Survivorship. Scott and Heather Grimes - Joint Tenants With Rights of Survivorship are the holders of convertible debentures. Grimes acquired all shares being registered in this offering in a financing transaction with Transax. This transaction is explained below:

      o Convertible Debentures. Pursuant to a Securities Purchase Agreement entered into on April 1, 2005, Grimes purchased $250,000 of convertible debentures from Transax. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date. We are registering 7,142,857 shares of common stock under this prospectus under the secured convertible debenture.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 97% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Transax will pay Cornell Capital 5% of each advance as an additional fee.

      Pursuant to the Standby Equity Distribution Agreement, Transax cannot draw more than $250,000 every five trading days, more than $1,000,000 per month, or more than $5 million over twenty-four months.

      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds                             $ 1,000,000   $ 2,000,000   $ 4,222,222   $ 5,000,000

Net proceeds                               $   865,000   $ 1,815,000   $ 3,926,111   $ 4,665,000


No. of shares needed to issue under the
Standby Equity Distribution Agreement at
an assumed offering price of $0.1843 to
receive the net proceeds                     5,425,936    10,851,872    22,909,527    27,127,680


USE OF PROCEEDS:                                AMOUNT      AMOUNT        AMOUNT        AMOUNT
                                           -----------   -----------   -----------   -----------
General Working Capital                    $   865,000   $ 1,815,000   $ 3,926,111   $ 4,665,000
                                           -----------   -----------   -----------   -----------

Total                                      $   865,000   $ 1,815,000   $ 3,926,111   $ 4,665,000
                                           ===========   ===========   ===========   ===========


      (1) Transax would be required to register 4,220,153 additional shares at this price to obtain the entire $5 million available under the Standby Equity Distribution Agreement.

      The Standby Equity Distribution Agreement limits Transax's use of proceeds to general corporate purposes and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of Transax, except under certain limited circumstances.

                                    DILUTION

      The net tangible book value of Transax as of June 30, 2005 was a deficit of $(2,054,413) or $(0.0682) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Transax (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Transax, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.1843 per share, which is in the range of the recent share price.

      If we assume that we had issued 22,909,507 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.1843 per share (i.e., the number of shares registered in this offering under the Standby Equity Distribution Agreement), less retention fees of $211,111 and offering expenses of $85,000, our net tangible book value as of June 30, 2005 would have been $1,871,698 or $0.0463 per share. Note that at an offering price of $0.1843 per share, we would receive net proceeds of $3,926,111 of the $5,000,000 available under the Standby Equity Distribution Agreement. At an assumed offering price of $0.1843, Cornell Capital Partners would receive a discount of $211,111 on the purchase of 22,909,507 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1035 per share and an immediate dilution to new stockholders of $0.1490 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                    ~             $0.1843
Net tangible book value per share before this offering     $0.0682             ~
Increase attributable to new investors                     $0.1035             ~
Net tangible book value per share after this offering      ~             $0.0353
Dilution per share to new stockholders                     ~             $0.1490

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                          DILUTION
         ASSUMED            NO. OF SHARES TO BE           PER SHARE
     OFFERING PRICE               ISSUED                TO NEW INVESTORS
     --------------         -------------------         ----------------
        $0.1843                 22,909,507(1)              $0.1490
        $0.1382                 22,909,507                 $0.1218
        $0.0873                 22,909,507                 $0.0946
        $0.0461                 22,909,507                 $0.0675

(1) This represents the maximum number of shares of common stock that are being registered under the Standby Equity Distribution Agreement at this time.

                     STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

      On May 17, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission, among other things. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

Standby Equity Distribution Agreement Explained

      Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on Transax for any of the draws other than that we have filed our periodic and other reports with the Securities and Exchange Commission, delivered the stock for an advance, the trading of Transax common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital Partners. We are limited however, on our ability to request advances under the Standby Equity Distribution Agreement based on the number of shares we have registered on this registration statement. For example, at an assumed offering price of $0.1843, we would not be able to draw the entire gross proceeds of $5,000,000 available under the Standby Equity Distribution Agreement with the 22,909,507 shares we are registering. Transax would be required to register 4,220,173 additional shares at this assumed price to obtain the entire $5 million available under the Standby Equity Distribution Agreement. In order to access all funds available to us under the Standby Equity Distribution Agreement with the 22,909,507 shares being registered in this offering, the average price of shares issued under the Standby Equity Distribution Agreement would need to be $0.21825.

      We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5.0 million or 24 months after the effective date of the this registration statement, whichever occurs first.

      The amount of each advance is subject to a maximum amount of $250,000, and we may not submit an advance within five trading days of a prior advance. There is also a monthly draw limit of $1,000,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.99% of our outstanding common stock. Cornell Capital Partners' beneficial ownership of Transax common stock is currently 3.96% and therefore we would be permitted to make draws on the Standby Equity Distribution Agreement so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.99%. A possibility exists that Cornell Capital Partners may own more than 9.99% of Transax's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

      We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent stock price of $0.19 per share, we would issue 22,909,507 shares of common stock to Cornell Capital Partners for net proceeds of $3,926,111. These shares would represent 43.04% our outstanding common stock upon issuance. We will need to register additional shares of common stock in order to fully utilize the $5.0 million available under the Standby Equity Distribution Agreement if the average price at which we sell shares under the Standby Equity Distribution Agreement is less than $0.21825 per share.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent stock price of $0.19 per share and 25%, 50% and 75% discounts to the recent price.

Market Price:                    $0.19       $0.1425        $0.095       $0.0475
Purchase Price:                $0.1843       $0.1382       $0.0921       $0.0461
No. of Shares(1):           22,909,507    22,909,507    22,909,507    22,909,507
Total Outstanding (2):      53,232,488    53,232,488    53,232,488    53,232,488
Percent Outstanding (3):        43.04%        43.04%        43.04%        43.04%
Net Cash to Transax(4):     $3,926,111    $2,922,789    $1,919,468      $918,322

(1) Represents the number of shares of common stock being registered in this Registration Statement to be issued pursuant to the Standby Equity Distribution Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity Distribution Agreement, not including shares issued under the convertible debenture.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in offering expenses.

      Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from Transax under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty
(50) trading days other than due to acts by Cornell Capital Partners or if Transax fails materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

      All fees and expenses under the Standby Equity Distribution Agreement will be borne by Transax. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004 under a now-terminated Standby Equity Distribution Agreement.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 on December 15, 2004 under a now-terminated Standby Equity Distribution Agreement. The 3% discount, the 5% retainage and commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000 are underwriting discounts. In addition, Transax engaged Monitor Capital, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Monitor Capital received 125,000 shares of Transax's common stock on December 6, 2004 under a now-terminated Standby Equity Distribution Agreement.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Transax expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, Transax engaged Monitor Capital, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Monitor Capital received 125,000 shares of Transax's common stock on December 6, 2004 under a now-terminated Standby Equity Distribution Agreement. The offering expenses consist of: a SEC registration fee of $403.00, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,097 We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

      The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

      Transax International Limited, a Colorado corporation (the "Company"), currently trades on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB".

      The Company was incorporated under the laws of the State of Colorado in 1999 under the name "Vega-Atlantic Corporation." Previously, the Company was engaged in the business of minerals and oil and gas exploration, acquisition and development within the United States and worldwide. During August 2003, the Company completed the acquisition of Transax Limited, a Colorado privately-held corporation ("Transax Limited"), pursuant to a reverse merger and changed its name to "Transax International Limited" by filing an amendment to its articles of incorporation.

      The Company, through its wholly-owned subsidiary TDS Telecommunication Data Systems LTDA. ("TDS") is an international provider of information network solutions, products and services specifically designed for the healthcare providers and health insurance companies (collectively, the "Health Information Management Products").


Subsidiaries

      TDS Telecommunication Data Systems LTDA

      TDS was incorporated under the laws of Brazil on May 2, 1998, and is a wholly-owned subsidiary of the Company. TDS assists the Company in providing information network solutions, products and services within Brazil.

      Transax Australia Pty Ltd.

      Transax Australia Pty Ltd. ("Transax Australia") was incorporated under the laws of the state of New South Wales, Australia on January 19, 2003, and is a wholly-owned subsidiary of the Company. Transax Australia assists the Company in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.

      Medlink Technologies, Inc.

      Medlink Technologies, Inc. ("Medlink") was incorporated under the laws of Mauritius on January 17, 2003, and is a wholly-owned subsidiary of the Company. Medlink holds the intellectual property developed by the Company and is responsible for initiating research and development.


Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles or GAAP in the United States. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

      Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. The Company believes the following accounting policies are our most critical accounting policies includes:

      Revenue Recognition

      We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

      Accounting for Stock-Based Compensation

      We have chosen to account for stock- based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards ("SFAS") No. 123 and SFAS No. 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. We account for stock options and stock issued to non-employees for goods or services using the fair value method of SFAS 123


Effect of Recent Accounting Pronouncements

      In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123". SFAS No. 123R requires companies to recognize, in the statement of operations, the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective for the Company on January 1, 2006. We are in process of evaluating the impact of this pronouncement on our financial position.

      In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non- monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. We believe that the adoption of this standard will have no material impact on our financial statements.


Results Of Operations

      Six-Month Period Ended June 30, 2005 Compared To Six-Month Period Ended June 30, 2004

      Our net losses during the six-month period ended June 30, 2005 were $281,306 compared to a net loss of $544,384 during the six-month period ended
June 30, 2004. During the six month period ended June 30, 2005, we generated $1,501,431 in net revenues compared to $450,199 in net revenues for the six months ended June 30, 2004, an increase of $1,051,232 or 233.5%. The significant increase in revenues is due to the continued rollout of software contracts in Brazil. We undertook approximately 3.0 million "real-time" transactions during the first and second quarter of 2005 compared to 1.1 million "real-time" transactions during the same period in 2004. We installed a record 1043 Point of Sales (POS) solutions during the six months ended June 30, 2005. At the end of June 2005 we had 4,600 solutions operational in Brazil including 2345 Point of Sales solutions.

      Six-Month Period Ended June 30, 2005 Compared To Six-Month Period Ended June 30, 2004

      During the six-month period ended June 30, 2005, we incurred operating expenses of $1,596,323 compared to operating expenses of $890,578 incurred during the six-month period ended June 30, 2004, an increase of $705,745 or 79.3%. The increase in operating expenses during the six-month period ended June 30, 2005 from the same period in 2004 resulted from: (i) an increase of $350,147, or approximately 141.8%, in cost of product support services resulting from the increase in net revenues; (ii) an increase of $41,887, or approximately 25.3%, in payroll and related benefits due to an increase in employees needed to handle our increased operations; (iii) an increase of $172,048, or 93%, in general and administrative expenses resulting from increased operating costs associated with increased operations; (iv) an increase of $80,042, or 100%, in stock-based compensation and consulting fees as a result of an increase in stock issuances to employees, officers and consultants; (v) an increase of $68,853, or approximately 198%, in depreciation and amortization expense as a result of an increase in property and equipment acquired for our TDS operations, (vi) an increase in research and development costs of $42,041 related to increased amortization of development costs associated with our software, and (vii) an increase in professional fees of $37,564 related to our SEC filings and filing of a registration statement of form SB-2.

      Certain operating expenses, however, decreased during the six-month period ended June 30, 2005 from the same period in 2004 as follows: (i) a decrease of $82,835, or 52.5%, in management and consulting fees, which is attributable to a decrease in the use of consultants; and (ii) a decrease of $4,002, or approximately, 20.4%, in investor relation fees attributable to a decrease in the use of investor relations services.

      We reported a loss from operations of ($94,892) for the six-month period ended June 30, 2005 as compared to a loss from operations of ($440,379) for the six-month period ended June 30, 2004. Although there can be no assurances, we anticipate that during the fiscal year 2005, our ongoing marketing efforts and product roll-out will result in an increase in our net sales from those reported in the six months ended June 30, 2005. To support these increased sales, we anticipate that our operating expenses will also increase during the fiscal year 2005 as compared to the fiscal 2004. We are, however, unable to predict at this time the amount of any such increase in operating expenses.

      Total other expenses increased $82,409, or approximately 79.2%, for six months ended June 30, 2005 as compared to the six months ended June 30, 2004. Included in this change is: (i) an increase in other income of $29,717 due to the income recognized upon settlement of accounts payable balances which were settled for less than the original obligation.; (ii) an increase of $137,679 or approximately 160.7%, in interest expense for the six months ended June 30, 2005 as compared to the six months ended June 30, 2004 which reflects an increase in our borrowings during six months ended June 30, 2005, the recording of beneficial interest of $62,500 and interest expense recorded in connection with the grant of warrants upon debt conversion of $31,200; and (iii) an increase of $25,553 in foreign exchange rate gains due to a favorable fluctuation in the exchange rate between Brazil and the United States.

      For the six months ended June 30, 2005, our net loss was ($281,306) or ($0.01) per common share compared to a net loss of ($544,384) or ($0.04) per common share for the six month period ended June 30, 2004.

      Three-Month Period Ended June 30, 2005 Compared To Three-Month Period Ended June 30, 2004

      Our net losses during the three-month period ended June 30, 2005 were $182,487 compared to a net loss of $112,214 during the three-month period ended June 30, 2004. During the three-month period ended June 30, 2005, we generated $861,023 in net revenues compared to $312,615 in net revenues for the three-months ended June 30, 2004, an increase of $548,408 or 175.4%. The significant increase in revenues is due to the continued rollout of software contracts in Brazil as discussed above. During the three-month period ended June 30, 2005, we incurred operating expenses of $916,787 compared to operating expenses of $391,324 incurred during the three-month period ended June 30, 2004, an increase of $525,463 or 134.3%. The increase in operating expenses during the three-month period ended June 30, 2005 from the same period in 2004 resulted from: (i) an increase of $232,534, or approximately 143.5%, in cost of product support services resulting from the increase in net revenues; (ii) an increase of $19,802, or approximately 23.8%, in payroll and related benefits due to an increase in employees needed to handle our increased operations; (iii) an increase of $98,929, or 119.2%, in general and administrative expenses resulting from increased operating costs associated with increased operations; (iv) an increase of $26,500, or 100%, in stock-based compensation and consulting fees as a result of an increase in stock issuances to employees, officers and consultants; (v) an increase of $42,273, or approximately 252.3%, in depreciation and amortization expense as a result of an increase in property and equipment acquired for our TDS operations, (vi) an increase in research and development costs of $22,074 related to increased amortization of development costs associated with our software, and (vii) an increase in professional fees of $123,038 related to our SEC filings and the filing of a registration statement, Form SB-2.

      Certain operating expenses, however, decreased during the three-month period ended June 30, 2005 from the same period in 2004 as follows: (i) a decrease of $37,650, or 47.7%, in management and consulting fees, which is attributable to a decrease in the use of consultants; and (ii) a decrease of $2,037, or approximately, 72.1%, in investor relation fees attributable to a decrease in the use of investor relations services.

      We reported a loss from operations of ($55,764) for the three-month period ended June 30, 2005 as compared to a loss from operations of ($78,709) for the three-month period ended June 30, 2004.

      Total other expenses increased $93,218, or approximately 278.2%, for three months ended June 30, 2005 as compared to three months ended June 30, 2004. Included in this change is: (i) a decrease in other expense of $11,372 as reported for the three months ended June 30, 2004.; (ii) an increase of $110,331, or approximately 273.6%, in interest expense for the three months ended June 30, 2005 as compared to the three months ended June 30, 2004; and
(iii) an increase of $5,741 in foreign exchange rate gains due to a favorable fluctuation in exchange rate between Brazil and the United States.

      Therefore, our net loss during the three month period ended June 30, 2005 was ($182,487) or ($0.01) per common share compared to a net loss of ($112,214) or ($0.01) per common share for the three month period ended June 30, 2004.

      For Fiscal Year Ended December 31, 2004 Compared To Fiscal Year Ended December 31, 2003

      We incurred net losses of approximately ($1,792,300) for the fiscal year ended December 31, 2004, compared to a net loss of approximately ($3,230,300) for the fiscal year ended December 31, 2003 (an approximate decrease of $1,438,000). Comparative results for fiscal year ended December 31, 2003 include the results of Transax and TDS only from August 14, 2003 when the merger was completed. The results for the current period include our operations. Analysis of the operating losses for fiscal year ended December 31, 2004 compared to fiscal year ended December 31, 2003 is as follows.

      During the fiscal year ended December 31, 2004, we generated approximately $1,199,900 in net revenues compared to approximately $309,589 in net revenues during the fiscal year ended December 31, 2003 (an approximate increase of $890,311). The significant increase in revenues is due to the rollout of new software contracts in Brazil.

      During the fiscal year ended December 31, 2004, we incurred approximately $2,793,500 in operating expenses compared to approximately $3,352,000 in operating expenses during the fiscal year ended December 31, 2003 (an approximate decrease of $558,500). The decrease in operating expenses during the fiscal year ended December 31, 2004 is primarily due to a decrease in stock based compensation from $1,210,100 during the fiscal year ended December 31, 2003 to $502,369 during the fiscal year ended December 31, 2004 (although cost of product support services increased and such decrease in operating expenses may not be deemed proportional to the increase in revenues during the same period due to the decrease in stock-based compensation expenses during such period and as more particularly described below).

      During the fiscal year ended December 31, 2004, payroll and related benefits increased to approximately $364,500 (2003: $302,549) mostly due to research and development expenditures. The cost of product support services increased from approximately $397,900 to $603,586 for the fiscal year ended December 31, 2004, due to the rollout of our newest contracts in Brazil.

      During the fiscal year ended December 31, 2004, we incurred approximately $127,374 in professional fees compared to approximately $385,563 during the fiscal year ended December 31, 2003. This decrease in professional fees is primarily due to a reduction in accounting and legal expenses relating to the merger of Transax. During the fiscal year ended December 31, 2004, professional fees consisted mainly of approximately: (i) $41,635 in audit and accounting fees (2003: $89,860); (ii) $17,746 in legal fees (2003: $239,872); (iii) $0 in financing fees (2003: $16,729); and (iv) $67,993 in other professional fees (2003: $39,102).

      During the fiscal year ended December 31, 2004, we incurred approximately $338,900 (2003: $398,181) in related party management and consulting fees. During the fiscal year ended December 31, 2004, we incurred general and administrative expenses of approximately $584,800, compared to general and administrative expenses of approximately $364,187 during the fiscal year ended December 31, 2003. The higher costs are primarily due to an increase in support services required to maintain operations.

      During the fiscal year ended December 31, 2004, we incurred approximately $109,000 (2003: $162,891) in investor relations costs. These costs consist mainly of the production of promotional materials directed to shareholders and communication programs and efforts directed to current and potential shareholders.

      During the fiscal year ended December 31, 2004, we incurred other expenses as follows: (i) $90,956 (2003: $65,032) in interest expense - related party; and
(ii) $64,715 (2003: $-0-) in capital offering costs. The increase in interest expense to related party during fiscal year ended December 31, 2004 is related to an increase in receipt of cash advances from a related party and entering into loan agreements with related parties.

      Mr. Walters, our President, Chief Executive Officer and director, derives remuneration from us as compensation for management and consulting services rendered. On January 1, 2004, $38,000 was due to Mr. Waters for fees and expenses incurred during the year ended December 31, 2003. During the fiscal year ended December 31, 2004, $165,000 was incurred by us to Mr. Walters for management and consulting services rendered. Furthermore, Mr. Walters has advanced funds to us and incurred expenses on behalf of us. During fiscal year ended December 31, 2004, Mr. Walters was paid $-0- by us for consulting fees. During the fiscal year ended December 31, 2004, an aggregate of $135,000 in consulting fees and expenses was settled by us by the issuances of 1,687,500 shares of our restricted common stock. At August 30, 2005, Mr. Walters was owed approximately $149,000 for consulting/management fees and incurred expenses.

      Ms. Pilon, our former Chief Financial Officer and Secretary, derived remuneration from us as compensation for management and consulting services rendered. On January 1, 2004, $27,400 was due to Ms. Pilon for fees and expenses incurred during the year ended December 31, 2003. During the fiscal year ended December 31, 2004, $73,800 was incurred by us to Ms. Pilon for management and consulting services rendered. Ms. Pilon has also incurred expenses on behalf of us. During the fiscal year ended December 31, 2004, Ms. Pilon was paid $14,000 by us. At August 30, 2005, Ms. Pilon was owed approximately $16,000 for management/consulting fees and incurred expenses.

      As discussed above, the decrease in net loss during the fiscal year ended December 31, 2004, compared to the fiscal year ended December 31, 2003, is attributable primarily to the increase in gross revenues and the decrease in stock-based compensation expenses. Our net loss during the fiscal year ended December 31, 2004 was approximately ($1,792,190) or ($0.10) per share compared to a net loss of approximately ($3,230,276) or ($0.25) during the fiscal year ended December 31, 2003. The weighted average number of shares outstanding was 17,879,799 for the fiscal year ended December 31, 2004 compared to 12,953,494 for the fiscal year ended December 31, 2003.

      Liquidity And Capital Resources

      As of June 30, 2005, our current assets were $534,525 and our current liabilities were $2,333,244, which resulted in a working capital deficit of $1,798,719. As of June 30, 2005, our total assets were $1,737,561 consisting of:
(i) $64,221 in cash; (ii) $100,578 in prepaid expenses and other assets; (iii) $369,726 in accounts receivable; (iv) 279,878 in net software development costs;
(v) $720,758 in net valuation of property and equipment; and (vi) deferred debt offering costs of $200,000 which will be amortized into interest expense over time.

      As of June 30, 2005, our total liabilities were $3,209,117  consisting of:
(i) $1,874,109 in long-term and current portion of accounts payable and accrued expenses; (ii) $172,400 due to related parties; (iii) $274,836 in convertible loans to related parties; (iv) $142,071 in loan payable to related parties; (v) $71,051 in long-term and current portion of capital lease obligation; (vi) $216,521 in convertible debenture payable; and (ix) $458,130 in long-term and current portion of loan payable.

      As at June 30, 2005, our current liabilities were $2,333,244 compared to $2,121,551 at December 31, 2004. The increase in current liabilities is due primarily to an increase in accounts payable and accrued expenses and additional loans to fund operations.

      For the six months ended June 30, 2005, net cash flow provided by operating activities was $251,045 compared to net cash used in operating activities of $114,525 for the six months ended June 30, 2004. The change in cash flows used in operating activities is mainly due to the decrease in operating loss for the period.

      Net cash flows used in investing activities amounted to $484,404 for the six months ended June 30, 2005 compared to $131,531 for the six months ended June 30, 2004, an increase in cash used in investing activities of $352,873. The increase is primarily attributable to an increase in the acquisition of property and equipment in order to facilitate our growth in revenues.

      Net cash flow provided by financing activities for the six months ended June 30, 2005 was $407,674 resulting primarily from proceeds from a convertible debenture and loans payable compared to $218,869 for the six months ended June 30, 2004 resulting from proceeds from related party loans of $139,500 and advanced from related parties of $82,500.

      In summary, based upon the cash flow activities as previously discussed, for the six months ended June 30, 2005, our overall cash position increased by $60,131.

      For Fiscal Year Ended December 31, 2004

      As of the fiscal year ended December 31, 2004, our current assets were approximately $225,835 and our current liabilities were approximately $2,121,600, which resulted in an approximate working capital deficit of $1,895,700. As of the fiscal year ended December 31, 2004, our total assets were approximately $789,137 consisting of: (i) $4,090 in cash; (ii) $51,547 in prepaid expenses; (iii) $170,198 in accounts receivable; (iv) $243,044 in net software development costs; and (v) $320,258 in net valuation of property and equipment.

      As of fiscal year ended December 31, 2004, our total liabilities were approximately $2,531,224 consisting of: (i) $1,483,800 in long-term and current portion of accounts payable and accrued expenses; (ii) $254,709 due to related parties; (iii) $311,455 in convertible loans from related party; (iv) $168,331 in loan payable from related party; (v) $35,000 in advances payable; (vi) $92,013 in long-term and current portion of capital lease obligation; (vii) $125,000 in convertible debenture payable; and (viii) $60,911 in long-term and current portion of loan payable.

      As at December 31, 2004, our current liabilities were approximately $2,121,600, compared to approximately $1,857,300 at December 31, 2003. The increase in current liabilities is due primarily to an increase in accounts payable and accrued expenses and additional loans and cash advances received from a related party to fund operations.

      For the fiscal year ended December 31, 2004, net cash flow used in operating activities was approximately ($96,700) compared to ($1,097,738) for the fiscal year ended December 31, 2003. The change in cash flows used in operating activities is mainly due to the decrease in operating loss for fiscal year ended December 31, 2004.

      Net cash flows used in investing activities amounted to approximately ($490,300) during the fiscal year ended December 31, 2004, compared to ($178,413) for fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2004, we capitalized software research and development costs while in fiscal year 2003 some of these costs were expenses as part of the costs of product support services.

      Net cash flow provided by financing activities during fiscal year ended December 31, 2004 was approximately $554,625, resulting primarily from a loan and cash advances from a related party and proceeds from a convertible debenture compared to approximately $1,319,629 during fiscal year ended December 31, 2003. The borrowings were used to fund operating activities.

      In summary, based upon the cash flow activities as previously discussed, during fiscal year ended December 31, 2004, our overall cash position decreased by approximately $6,382.


Plan of Operation

      Since our inception, we have funded operations through short-term borrowings and equity investments in order to meet our strategic objectives. Our future operations are dependent upon external funding and our ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet our business objectives including anticipated cash needs for working capital, for a reasonable period of time. However, there can be no assurance that we will be able to obtain sufficient funds to continue the development of our software products and distribution networks.

      As of June 30, 2005, there was substantial doubt regarding our ability to continue as a going concern as we have not generated sufficient cash flow to fund our business operations and material commitments. Our future success and viability, therefore, are dependent upon our ability to develop, provide and market our information network solutions to healthcare providers, health insurance companies and other end-users, and the continuing ability to generate capital financing. We are optimistic that we will be successful in our business operations and capital raising efforts; however, there can be no assurance that we will be successful in generating revenue or raising additional capital. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon us and our shareholders.

      We anticipate an increase in operating expenses over the next three years to pay costs associated with such business operations. We may need to raise additional funds. We may finance these expenses with further issuances of our common stock. We believe that any anticipated private placements of equity capital and debt financing, if successful, may be adequate to fund our operations over the next twelve months. Thereafter, we expect we will need to raise additional capital to meet long-term operating requirements. If we raise additional funds through the issuance of equity or convertible debt securities other than to current shareholders, the percentage ownership of our current shareholders would be reduced, and such securities might have rights, preferences or privileges senior to our existing common stock. In addition, additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available, or are not available with acceptable terms, we may not be able to conduct our business operations successfully, which could significantly and materially restrict our overall business operations.

      Based  upon  a  twelve-month  work  plan  proposed  by  management,  it is anticipated that such a work plan would require approximately $2,000,000 to $5,000,000 of financing designed to fund current debt commitments and business operations. As of June 30, 2005, we entered into a financing agreement with Scott and Heather Grimes, Joint Tenants with Right of Survivorship (the "Investor"). Under the terms of the financing arrangement with the Investor, we issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the Investor's option any time up to maturity at a conversion price equal to the lower of: (i) 120% of the closing bid price of our Common Stock on the date of the debentures, or (ii) 80% of the lowest closing bid price of our Common Stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of our Common Stock at a conversion price equal to the lower of: (i) 120% of the closing bid price of our Common Stock on the date of the debentures, or (ii) 80% of the lowest closing bid price on our Common Stock for five trading days immediately preceding the conversion date.

      Additionally, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners on May 17, 2005. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million.

      We believe that we can satisfy our cash requirements for the next twelve months based on our ability to enter into additional financing arrangement as necessary. Our future success and viability are primarily dependent upon our current management to generate revenues from business operations and raise additional capital through further private offerings of our stock or loans from private investors. There can be no assurance, however, that we will be able to raise additional capital. Our failure to successfully raise additional capital will have a material and adverse affect upon us and our shareholders.

Material Liabilities

      Cornell Capital Partners, LP Financing Transactions

      October 25, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, the Company could, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million.

      On May 17, 2005, Transax entered into a Termination Agreement with Cornell Capital Partners, whereby that certain Standby Equity Distribution Agreement, dated October 25, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated.

      Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners on May 17, 2005. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay the Company 97% of, or a 3% discount to, the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $200,000 per weekly advance and $1,000,000 per 30 days.

      Cornell Capital Partners received a one-time commitment fee in the form of
1,201,779   shares  of  common  stock  in  the  amount  of  $200,000  under  the now-terminated Standby Equity Distribution Agreement.

      On October 25, 2004, the Company and Cornell Capital Partners entered into a Securities Purchase Agreement, pursuant to which Cornell Capital Partners purchased two 2 five 5% secured convertible debentures. The initial convertible debenture in the original principal amount of $125,000 was dated October 25, 2004 and the second convertible debenture in the original principal amount of $125,000 was dated January 4, 2005 (collectively, the "Original Debentures"). On May 17, 2005, the Company and Cornell Capital Partners entered into a $255,237 Promissory Note (the "Note"), whereby the Original Debentures were terminated. This Note represents the outstanding principal balance of $250,000 on the Original Debentures, plus accrued but unpaid interest through April 30, 2005 equal to $5,237. The Note bears interest at a rate of 12% per annum and is secured by stock pledged by certain shareholders of the Company.

      Convertible Loans

      A significant and estimated material liability for us for fiscal year 2005 is the aggregate amount of $311,455 in principal and interest due and owing to a related party. At December 31, 2004, the loans for $200,000 and $100,000 due to a related party were in default. Each principal amount loan is evidenced by a convertible promissory note and is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The related party as the lender has the option during the term of the loan, and any extension thereto, to convert the principal and interest into units in our capital at a conversion price of $0.25 per unit (the "Unit"). Each Unit is comprised of one share of our restricted common stock and one warrant, and each warrant entitles the holder thereof to purchase one share of our restricted common stock at $0.20 per share for a period of twelve months. On September 29, 2004, our Board of Directors reduced the conversion price from $0.25 per unit to $0.08 per unit in order to reflect the current depressed market price of our stock. On March 23, 2005 our board of directors reset the conversion price of the convertible debentures to $0.125 per share.

      On September 29, 2004, $55,000 of the aggregate amount then due and owing was settled pursuant to the issuance of 687,500 shares of our restricted common stock and 687,500 warrants. Each warrant entitles the holder to purchase an additional share of our common stock at a price of $ 0.20 until September 29, 2009. We also issued 871,425 shares of our restricted common stock to settle $69,714 in interest due on these loans.

      Loan

      A significant and estimated material liability for us for fiscal year 2005 is the aggregate amount of $163,617 in principal and interest due and owing to a related party. On March 5, 2004, we borrowed Euro115,000 (approximately $140,000) from such related party. The loan is evidenced by a promissory note and is repayable on or before a twelve-month term. The interest rate is 0.8% per month, compounded. At March 31, 2005, approximately $15,084 in interest was accrued on this loan. On May 16th 2004 interest of $15,084 was repaid. The loan has been extended for a further 12 months.

      Debenture

      A significant and estimated material liability for us for fiscal year 2005 is the aggregate amount of $250,000. On April 1, 2005, we entered into a financing agreement with the Investor. Under the terms of the financing arrangement with the Investor, we issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the Investor's option any time up to maturity at a conversion price equal to the lower of: (i) 120% of the closing bid price of our common stock on the date of the debentures, or (ii) 80% of the lowest closing bid price of our common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of our common stock at a conversion price equal to the lower of: (i) 120% of the closing bid price of our common stock on the date of the debentures, or (ii) 80% of the lowest closing bid price on our common stock for five trading days immediately preceding the conversion date.

      Accrued Payroll and Related Expenses

      A significant and estimated material liability for us for fiscal year 2005 is the aggregate amount of approximately $700,000 due and owing for Brazilian payroll taxes and Social Security taxes.

      During 2004 and 2005 , the Company has entered into a number of payment programs with the Brazilian authorities whereby the Social Security ("INSS") taxes due, Serverance Fund Taxes ("FGTS") due plus other taxes and applicable penalties and interests will be repaid over a periods of between 18 and 60 months. At March 31, 2005, the Company's has negotiated some $546,422 of tax liabilities under these programs. The payment program requires the Company to pay a monthly fixed amount of the four taxes negotiated. Discussions are currently ongoing for the Company to enter into a similar payment plan for the remainder of the payroll tax liabilities. The Company made the first payment as per the plan in April 2004 and continues to make the required payments. However, there is no certainty that the Brazilian authorities will enter into a similar plan in the future

      Purchase Of Significant Equipment

      We do not intend to purchase any significant equipment during the next twelve months.

Off Balance Sheet Arrangements

      As of the date hereof, we do not have any off-balance sheet arrangements that have or are reasonably like to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

                             DESCRIPTION OF BUSINESS

Business History And Development

      Transax International Limited, a Colorado corporation (the "Company"), currently trades on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB."

      We were incorporated under the laws of the State of Colorado in 1999 under the name "Vega-Atlantic Corporation". Previously, we were engaged in the business of minerals and oil and gas exploration, acquisition and development within the United States and worldwide.

      Our Board of Directors approved the execution of an agreement in principle dated June 19, 2003 and a subsequent merger agreement and its ancillary documents dated July 22, 2003 (collectively, the "Merger Agreement") among us (then known as Vega Atlantic Corporation), Vega-Atlantic Acquisition Corporation, our wholly-owned subsidiary ("Vega-Atlantic"), Transax Limited, a Colorado corporation ("Transax"), and certain selling shareholders of Transax. The Merger Agreement and our acquisition of Transax by way of merger was completed effective as of August 14, 2003 (the "Effective Date").

      In accordance with the completion of the terms and conditions of the Merger Agreement: (i) Vega-Atlantic merged with Transax (so that Transax became the surviving company and our wholly-owned subsidiary and, correspondingly, the shareholders, warrantholders and optionholders of Transax became our shareholders, warrantholders and optionholders; (ii) our business operations became that of Transax, primarily consisting of the development, acquisition, provider and marketing of information network solutions for healthcare providers and health insurance companies world-wide; and (iii) we changed our name to "Transax International Limited" and our trading symbol.


Subsidiaries

      Tds Telecommunications Data Systems Ltda

      TDS Telecommunication Data Systems LTDA. ("TDS") was incorporated under the laws of Brazil on May 2, 1998, and is our wholly-owned subsidiary. TDS assists us in providing information network solutions, products and services within Brazil.

      Transax Australia Pty Ltd.

      Transax Australia Pty Ltd. was incorporated under the laws of New South Wales, Australia on January 19, 2003, and is our wholly-owned subsidiary ("Transax Australia"). Transax Australia assists us in seeking marketing opportunities to provide information network solutions, products and services within Australia and regionally.

      Medlink Technologies, Inc.

      Medlink Technologies, Inc. was incorporated under the laws of Mauritius on January 17, 2003, and is our wholly-owned subsidiary ("Medlink"). Medlink holds the intellectual property developed by us and is responsible for initiating research and development.


Current Business Operations

      As of the date hereof, through TDS, we are an international provider of health information management products (collectively, the "Health Information Management Products"), as described below, which are specifically designed for the healthcare providers and health insurance companies. We are dedicated to improving healthcare delivery by providing to hospitals, physician practices and health insurance companies with innovative health information management systems to manage coding, compliance, abstracting and record management's processes.

      Our strategic focus is to become a premier international provider of health information management network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient transactions. We believe that our unique combination of complimentary solutions is designed to significantly improve the business of healthcare. Our Health Information Management Products and software solutions are designed to generate operational efficiencies, improve cash flow and measure the cost and quality of care. In general, the Health Information Management Products and software solutions, including the MedLink Solution, fall into four main areas: (i) compliance management; (ii) coding and reimbursement management; (iii) abstracting; and (iv) record management.

      We believe that hospitals and other healthcare providers must implement comprehensive coding and compliance programs in order to minimize payer submission errors and assure the receipt of anticipated revenues. We believe that an effective program should include clear, defined guidelines and procedures, which combined with our Health Information Management Products, will enhance an organization's system and effectively increase revenues and reduce costs. Our Health Information Management Products will include compliance management and coding and reimbursement products and software, which are designed to conduct automated prospective and retrospective reviews of all in-patient and out-patient claims data. Management tools include internally designed targets aimed to provide data quality, coding accuracy and appropriate reimbursement. These tools work in conjunction with an organization's coding and billing compliance program to (i) identify claims with potential errors prior to billing; (ii) screen professional fees and services; and (iii) identify patterns in coding and physician documentation. Results of the auditing and monitoring activities are represented in executive reports summarizing clinical and financial results as well as detailed reports providing information needed to target specific areas for review. Billing practices for health care services are under close scrutiny by governmental agencies as high-risk areas for Medicare fraud and abuse. We believe that the Health Information Management Products will increase an organization's progress in reducing improper payments and ensuring that medical record documentation support services are provided.

      The Health Information Management Products are also designed to include abstracting solutions, which enable healthcare facilities to accurately collect and report patient demographic and clinical information. We believe that the Health Information Management Products will provide the organization with the ability to calculate in-patient and out-patient hospital reimbursements and customize data fields needed for state, federal or foreign governmental regulatory requirements. Standard and custom reports will provide the customer with the ability to generate facility-specific statistical reporting used for benchmarking, outcomes and performance improvement, marketing and planning. We believe that the Health Information Management Products will further provide healthcare organizations the flexibility to customize abstracting workflow to meet data collection reporting and analysis needs. The Health Information Management Products will provide the organization with the ability to customize workflow by creating fields and rules and designing screen navigation.

      We also believe that the Health Information Management Products will provide record management, which will automate the record tracking and location functions, monitor record completeness and facilitate the release of information process within health information management departments. The Health Information Management Products will assist healthcare organizations in properly completing records pursuant to state, federal, foreign governmental and medical staff requirements. The management tools are designed to monitor a facility's adherence to patient privacy, disclosure and patient bill of rights requirements, if applicable.

      Medlink Solution

      We have developed a proprietary software trademarked (Brazil only) "MedLink Solution", which was specifically designed and developed for the healthcare and health insurance industry enabling the real time automation of routine patient eligibility, verifications, authorizations, claims processing and payment functions that are currently performed manually (the "MedLink Solution"). A transaction fee is charged to the insurer for use of the MedLink Solution.

      The MedLink Solution hosts its own network processing system (the "Total Connectivity Solution"), whereby we are able to provide an insurer with the ability to cost effectively process all of the transactions generated regardless of location or method of generation. We believe that the MedLink Solution solves technological and communication problems within the healthcare systems by creating a virtual "paperless office" for the insurer and total connectivity, regardless of method, for the health provider. The MedLink Solution replaces manual medical claims systems and provides insurance companies and healthcare providers significant savings through a substantial reduction in operational costs. The MedLink Solution allows users to collect, authorize and process transaction information in real-time for applications including, but not limited to, patient and provider eligibility verification, procedure authorization and claims and debit processing. Participants of the MedLink Solution include private health insurance companies, group medical companies, and healthcare providers.

      During fiscal year ended December 31, 2003 and 2004, we installed approximately 1,900 and 2,500 solutions into healthcare provider locations throughout Brazil, respectively. During the first quarter of 2005, we installed approximately 778 solutions.

      Medlink Solution Architecture And Design

      We believe that the MedLink Solution is the total connectivity system that will allow hospitals, clinics, medical specialists and other healthcare providers to easily capture, route, and authorize medical, hospital, and dental claims in "real time". The MedLink Solution will address pre-existing technological and communication problems by creating a universal virtual link between the insurer and the care provider.

      The MedLink Solution's architecture and design is as follows: (i) seven capture methods; (ii) a network processor; and (iii) an authorizer. Capture Methods. The MedLink Solution is tailored to the specific care provider's environment and needs usage based upon its technological resources, physical installation and volume of claims. The MedLink Solution offers seven different methods to capture data. The health care provider can select which of these seven methods best suit its operational needs and technological abilities. Regardless of the capture method chosen, transactions are seamless and efficient.

      Capture   Methods.   The   MedLink   Solution's   capture   methods   are:

      - MedLink Solution POS Terminal;

      - MedLink Solution Phone;

      - MedLink Solution PC Windows

      - MedLink Solution PC Net

      - MedLink Solution Server Labs

      - MedLink Solution Server Hospitals

      - MedLink Solution Web

      Network Processor. The MedLink Solution network processor routes the transactions captured by the MedLink Solution (the "Network Processor") to the authorization system of the healthcare plan (the "Authorization System"). For example, in Brazil this process is carried out either using Embratel's Renpac service or the Internet. The Network Processor offers uninterrupted 24-hour, seven days a week operation and service.

      The Network Processor is secured from the Renpac and Internet communication channels to the communication channels with the Authorization System, passing through the elements of local network, processors and unities of storage of data. It is implemented on a RAID5 disk array architecture.

      Authorization System. The Authorization System's software is composed of a control module and a group of storage procedures that validate the specific rules of the health plan or insurer. It is responsible for: (i) receiving and decoding the messages sent by the Network Processor, containing the solicitations of the MedLink Solution installed at the provider; (ii) identification of the kind of the message (claim, refund, settlement, etc) and of the service provider; (iii) validation or denial of the transaction; (iv) updating the historical database of the claims; and (v) replying to the request by sending a message to the Network Processor.


Product Target Market Strategy

      Market Strategy

      Our key marketing strategy is to position ourselves as a market leader in providing total information management network processing solutions for the healthcare industry worldwide. We believe that its Health Information Management Products encompass a variety of solutions for healthcare provider locations, a complete network processing service for the health insurance companies, and in-house software and systems development to address specific and unique customer requirements, and the ability to operate the systems through a variety of communication methods.

      The promotional and marketing strategy is based on creating a proactive "push pull" effect on the demand for the Health Information Management Products and services within the healthcare industry. We have been focusing on the promotion and marketing of its products to the Brazilian healthcare providers and insurance companies by demonstrating: (i) the benefits of the MedLink Solution application and services; (ii) real-time cash visibility; (iii) nominal to no capital investment; (iv) the established Network Processor facility; (v) custom software development support; and (vi) option of immediate payment of outstanding claims.

      However, international marketing and promotional strategies will be developed and adapted on a country-to-country basis to meet different market environments and governmental requirements, build business and political relationships, and obtain domestic media exposure and high visibility within the local healthcare industry to establish credibility.

      Product Target Market

      We have identified two initial target markets for our products.  They are:
(i) healthcare providers, such as physicians, clinics, hospitals, laboratories, diagnosis centers, emergency centers, etc. and (ii) health insurance and group medicine companies.

      We have been successfully short-listed by the Australian Federal Government through its Health Insurance Commission (the "HIC"), to supply an authorization and eligibility solution for the Australian health insurance market. We are currently engaged in negotiations with the HIC regarding the sale and purchase of its Health Information Management products for use in
Australia's health insurance reimbursement system. On January 19, 2003, we established our wholly- owned subsidiary, Transax Australia, to seek additional opportunities within Australia.

      We are currently focused primarily on the marketing and sale of our Health Information Management products in Brazil. We believe that there is a significant global market opportunity for our Healthcare Information Management Products and services and software technology.


Strategic Alliances

      We have developed key strategic alliances with the following technology providers to support the MedLink Solution's unique system architecture and design. We believe that the establishment of these strategic alliances has given us a significant competitive advantage in Brazil.

      GENS Information - PMS/ASP

      On February 19, 2001, we entered into an operating agreement (the "GENS Operating Agreement") with GENS Information ("GENS"). Pursuant to the terms and provisions of the GENS Operating Agreement: (i) GENS will provide to us a basic product called "Personal Med", which is a Windows client-server application, running with Delphi front-end and Paradox and Oracle DB; and (ii) we will incorporate the MedLink Solution transaction services within the Personal Med allowing for its users to use the MedLink Solution services from within their PMS.

      We believe that GENS is the leading Brazilian developer of practice management software with over 50% of the Brazilian market share. Personal Med is the name of GENS basic product, with some thirty variations according to doctor's specialization. The variations are designed around specific exams data to be acquired and stored in each medical specialization.

      We estimate that current installed basis is approximately 10,600 copies sold directly to doctors, plus approximately 500 copies sold to corporations. The current structure sells an average of 200 copies a month, plus special events.

      GENS is currently implementing versions to its Personal Med based on SQL server, and is further developing a web enabled version, which will allow doctors to select patients they want to have access through the InternetWeb, and a tool to access the database of each patient for this centralized base. GENS is also implementing access to doctor's agenda and some direct news to be directed to Internet enabled doctors.

      Vidalink, Inc. - Drug Management

      On August 29, 2001, we entered into an operational agreement (the "Vidalink Operational Agreement"), with Vidalink, Inc. ("Vidalink"), to allow the Vidalink Health Portal access to the MedLink Solution connectivity services, creating the first authorization and claims processing Internet service in Brazil. The Vidalink Health Portal offers doctors, the most extensive set of information on pathologies and medication practices, with complete drug interaction analysis and alert functionality. It offers also extensive continuous education programs, with selection of doctor's areas of interest and automatic issuing news on selected subjects.

      Pursuant to the terms and provisions of the Vidalink Operational Agreement, the MedLink Solution connectivity capabilities will be added to the Vidalink Health Portal, which will give the MedLink Solution access to Vidalink's drug management services and Internet content, thus creating a synergic relationship between the two portals and allow doctors access to each portal reaching a much broader range of services.

      Vidalink is a health portal focused in offering the premier drug management service package in Latin America, with operations in Mexico and Brazil. Through Vidalink, health plans have access to drug discount programs, as well as an extensive drug usage management service, capable of monitoring consumption of specific drugs by patients. We believe that the Vidalink programs are supported by agreements with approximately twenty-two of the largest pharmaceutical industries in Brazil, offering discount packages for drugs covering over 85% of total chronic diseases. We further believe that Vidalink also offers a drug delivery scheme from an extensive network of pharmacies reaching over 5000 points of presence nationwide.

      Mosaic Software, Inc. - Network Processor System

      On November 25,  2002,  we entered into  supplier  agreement  (the "Mosaic
Supplier Agreement") with Mosaic Software, Inc. ("Mosaic"), to develop the Network Processor software package, known as the "Positllion ", for use in the MedLink Solution.

      We believe that Mosaic is the supplier of the most modern technology for network control software, based on a low cost hardware platform (PC's) and Windows NT software. Management believes the Position software is the best cost/effect solution for this kind of system.

      Hypercom Corporation

      On December 1, 2003, we entered into a servicing agreement (the "Hypercom Service Agreement") with Hypercom Corporation, a publicly traded multinational Company ("Hypercom'"). Pursuant to the terms and provisions of the Hypercom Service Agreement Hypercom would provide leasing arrangements for POS (Point of Sale) terminals in Brazil. We subsequently entered into lease for 255 POS units and currently have outstanding leases for a further 1000 POS units.

      On April 30, 2002, we entered into a service agreement with Netset, Inc. ("Netset"), a wholly-owned subsidiary of Hypercom (the "Service Agreement"). Pursuant to the terms and provisions of the Service Agreement, Netset will (i) provide to us installation, servicing, training, customer service and technical support (Call Center) for its terminal network in Brazil; and (ii) allow us to use the entire Hypercom structure to serve its clients.


Research And Development

      Our research and development department is responsible for the definition, design and implementation of our products. This comprises three main areas of activity: research of electronic transaction product trends both in Brazil and internationally as it applies to the healthcare industry, definition of products and services required for MedLink Solution services and implementation of the hardware and software products to support MedLink Solution services. Products to be offered by MedLink iSolution involves interactive discussions with the marketing and sales team in order to identify the market needs, costs and timing to introduce such products and solutions.

      We have entered into agreements with Hypercom and Dione PLC, of the United Kingdom, to utilize their terminals for the MedLink Solution.


Material Agreements

      Golden Cross

      On August 9, 2002, TDS and Golden Cross, one of Brazil's largest health insurance companies ("Golden Cross") entered into an agreement (the "Golden Cross Agreement"). The agreememt was extended in August 2004 for a period of two years. Pursuant to the terms and conditions of the Golden Cross Agreement, we have committed to supply to Golden Cross a total of 5,500 installations consisting of more than 500 MedLink Solution POS terminals with the balance being MedLink PC and MedLink Solution servers. The Golden Cross Agreement also provides for MedLink Solution WEB and MedLink Solution phone solutions, which will be used as appropriate by the healthcare provider. We have approximately 2,800 Medlink Solutions in Golden Cross Provider's locations. During fiscal year ended December 31, 2004, we processed 1.9 million transactions for Golden Cross. During the first quarter of 2005, we processed approximately 635,000 transactions for Golden Cross.

      Camed

      On October 17, 2002, TDS and Camed, a self-insured company based in northern Brazil ("Camed"), entered into an agreement (the "Camed Agreement") pursuant to which we installed MedLink Solution POS terminals for pilot testing. During fiscal year ended December 3,1 2004, we completed the installation of more then 120 MedLink Solution POS terminals and 250 IVR Phone. The Camed Agreement also provides for MedLink Solution WEB and MedLink Server Solution solutions which will be used as appropriate by the healthcare providers. We have approximately 400 Medlink Solutions in Camed providers' locations. During fiscal year ended December 31, 2004, we processed 220,000 transactions for Camed. During the first quarter of 2005, we processed approximately 82,000 transactions for Camed.

      Bradesco Health

      On October 17, 2002 TDS and Bradesco Insurance ("Bradesco"), Brazil's largest health insurance company, entered into an agreement for the provision of a four month pilot program contract for the testing of its "Medlink" Solution. Subsequently, in February 2003, the pilot program was extended for a further six months at the request of Bradesco. On October 1, 2003, TDS and Bradesco entered into a contract pursuant to which we would undertake and install its "Medlink" Solution into the Bradesco healthcare provider's network. In order to undertake this program, Bradesco agreed to set up a stand alone processing facility to hold its database, which was subsequently contracted to a third party. Phase one of the program went live during March 2004. Current roll out plans indicate that we will install up to 5,000 solutions into the Bradesco provider's network in order to achieve Bradesco's initial target of 1,000,000 transactions per month. During fiscal year ended December 31, 2004, we processed 570,000 transactions for Bradesco. During the first quarter of 2005, we processed approximately 581,000 transactions for Bradesco


      Competition

      The information network solutions market for the healthcare providers and health insurance companies is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including a number of large technology companies, such as IBM, siemens, Visanet and EDS, as well as several specialized healthcare information management companies, are developing various products and services. There may be products on the market that do or will compete directly with the products and services that we are seeking to develop. These companies may also compete with us in recruiting qualified personnel. Many of our potential competitors have substantially greater financial, research and development, human and other resources than we do. Furthermore, the larger companies may have significantly more experience than we do in developing such products and services. Such competitors may: (i) develop more efficient and effective products and services; (ii) obtain patent protection or intellectual property rights that may limit our ability to commercialize our products or services; or (iii) commercialize products and services earlier than we do.

      We expect technology developments in the healthcare information management and technology industry to continue to occur at a rapid pace. Commercial developments by any competitors may render some or all of our potential products or services obsolete or non-competitive, which could materially harm our business and financial condition.

      We believe that the following Brazilian companies, which have developed or are developing various types of similar products or services, could be our major competitors: (i) Polimed, which offers two modalities for the authorization software; (ii) Connectmed, which offers Internet connectivity services; and
(iii) Salutia, which offers a connectivity system with software to be installed and integrated to the management systems, similar to our MedLink Solution Web and MedLink Solution Server and related technologies.

      We believe, however, that our Health Management information Products and related services and solutions for the healthcare providers and health insurance companies represent an unique approach and has certain competitive advantages as follows: (i) the MedLink Solution significantly reduces medical administrative procedures and costs through connecting in real time individual healthcare provider locations to health insurance companies; (ii) irrespective of the choice of connectivity or the method of transmission, MedLink provides a secure and reliable service where healthcare providers can automatically verify patient eligibility, receive authorization for the performance of approved medical procedures and process a paperless claim electronically with each insurance provider it interacts with, provided they are subscribed to the network; (iii) once connected to the network, MedLink Solution provides numerous benefits to doctors and private health insurance companies including the automation of their paper-based clerical duties; and (iv) by using MedLink Solution, many of these cumbersome tasks can be processed electronically in seconds, virtually eliminating processing costs, paperwork, and the high risks associated with fraud.

Government Regulation

      As of the date of this prospectus, none of our software products or services are regulated by the U.S. Department of Health. However, there is substantial state and federal regulation of the confidentiality of patient medical records and the circumstances under which such records may be used, disclosed to or processed by us as a consequence of our contacts with various healthcare providers and health insurance companies. Although compliance with these laws and regulations is presently the principal responsibility of covered entities, including hospitals, physicians or other healthcare providers, regulations governing patient confidentiality rights are rapidly evolving. Additional federal and state legislation governing the dissemination of medical record information may be adopted which could have a material affect on our business. Those laws, including HIPAA and ICD 10 implementation, may significantly affect our future business and materially impact our product and service development, revenue and working capital. During the past several years, the healthcare industry also has been subject to increasing levels of governmental regulation of, among other things, reimbursement rates and certain capital expenditures. We are unable to predict what, if any, changes will occur as a result of such regulation.


Intellectual Property, Patents And Trademarks

      Patents and other proprietary rights are vital to our business operations. Our policy is to seek appropriate copyright and patent protection both in the United States and abroad for our proprietary technologies and products. We have acquired the license to certain intellectual property as follows:

      (i)"Medlink" registered trade name in Brazil Registration number 820986160 filed on August 17, 1998 with INPI Brazil; and

      (ii)source code for all of the Medlink Solutions, source nodes and Network processor source code.

      We have hired appropriate counsel in the United States to apply for copyright protection of our products in the United State. We intend to apply for a process patent in the near future.


Employees

      Our  subsidiary,   TDS,  employs   approximately  34  staff  and  contract
personnel.

      As of the date of hereof, we do not employ management on a full- time or on a part-time basis. Our President, Chief Executive Officer and Chief Financial Officer are primarily responsible for all day-to-day operations. Other services are provided by outsourcing and verbal management contracts. As the need arises and funds become available, however, management may seek employees as necessary in our best interests.


Description Of Property

      Except as described above, the Company does not own any other real estate or other properties. The Company leases office space in several locations:

      1. United States: 8th Floor, 5201 Blue Lagoon Drive, Miami, Florida,33126, USA

      2. Brazil: Praia de Botafogo # 440, 4 andar, Botafogo 22250 - 040, Rio de Janeiro, RJ Brazil;

      3. Asia-Pacific: Level 30, Six Battery Road, Singapore, 049909

      4. Australia: Level 66 & 67, MLC Centre Martin Place, Sydney NSW 2000, Australia

      The premises are adequate to serve its current staffing levels.

Legal Proceedings

      On March 14, 2005, X-Clearing Corp, a Colorado corporation ("X-Clearing"), our former transfer agent, initiated legal proceedings against us by filing a complaint and verified motion for replevin and for temporary order to preserve property in the District Court of the City and County of Denver, State of Colorado, civil action no. 05 CV 1980 (the "Complaint"). During September 2001, we had entered into an agreement with X-Clearing Corp. regarding the engagement of X-Clearing as our transfer agent, registrar and disbursing agent in connection with our shares of common stock (the "Transfer Agent Agreement"). The Complaint generally alleges that: (i) we have breached and wrongfully attempted to terminate the Transfer Agent Agreement; (ii) X-Clearing has a valid and perfected security interest in our books and records in accordance with the terms of the Transfer Agent Agreement; and (iii) X-Clearing is entitled to an order from the District Court replevining and preventing us from altering, destroying or otherwise interfering with the valid and perfected security interest and liquidated damages.

      On April 5, 2005, we filed an answer to Complaint, counterclaims and jury demand (the "Answer"). The Answer generally denies that: (i) we breached and attempted to wrongfully terminate the Transfer Agent Agreement; (ii) X-Clearing Corp. has a valid and perfected security interest in our books and records;
(iii) X-Clearing is entitled to an order of replevin and liquidated damages. Our Answer further states that: (i) X-Clearing Corp. has failed to take reasonable steps to minimize or mitigate its claimed damages; and (ii) X- Clearing Corp.'s claims are barred by the statute of frauds, doctrine of laches, doctrine of accord and satisfaction. Our Answer further counterclaims that: (i) despite X-Clearing Corp. being paid all administrative fees, share transfer fees and fees for new issuances, X-Clearing Corp. has refused to produce and provide us with our stock transfer records, which has caused us irreparable harm; (ii) X-Clearing Corp. has continued undertaking stock transfers on our behalf and illegally issuing fraudulent stock certificates; and (iii) X-Clearing Corp. has improperly and illegally used our records, which included stock certificates that X-Clearing Corp. has fraudulently created and issued to make stock transfers without notification to us.

      On April 7, 2005, we filed a stipulated motion for testimony by telephone and for an expedited ruling by the court. A hearing was set for April 12, 2005. X- Clearing Corp.'s replevin action was dismissed by the District Court. As of the date hereof, we intend to aggressively pursue all such legal actions and review further legal remedies against X-Clearing Corp.

      The parties, through legal counsel, are currently in negotiations for settlement by mutual agreement.

      Other than as disclosed above, we are not aware of any legal proceedings contemplated by any governmental authority or other party involving us or our subsidiaries or our properties. None of our directors, officers or affiliates are: (i) a party adverse to us in any legal proceedings; or (ii) has an adverse interest to us in any legal proceedings. We are not aware of any other legal proceedings pending or that have been threatened against us, our subsidiaries or our properties.

                                   MANAGEMENT


OFFICERS AND DIRECTORS

      The following table sets forth the names, ages, and titles of each of our directors and executive officers and employees expected to make a significant contribution to Transax.

NAME                          AGE            TITLE
----                          ---            -----
Stephen Walters               46             President,  Chief Executive Officer
                                             and Director

Adam Wasserman                40             Chief Financial Officer

Laurie Bewes, BBA             52             Director

David M. Bouzaid              49             Director

Certain biographical information of our directors and officers is set forth below.

STEPHEN WALTERS has been the President, Chief Executive Officer and a director of Transax since its inception in 2001. Mr. Walters currently is the President, Chief Executive Officer and a director of Transax. Mr. Walters has more than 15 years of business experience in the Asia-Pacific Region. He is responsible for corporate development initiatives that have seen a successful restructuring of the predecessor company. Mr. Walters is also the founder and principal of the Carlingford Group of companies based in Singapore. The Carlingford Group focuses on companies in the biomedical, computer network and wireless telecommunications industries. Mr. Walters possesses an in depth knowledge of the public markets having previously acted as President and Chief Executive Officer of a US public company. Mr. Walters currently is a director of a number of private companies in Canada and Singapore.

ADAM WASSERMAN has been the Chief Financial Officer of Transax since May 2005. Mr. Wasserman has over 15 years of public and private market experience in financial reporting, accounting, budgeting and planning, mergers and acquisitions, auditing, automated systems, baking relations, internal control, and corporate governance. Throughout his career, Mr. Wasserman has been a member of executive management responsible for financial and accounting. Previously, Mr. Wasserman was an audit manager of American Express Tax & Business in Ft. Lauderdale, Florida. During his tenure as audit manager, Mr. Wasserman acted as an outsourced chief financial officer and advisory to a diversified clientele in the wholesale, technology, distribution, medical, retain and service industries in both the private and public sectors. Mr. Wasserman was also with Deloitte & Touche, LLP in New York City. Mr. Wasserman's responsibilities at Deloitte & Touche, LLP included audits of public and private companies, tax preparation and planning, management consulting, systems design, staff instruction and recruiting. Mr. Wasserman holds a Bachelor of Administration from the State University at Albany in Albany, New York. He is a Certified Public Accountant (New York) and a member of the American Institute of Certified Public Accountants. Currently, Mr. Wasserman is also a director and the treasurer of Gold Coast Venture Capital Club and a former officer of Toastmasters International.

LAURIE BEWES has been a director of Transax since its inception in 2001. Mr. Bewes holds a Bachelor of Business Administration and is a member of the Australian Institute of Company Directors. His business background over the past 20 years includes joint ventures, business development, mergers, infrastructure privatization and start-ups across South America (Argentina and Brazil), Asia (Indonesia, Singapore and Malaysia) and Australia/New Zealand. During the last five years Mr. Bewes was the past Chairman and Consulting Director to Interlinx Logistics Pty Ltd. an Australian company providing refrigerated warehousing and distribution of FMCG on a national basis. Mr. Bewes was responsible for development of the strategic business and marketing plan and was instrumental in growing revenue in order for company to be sold to the Rand Group. Mr. Bewes has also acted as General Manager - Bus. Dev. & Strategy for Advance Energy, a NSW government owned Power Company. Mr. Bewes is a Director of Willarong Holdings Pty Ltd. a privately owned family company engaged in the provision of consulting/ management services to various companies

DAVID BOUZAID has been a director of the Transax since 2002. Mr. Bouzaid holds an MBA and is a member of the Insurance Institute of New Zealand - AIINZ. Mr. Bouzaid has accumulated 30 years experience in the health insurance industry within Asia and the Australasia region. Mr. Bouzaid specializes in New Business Development. From 1997 through 2000, Mr. Bouzaid established PT Cipta Integra Duta in Indonesia as a specialist consultant in personal, commercial, bancasurance and financial insurance products as well as employee benefits -medical, accident and life for large companies as well as providing TPA solutions. From 2001 through 2003, Mr. Bouzaid established InterGlobal Healthcare Insurance in Thailand acting as its General manager and established a strategic marketing alliance with Royal & Sun Alliance. Since 2004, Mr. Bouzaid is the Technical Advisor - Healthcare Insurance to InterGlobal healthcare insurance in Indonesia. Mr. Bouzaid is a Director of Interglobal (South East
Asia) Limited, and Interglobal (Thailand) Limited.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

      As of the date of this prospectus, none of our directors or executive officers is or has been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years; (iii) being subject to any order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

      AUDIT COMMITTEE

      As of the date hereof, we have not appointed members to an audit committee and, therefore, the respective role of an audit committee has been conducted by our Board of Directors. When established, the audit committee's primary function will be to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be to: (i) serve as an independent and objective party to monitor our financial reporting process and internal control system; (ii) review and appraise the audit efforts of our independent accountants; (iii) evaluate our quarterly financial performance as well as its compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent accountants, management and our Board of Directors.

      Our Board of Directors has considered whether the regulatory provision of non-audit services is compatible with maintaining the principal independent accountant's independence.

      AUDIT COMMITTEE FINANCIAL EXPERT

      The Board of Directors of Transax has determined that Transax does not have an audit committee financial expert nor does Transax have an audit committee.

CODE OF ETHICS

      On December 9, 2004, the Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics.

EXECUTIVE COMPENSATION

      Certain of our executive officers are compensated for their roles as executive officers. Officers and directors are reimbursed for any out-of-pocket expenses incurred by them on behalf of us. None of our directors or executive officers are party to written employment or consulting agreements with us. We have, however, informal month-to-month verbal agreements with certain executive officers. As of the date of hereof, Mr. Walters derives remuneration from us as compensation for consulting services rendered. See "Summary Compensation Table." We presently do not have any pension, health, annuity, insurance, profit sharing or similar benefit plans.

      WALTERS CONSULTING AGREEMENT

      We entered into a verbal month-to-month consulting services agreement with Stephen Walters, our President and Chief Executive Officer (the "Walters Consulting Agreement"). Pursuant to the terms and provisions of the Walters Consulting Agreement: (i) Mr. Walters provides managerial services to us; and
(ii) Mr. Walters shall be paid a monthly fee of $11,000 Dollars for a potential annual salary of $132,000 and reimbursement of expenses.

      During the fiscal year ended December 31, 2004, an aggregate of $165,000 in consulting fees was incurred to Mr. Walters for services rendered by Mr. Walters to us under the Walters Consulting Agreement, including a bonus of $33,000. During the fiscal year ended December 31, 2004, we paid $-0- to Mr. Walters as compensation for services rendered to us under the Walters Consulting Agreement. On December 30, 2004, we agreed to issue 500,000 shares of restricted common stock to Mr. Walters for settlement of $75,000 of the amount due and owing to Mr. Walters. These shares were issued on March 8, 2005. As of the date hereof, a further $50,500 of the amount due and owing was settled by us by the issuance of 400,000 shares of our restricted common stock at $0.12625 per share. As of August 30, 2005, an aggregate amount of approximately $149,000 remains due and owing to Mr. Walters by us. In January 2005, we amended the terms of the Walters Consulting Agreement to a monthly fee of $13,750 per month for a potential annual salary of $165,000.

      SMITH CONSULTING AGREEMENT

      We entered into a verbal month-to-month consulting services agreement with Graeme Smith, our prior Vice President and director (the "Smith Consulting
Agreement").  Pursuant  to the terms  and  provisions  of the  Smith  Consulting
Agreement: (i) Mr. Smith agreed to provide technical and managerial services to us; and (ii) Mr. Smith shall be paid a per diem fee of $450.00, and reimbursement of expenses.

      During the fiscal year ended December 31, 2003, an aggregate of $30,755 in consulting fees was incurred to Mr. Smith for services rendered by Mr. Smith to us under the Smith Consulting Agreement. During the fiscal year ended December 31, 2003, we paid $24,355 to Mr. Smith as compensation for services rendered to us under the Smith Consulting Agreement. As of May 23 2005, an aggregate amount of $5,191 in consulting fees and expenses remain due and owing to Mr. Smith by us. Mr. Smith tendered his resignation as our Vice President and a director effective November 10 2004.

      PILON CONSULTING AGREEMENT

      We entered into a verbal month-to-month consulting services agreement with Nathalie Pilon, our prior Chief Financial Officer (the "Pilon Consulting Agreement"). Pursuant to the terms and provisions of the Pilon Consulting
Agreement: (i) Ms. Pilon agreed to provide financial, administrative and managerial services to us; and (ii) Ms. Pilon shall be paid a monthly fee of $7,500 for a potential annual salary of $82,500, and reimbursement of expenses.

      During the fiscal year ended December 31, 2004, an aggregate of $73,800 in fees was incurred to Ms. Pilon for services rendered by Ms. Pilon to us under the Pilon Consulting Agreement. During the fiscal year ended December 31, 2004, we paid $-0- to Ms. Pilon as compensation for services rendered to us under the Pilon Consulting Agreement. On December 30, 2004, we agreed to issue 166,667 shares of restricted common stock to Ms. Pilon for settlement of $25,000 of the amount due and owing to Ms. Pilon. These shares were issued on March 8, 2005. Ms. Pilon tendered her resignation as our Chief Financial Officer effective January 28 2005. In March 2005, we entered into a settlement agreement with Ms. Pilon regarding payment of $38,300 in settlement of all amounts due. As of August 30 2005, an aggregate amount of $16,000 for consulting fees remains due and owing to Ms. Pilon by us.

      BEWES CONSULTING AGREEMENT

      We entered into a verbal month-to-month consulting services agreement with Laurie Bewes, one of our directors (the "Bewes Consulting Agreement"). Pursuant to the terms and provisions of the Bewes Consulting Agreement: (i) Mr. Bewes agreed to provide managerial and developmental services to us; and (ii) Mr. Bewes shall be paid a monthly fee of AUD $10,000 (USD approximately $6,600) for a potential annual salary of AUD $120,000 (USD approximately $79,200) and reimbursement of expenses.

      During the fiscal years ended December 31, 2004 and 2003, an aggregate of USD $25,600 and $58,724, respectively, in fees was incurred to Mr. Bewes for services rendered by Mr. Bewes to us under the Bewes Consulting Agreement. During the fiscal year ended December 31, 2004, we paid $43,064 to Mr. Bewes as compensation for services rendered to us under the Bewes Consulting Agreement. As of August 30 2005, an aggregate amount of $11,423 remains due and owing to Mr. Bewes by us.

      DE CASTRO CONSULTING AGREEMENT

      We entered into a consulting services agreement with Americo De Castro, an executive officer of our subsidiary (the "De Castro Consulting Agreement"). Pursuant to the terms and provisions of the De Castro Consulting Agreement: (i) Mr. De Castro agreed to provide technical, research and developmental services to our subsidiary; and (ii) Mr. De Castro shall be paid a monthly fee of $8,000 for an aggregate annual salary of $96,000, and reimbursement of expenses.

      During the fiscal years ended December 31, 2004 and 2003,, an aggregate of $62,535 and $96,000, respectively, in fees was incurred to Mr. De Castro for services rendered by Mr. De Castro to our subsidiary under the De Castro Consulting Agreement. During the fiscal year ended December 31, 2004, we paid $88,465 to Mr. De Castro as compensation for services rendered to our subsidiary under the De Castro Consulting Agreement. As of August 30, 2005, an aggregate amount of $0 remains due and owing to Mr. De Castro.

                           SUMMARY COMPENSATION TABLE

      The Summary Compensation Table below reflects those amounts received as compensation by our executive officers and directors during fiscal years ended December 31, 2002, 2003 and 2004 from us.

                                  ANNUAL COMPENSATION              AWARDS             PAYOUTS
                              ---------------------------     ----------------    ---------------
NAME AND POSITION     YEAR    SALARY $   BONUS $  OTHER $     RSA $  OPTIONS #    LTIP $  OTHER $
-----------------     ----    --------   -------  -------     -----  ---------    ------  -------
Stephen Walters
President/CEO and
Director              2002       0         0      120,000(1)    0          0        0       0
                      2003       0         0      132,000(1)    0    750,000        0       0
                      2004                        165,000(1)    0    250,000        0       0
Nathalie Pilon
Chief Financial
Officer and
Secretary             2002       0         0            0(1)    0          0        0       0
                      2003       0         0       69,700(1)    0    100,000        0       0
                      2004       0         0       73,800(1)         150,000        0       0

(1) Pursuant to verbal contractual arrangements between us and the respective officer.

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

                            NUMBER OF
                           SECURITIES       PERCENT OF TOTAL
NAME                   UNDERLYING OPTIONS    OPTIONS GRANTED      EXERCISE PRICE     DATE OF EXPIRATION
-----                  ------------------   ----------------      --------------     ------------------
Stephen Walters              250,000              5.00%               $ 0.20             30-Dec-09

Nathalie Pilon               100,000              0.01%               $ 0.20             30-Dec-09

Laurie Bewes                 200,000              1.50%               $ 0.20             30-Dec-09

David Bouzaid                200,000              0.01%               $ 0.20             30-Dec-09

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      We have one equity compensation plan, the Transax International Limited Stock Option Plan. The table set forth below presents the securities authorized for issuance with respect to the Stock Option Plan under which equity securities are authorized for issuance as of May 23, 2005

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                       NUMBER
                                        NUMBER                     OF SECURITIES
                                          OF                         REMAINING
                                      SECURITIES                     AVAILABLE
                                        TO BE        WEIGHTED-      FOR FUTURE
                                        ISSUED        AVERAGE        ISSUANCE
                                         UPON        EXERCISE      UNDER EQUITY
                                       EXERCISE        PRICE       COMPENSATION
                                          OF            OF             PLANS
                                     OUTSTANDING    OUTSTANDING     (EXCLUDING
                                       OPTIONS,      OPTIONS,       SECURITIES
                                       WARRANTS    WARRANTS AND      REFLECTED
                                      AND RIGHTS      RIGHTS      IN COLUMN (A))
                                         (A)            (B)             (C)
                                     -----------   ------------   --------------

EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS
 Stock Option Plan                     3,175,000       $ 0.33         768,270
 Merger Agreement - Warrants           4,100,000       $ 1.00             -0-
EQUITY  COMPENSATION  PLANS
NOT  APPROVED  BY  SECURITY
HOLDERS
 Warrants                                373,570       $ 0.50             -0-
 Warrants                              2,402,500       $ 0.20             -0-
 Warrants                              2,000,000       $ 0.30             -0-
                                     -----------    ------------  --------------
TOTAL                                 12,051,070       $0.001       \,768,270
                                     ===========    ============  ==============

STOCK OPTION PLAN

      On July 22, 2003, our Board of Directors unanimously approved and adopted a stock option plan, and during fiscal year 2004, our Board of Directors unanimously approved and adopted a 2004 incentive stock option plan (collectively, the "Stock Option Plan"). The purpose of the Stock Option Plan is to advance our interests and those of our shareholders by affording our key personnel an opportunity for investment and the incentive advantages inherent in stock ownership. Pursuant to the provisions of the Stock Option Plan, stock options (the "Stock Options") will be granted only to our key personnel, generally defined as a person designated by our Board of Directors upon whose judgment, initiative and efforts we may rely including any of our directors, officers, employees or consultants. The Stock Option Plan provides authorization to our Board of Directors to grant Stock Options to purchase a total number of shares of our common stock not to exceed 4,500,000 shares and, in accordance with the provisions of the 2004 incentive stock option plan, a further 7,000,000 shares.

      The Stock Option Plan is to be administered by our Board of Directors, which shall determine (i) the persons to be granted Stock Options under the Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period of ten (10) years or whether the Stock Option shall be exercisable in installments or by vesting only. At the time a Stock Option is granted under the Stock Option Plan, our Board of Directors shall fix and determine the exercise price at which shares of our common stock may be acquired; provided, however, that any such exercise price shall not be less than that permitted under the rules and policies of any stock exchange or over-the-counter market which are applicable.

      In the event an optionee who is one of our directors or officers ceases to serve in that position, any Stock Option held by such optionee generally may be exercisable within up to 90 calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee who is one of our employees or consultants ceases to be employed by us, any Stock Option held by such optionee generally may be exercisable within up to 60 calendar days (or up to 30 calendar days where the optionee provided only investor relations services to us) after the effective date that his employment ceases, and after such 60- or 30-day period any unexercised Stock Option shall expire.

      No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period of ten 10 years or limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within 1 year of his death or such longer period as our Board of Directors may determine.

      Unless restricted by the option agreement, the exercise price shall by paid by any of the following methods or any combination of the following methods: (i) in cash; (ii) by cashier's check, certified check, or other acceptable banker's note payable to us; (iii) by net exercise notice whereby the option holder will authorize the return to the Stock Option Plan pool, and deduction from the option holder's Stock Option, of sufficient Stock Option shares whose net value (fair value less option exercise price) is sufficient to pay the option price of the shares exercised (the fair value of the shares of the Stock Option to be returned to the pool as payment will be determined by the closing price of our shares of common stock on the date notice is delivered);
(iv) by delivery to us of a properly executed notice of exercise together with irrevocable instructions (referred to in the industry as `delivery against payment') to a broker to deliver to us promptly the amount of the proceeds of the sale of all or a portion of the stock or of a loan from the broker to the option holder necessary to pay the exercise price; of (v) such other method as the option holder and our Board of Directors may determine as adequate including delivery of acceptable securities (including our securities), set-off for wages or invoices due, property, or other adequate value. In the discretion of our Board of Director, we may grant a loan or guarantee a third-party loan obtained by an option holder to pay part of all of the exercise option price of the shares provided that such loan or our guaranty is secured by the shares of common stock.

      INCENTIVE STOCK OPTIONS

      The Stock Option Plan further provides that, subject to the provisions of the Stock Option Plan and prior shareholder approval, our Board of Directors may grant to any one of our key personnel who is an employee eligible to receive options one or more incentive stock options to purchase the number of shares of common stock allotted by our Board of Directors (the "Incentive Stock Options"). The option price per share of common stock deliverable upon the exercise of an Incentive Stock Option shall be no less than fair market value of a share of common stock on the date of grant of the Incentive Stock Option. In accordance with the terms of the Stock Option Plan, "fair market value" of the Incentive Stock Option as of any date shall not be less than the closing price for the shares of common stock on the last trading day preceding the date of grant. The option term of each Incentive Stock Option shall be determined by our Board of Directors, which shall not commence sooner than from the date of grant and shall terminate no later than ten (10) years from the date of grant of the Incentive Stock Option, subject to possible early termination as described above.

      FORM S-8 - REGISTRATION STATEMENT

      On November 16, 2004, we filed with the Securities and Exchange Commission a registration statement on "Form S-8 - For Registration Under the Securities Act of 1933 of Securities to Be Offered to Employees Pursuant to Employee Benefit Plans" registering the Stock Options and Incentive Stock Options under the Stock Option Plan in the amount of up to 2,500,000 at an exercise price of $0.25.

      STOCK OPTIONS GRANTED AND EXERCISED

      As of August 30, 2005, we have granted 9,599,040 Stock Options and cancelled 3,367,310 Stock Options. As of May 23, 2005, 3,056,730 Stock Options were exercised. As of May 23, 2005, 3,175,000 Stock Options were outstanding.

                             PRINCIPAL STOCKHOLDERS

      As of August 30, 2005, there were 30,322,981 shares of common stock issued and outstanding. The following table sets forth information as of the date of this prospectus concerning: (i) each person who is known by Transax to own beneficially more than 5% of Transax's outstanding common stock; (ii) each of Transax's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares of common stock shown.

                                                                       AMOUNT AND
                                                                       NATURE OF
                                                                       BENEFICIAL          PERCENT
TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP          OF CLASS
--------------      ------------------------------------               ----------         --------
Common Stock        Stephen Walters
                    Bali View Block A4/7
                    Jl. Cirendeu Raya 40
                    Jakarta Selatan 13419 Indonesia                    11,553,607(1)(2)      33.5%

Common Stock        Carlingford Investments Limited
                    80 Raffles Place
                    #16-20 UOB Plaza II
                    Singapore 048624                                    8,718,788(1)(3)      26.4%

Common Stock        Laurie Bewes
                    429 Willawrong Road
                    Caringbah, Australia NSW 2229                         958,333(1)(4)       3.1%

Common Stock        David Bouzaid
                    Jl. Bangka Selaton
                    12730
                    Indonesia                                             630,000(1)(5)       2.0%

Common Stock        Adam Wasserman
                    1643 Royal Grove Way
                    Weston,
                    FL 33327 USA                                          150,000(6)             *
Common Stock        ALL OFFICERS AND DIRECTORS AS A GROUP (4
                      PERSONS)                                         13,291,940(1)(7)      37.3%

*     Represents less than 1%.

(1)   These are restricted shares of common stock.

(2) Mr. Walters is the President, Chief Executive Officer and a director of the Company. This figure includes: (i) 1,434,819 shares of common stock held of record by Mr. Walters; (ii) an assumption of the exercise by Mr. Walters of an aggregate of 750,000 Stock Options granted to Mr. Walters to acquire 750,000 shares of common stock at $0.50 per share expiring on August 14, 2008 and 250,000 stock options to acquire 250,000 shares of common stock at $0.20 per share expiring on December 30, 2009, and 400,000 stock options to acquire 400,000 shares of common stock at $0.15 per share expiring on May 4, 2010 and (iii) all of the shares of common stock held by record by Carlingford Investments and shares of common stock underlying warrants held by Carlingford Investments.

(3) This figure includes: (i) 5,970,455 shares of common stock held of record by Carlingford Investments Limited; (ii) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 2,700,000 warrants held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights, into 2,700,000 shares of common stock at a price of $1.00 per share expiring on August 14, 2008; and (iii) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 48,333 warrants held of record by Carlingford Investments Limited, over which Mr. Stephen Walters has sole voting and disposition rights, into 48,333 shares of common stock at a price of $0.20 per share expiring on September 29, 2009. Mr. Stephen Walters has sole control and disposition rights over these shares and warrants.

(4) This figure includes: (i) 458,333 shares of common stock held of record and (ii) an assumption of the exercise by Mr. Bewes of an aggregate of 200,000 Stock Options granted to Mr. Bewes to acquire 200,000 shares of common stock at $0.50 per share expiring on August 14, 2008 and 125,000 stock options to acquire 125,000 shares of common stock at $0.20 per share expiring on December 30, 2009, and 175,000 stock options to acquire 175,000 shares of common stock at $0.15 per share expiring on May 4, 2010.

(5) This figure includes: (i) 130,000 shares of common stock held of record and (ii) an assumption of the exercise by Mr. Bouzaid of an aggregate of 200,000 Stock Options granted to Mr. Bouzaid to acquire 200,000 shares of common stock at $0.50 per share expiring on August 14, 2008 and 125,000 stock options to acquire 125,000 shares of common stock at $0.20 per share expiring on December 30, 2009 and 175,000 stock options to acquire 175,000 shares of common stock at $0.15 per share expiring on May 4, 2010.

(6) This figure includes: (i) 150,000 Stock Options granted to Mr. Wasserman to acquire 150,000 shares of common stock at $0.15 per share expiring on May 4, 2010.

(7)   This figure includes: (i) 7,693,607 shares of common stock held of record;
      (ii) an assumption of the exercise of an aggregate of 2,748,333 Warrants to acquire 2,748,333 shares of common stock; and (iii) an assumption of the exercise of an aggregate of 2,550,000 Stock Options to acquire 2,550,000 shares of common stock.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Transax's common stock is traded on the Over-the-Counter Bulletin Board under the symbol "TNSX.OB". The market for Transax's common stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to Transax's common stock for the last two fiscal years. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

                2005                         HIGH BID    LOW BID
                                             --------   --------
                First Quarter               $   0.18   $   0.12
                Second Quarter              $          $
                [K&L HAS ORDERED]

                2004                        HIGH BID    LOW BID
                                            --------   --------
                First Quarter               $   0.45   $   0.16
                Second Quarter              $   0.62   $   0.07
                Third Quarter               $   0.16   $   0.03
                Fourth Quarter              $   0.17   $   0.07

                2003                        HIGH BID    LOW BID
                                            --------   --------
                First Quarter               $   5.20   $   2.00
                Second Quarter              $   5.00   $   1.25
                Third Quarter               $   3.90   $   1.25
                Fourth Quarter              $   2.80   $   0.23

      As of August 30, 2005, Transax had approximately 278 shareholders of record.

DIVIDEND POLICY

      No dividends have ever been declared by the Board of Directors of Transax on its common stock. Transax's previous losses do not currently indicate the ability to pay any cash dividends, and Transax does not indicate the intention of paying cash dividends on its common stock in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      With the exception of the current month-to-month contractual relations between Transax and Messrs. Walters, Bewes and De Castro and Ms. Pilon as described above, Transax has not entered into any contractual arrangements with related parties other than those transactions resulting primarily from advances made by related parties to Transax, which are also described below. The Board of Directors of Transax has not adopted or approved any policy regarding possible future transactions with related third parties.

      The executive officers and directors of Transax may be engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on the boards of directors. The executive officers and directors of Transax may have other business interests to which they may devote a portion of their time. Certain conflicts of interest, therefore, may arise between Transax and its executive officers and directors. Such conflicts can be resolved through the exercise by such executive officers and directors of judgment consistent with their fiduciary duties to Transax. The executive officers and directors intend to resolve such conflicts in the best interests of Transaxs. Moreover, the executive officers and directors will devote his time to the affairs of Transax as they deem necessary.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

      Transax is authorized to issue 100,000,000 shares of common stock, $0.00001, of which 30,322,981 shares were issued and outstanding at August 30, 2005. The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes. Shareholders have no preemptive rights and have no liability for further calls or assessments on their shares. The shares of common stock are not subject to repurchase by Transax or conversion into any other security. All outstanding shares of common stock are, and those issued pursuant to the Standby Equity Distribution Agreement will be fully paid and non assessable.

      Shareholders are entitled to receive such dividends as may be declared by the Board of Directors of Transax out of funds legally available therefore and, upon the liquidation, dissolution or winding up Transax, are entitled to share ratably in all net assets available for distribution to such holders after satisfaction of all of our obligations, including stock preferences. It is not anticipated that we will pay any dividends in the foreseeable future since we intend to follow the policy of retaining our earnings to finance the growth of our business. Future dividend policies will depend upon Transax's earnings, financial needs and other pertinent factors.

PREFERRED STOCK

      Transax is authorized to issue 20,000,000 shares of Preferred Stock, of which no shares were issued and outstanding at August 30, 2005. All rights and preferences of any series of preferred stock are to be set by the Board of Directors upon issue.

      The issuance of preferred stock may have the effect of delaying or preventing a change in control of Transax. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. As of the date of this prospectus, no shares of preferred stock will be outstanding and we currently have no plans to issue any shares of preferred stock.

CONVERTIBLE DEBENTURES

      Transax has outstanding convertible debentures, which were issued in the original principal amount of $250,000. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.


CONVERTIBLE PROMISSORY NOTE

      A significant and estimated material liability for us for fiscal year 2005 is the aggregate amount of $311,455 in principal and interest due and owing to a related party. At December 31, 2004, the loans for $200,000 and $100,000 due to a related party were in default. Each principal amount loan is evidenced by a convertible promissory note and is repayable on or before a six-month term. The interest rate is 12% per annum compounded monthly. The related party as the lender has the option during the term of the loan, and any extension thereto, to convert the principal and interest into units in our capital at a conversion price of $0.25 per unit (the "Unit"). Each Unit is comprised of one share of our restricted Common Stock and one warrant, and each warrant entitles the holder thereof to purchase one share of our restricted common stock at $0.20 per share for a period of twelve months. On September 29, 2004, our Board of Directors reduced the conversion price from $0.25 per unit to $0.08 per unit in order to reflect the current depressed market price of our stock. On March 23, 2005 our Board of Directors reset the conversion price of the convertible debentures to $0.125 per share and agreed with the related party to extend the maturity date of the loans to March 31, 2007 ($200,000) and April 30, 2007 ($100,000).

      On September 29, 2004, $55,000 of the aggregate amount then due and owing was settled pursuant to the issuance of 687,500 shares of our restricted common stock and 687,500 warrants. Each warrant entitles the holder to purchase an additional share of our common stock at a price of $0.20 until September 29, 2009. We also issued 871,425 shares of our restricted Common Stock to settle $69,714 in interest due on these loans.

WARRANTS

      As of August 30, 2005, there were an aggregate of 9,101,070 share purchase warrants issued and outstanding as follows: (i) 4,100,000 warrants convertible into 4,100,000 shares of common stock at the price of $1.00 per share expiring on August 14, 2008; (ii) 225,000 warrants convertible into 225,000 shares of common stock at the price of $1.00 per share expiring on November 20, 2005;
(iii) 373,570 warrants convertible into 373,570 shares of common stock at the price of $0.50 per share expiring on December 31, 2005; (iv) 2,402,500 warrants convertible into 2,402,500 shares of common stock at the price of $0.20 per share expiring on September 29, 2009; and (v) 2,000,000 Warrants convertible into 2,000,000 shares of common stock at $0.30 per share expiring on December 30, 2006.

OPTIONS

      As of August 30 2005, there were an aggregate of 3,175,000 options outstanding.

TRANSFER AGENT

      Transax's  transfer agent is Transfer Online,  Inc., 227 S.W. Pine Street,
Suite  300,  Portland,   Oregon  97204;  telephone  503.227.2950  and  facsimile
503.227.6874.

REPORTS TO SHAREHOLDERS

      We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION ON LIABILITY

      Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

      It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

      Under   Section   7-109-103   a  director   is   entitled   to   mandatory
indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

      Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

      Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

      A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

      Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

      The officers and directors of Transax are accountable to the shareholders of Transax as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling Transax's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where Transax has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Transax due to a breach of a fiduciary duty by an officer or director of Transax in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from Transax. Transax and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Transax pursuant to the foregoing provisions, or otherwise, Transax has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Transax of expenses incurred or paid by a director, officer or controlling person of Transax in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Transax will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Transax has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

      At present, there is no pending litigation or proceeding involving a director or executive officers of Transax as to which indemnification is being sought.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      There are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of Transax by another company.

                                     EXPERTS

      The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2004 and December 31, 2003 have been audited by Moore Stephens, P.C. The reports of Moore Stephens, P.C. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Moore Stephens, P.C. contained elsewhere in this prospectus contain an explanatory paragraph regarding our ability to continue as a going concern.

                                  LEGAL MATTERS

      The validity of the shares offered herein will be opined on for us by Diane D. Dalmy, Esq., which has acted as our outside legal counsel in relation to certain, restricted tasks.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL STATEMENTS

AUDITED  PAGE

Report of Independent Registered Public Accounting Firm                      F-2

Consolidated Balance Sheet at December 31, 2004                              F-3

Consolidated  Statements of  Operations  for the Years Ended
 December 31, 2004 and 2003                                                  F-4

Consolidated  Statements of Changes in Stockholders' Deficit
 for the Years Ended December 31, 2004 and 2003                              F-5

Consolidated  Statements  of Cash Flows for the Years  Ended
 December 31, 2004 and 2003                                                  F-6

Notes to the Consolidated Financial Statements                               F-7

                                    UNAUDITED

Consolidated Balance Sheet (Unaudited) as of June 30, 2005                  F-23

Consolidated  Statements of Operations  (Unaudited)  For the
 Three Months and Six Months Ended June 30, 2005 and 2004                   F-24

Consolidated  Statements of Cash Flows  (Unaudited)  For the
 Three Months and Six Months Ended June 30, 2005 and 2004                   F-25

Notes to the Consolidated Financial Statements                              F-26

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders' of Transax International Limited.


         We have audited the accompanying consolidated balance sheet of Transax International Limited and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transax International Limited and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has accumulated losses from operations of approximately $8.5 million, a working capital deficiency of approximately $1.9 million and a net capital deficiency of approximately $1.8 million at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore Stephens, P.C.
Certified Public Accountants
New York, New York
April 15, 2005

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2004

Current Assets:
    Cash                                                              $     4,090
    Accounts receivable (Net of
    allowance for doubtful accounts of $0)                                170,198
    Prepaid expenses and other current assets                              51,547
                                                                      -----------
        Total Current Assets                                              225,835

Software Development Costs, net                                           243,044
                                                                      -----------
Property and Equipment, net                                               320,258
                                                                      -----------

        Total Assets                                                  $   789,137
                                                                      ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
    Current Liabilities:
    Current portion of capital lease obligation                       $    75,405
    Convertible debenture payable                                         125,000
    Current portion of loan payable                                        60,911
    Accounts payable and accrued expenses                               1,090,740
    Due to related parties                                                254,709
    Advances payable                                                       35,000
    Loan payable - related party                                          168,331
    Convertible loans from related party                                  311,455
                                                                      -----------

        Total Current Liabilities                                       2,121,551

Accounts payable and accrued expenses, net of current portion             393,065
Capital Lease Obligation, net of current portion                           16,608
                                                                      -----------

        Total Liabilities                                               2,531,224
                                                                      -----------

COMMITMENTS and CONTINGENCIES (Notes 11 and 12)

Stockholders' Deficit:
    Preferred stock $.0001 par value; 20,000,000 shares authorized;
    No shares issued and outstanding                                           --
    Common stock $.00001 par value; 100,000,000 shares authorized;
    28,537,211 shares issued and outstanding                                  285
    Paid-in capital                                                     6,894,411
    Accumulated deficit                                                (8,479,936)
    Deferred compensation                                                 (94,195)
    Other comprehensive loss -
      Cumulative foreign currency adjustment                              (62,652)
                                                                      -----------
        Total Stockholders' Deficit                                    (1,742,087)
                                                                      ===========
        Total Liabilities and Stockholders' Deficit                   $   789,137
                                                                      ===========

The accompanying notes are an integral part of these consolidated financial statements.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the Years Ended December 31,

                                                              2004             2003
                                                              ----             ----
REVENUES                                                  $  1,199,900    $    309,589
                                                          ------------    ------------

OPERATING EXPENSES:
  Cost of product support services                             603,586         397,942
  Payroll and related benefits                                 364,465         302,549
  Research & development costs                                 106,807          24,449
  Professional fees                                            127,374         385,563
  Management & consulting fees - related party                 338,893         398,181
  Stock based compensation                                     502,369       1,210,100
  Investor relations                                           108,985         162,891
  Depreciation and amortization                                 56,211         106,177
  General & administrative                                     584,843         364,187
                                                          ------------    ------------

        TOTAL OPERATING EXPENSES                             2,793,532       3,352,039
                                                          ------------    ------------

LOSS FROM OPERATIONS                                        (1,593,632)     (3,042,450)
                                                          ------------    ------------

OTHER INCOME (EXPENSES):
  Loss on disposal of fixed assets                                  --          (2,588)
  Other income (expense)                                        51,095         (27,616)
  Foreign exchange losses                                      (20,570)         (6,531)
  Interest expense                                            (138,192)        (86,059)
  Interest expense - related party                             (90,956)        (65,032)
                                                          ------------    ------------
        TOTAL OTHER EXPENSES                                  (198,623)       (187,826)
                                                          ------------    ------------

NET LOSS                                                  $ (1,792,255)   $ (3,230,276)
                                                          ============    ============

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED                                         $       (.10)   $       (.25)
                                                          ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED     17,879,799      12,953,494
                                                          ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 For the Years Ended December 31, 2004 and 2003

                                                                                                                         TOTAL
                                                                                                        OTHER        STOCKHOLDERS'
                         COMMON     STOCK        SHARE        PAID-IN     ACCUMULATED     DEFERRED    COMPREHENSIVE       EQUITY
                          STOCK     AMOUNT  SUBSCRIPTIONS     CAPITAL      DEFICIT     COMPENSATION  INCOME (LOSS)      (DEFICIT)
                        ---------- -------- -------------  ------------  ------------  ------------  --------------  --------------
BALANCE JANUARY 1, 2003  12,472,917  $125         -          $2,793,854  $(3,457,405)        -          $133,469        $(529,957)
 Issuance of stock for
 options exercised for
  settlement of debt,
    August 28, 2003      1,206,730    12          -           652,058          -             -             -             652,070
 Issuance of stock for
  settlement of debt,
    August 28, 2003      100,000      1           -           99,999           -             -             -             100,000
 Issuance of stock for
 options exercised for
  settlement of debt,
   October 22, 2003       87,500      1           -           43,749           -             -                           43,750
    Unissued shares
    (450,000) - for
  settlement of debt,
   November 21, 2003        -         -        225,000           -             -             -             -             225,000
    Unissued shares
    (45,000) - for
 finders' fees on cash
advances, November 21,
         2003               -         -         27,900           -             -             -             -             27,900
 Issuance of stock for
 options exercised for
  settlement of debt,
   December 3, 2003       162,500     2              -        40,623           -             -                           40,625
   Unisssued shares
 [300,000] for options
      exercised,
   December 31, 2003        -         -         75,000           -             -             -             -             75,000
   Unisssued shares
  [373,570] for loan
 conversion - Related
  Party, December 31,
         2003               -         -         93,393           -             -             -             -             93,393
   Stock options and
    warrants issued         -         -           -           959,811          -             -             -             959,811
 Comprehensive Income
        (Loss):             -         -           -              -             -
    Net loss for year       -         -           -              -        (3,230,276)        -             -                -
    Foreign currency
       translation
       adjustments          -         -           -              -             -             -         (78,793)             -
           Total
       comprehensive
       income (loss)        -         -           -              -             -             -             -           (3,309,069)
                        ---------- -------- -------------  ------------  ------------  ------------  --------------  --------------
 BALANCE, DECEMBER 31,
         2003            14,029,647  141       421,293       4,590,094    (6,687,681)        -          54,676         (1,621,477)
                        ---------- -------- -------------  ------------  ------------  ------------  --------------  --------------
 Issuance of stock for
  settlement of share
     subscriptions       1,168,570    12      (421,293)       421,281          -             -             -                -
  Common stock issued
       for debt         10,147,881   101          -          1,107,253         -             -             -            1,107,354
  Common stock issued
     for services        2,163,334    21          -           222,979          -             -             -             223,000
    Cancellation of
   previously issued
        shares           (300,000)   (3)          -          (74,997)          -             -             -            (75,000)
  Common stock issued
  for future services    1,327,779    13          -           94,182           -         $ (94,195)        -                -
   Stock options and
   warrants granted         -         -           -           502,369          -             -             -             502,369
 Beneficial conversion      -         -           -           31,250           -             -             -             31,250
 Comprehensive Income
        (Loss):
    Net loss for year       -         -           -              -        (1,792,255)        -             -                -
    Foreign currency
       translation
       adjustments          -         -           -              -             -             -         (117,328)            -
           Total
       comprehensive
       income (loss)        -         -           -              -             -             -             -           (1,909,583)
                        ---------- -------- -------------  ------------  ------------  ------------  --------------  --------------
 BALANCE, DECEMBER 31,
         2004            28,537,211 $ 285        $ -        $6,894,411   $ (8,479,936)   $ (94,195)   $ (62,652)      $ (1,742,087)
                        ========== ======== =============  ============  ============  ============  ==============  ==============

The accompanying notes are an integral part of these consolidated financial statements.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        For the years ended December 31,

                                                               2004           2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                   $(1,792,255)   $(3,230,276)
Adjustments to reconcile net loss to net cash used in
operating activities:
  Depreciation and amortization                                 56,211        106,177
  Amortization of development costs                             83,829         24,449
  Beneficial interest                                           31,250              -
  Stock based compensation                                     650,369      1,210,100
  Gain from foreign currency exchange                                -              -
Changes in assets and liabilities:
  Accounts receivable                                         (170,198)             -
  Prepaid expenses and other current assets                    (25,916)       (20,477)
  Accounts payable and accrued expenses                        249,393        435,451
  Accrued interest payable, related party                       92,573         14,686
  Accrued interest payable                                           -         10,474
  Due to related parties                                       478,333        196,104
  Accrued payroll and related expenses                               -        153,548
  Accounts payable and accrued expenses - long-term            393,065          2,026
                                                           -----------    -----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             46,655     (1,097,738)
                                                           -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized software development costs                      (216,537)      (102,861)
  Acquisition of property and equipment                       (273,797)       (75,552)
                                                           -----------    -----------

NET CASH USED IN INVESTING ACTIVITIES                         (490,334)      (178,413)
                                                           -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from related party                                   82,500        484,045
  Advances from non-related company                            114,000        526,500
  Repayments under capital lease obligations                    32,714        (45,916)
  Proceeds from convertible debenture                          125,000              -
  Proceeds from loan payable                                    60,911
  Proceeds from loan - related party                           139,500              -
  Proceeds from convertible loans - related party                    -        355,000
                                                           -----------    -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                      554,625      1,319,629
EFFECT OF EXCHANGE RATE CHANGES ON CASH                       (117,328)       (64,113)
                                                           -----------    -----------
NET DECREASE IN CASH                                            (6,382)       (20,635)
CASH, BEGINNING OF YEAR                                         10,472         31,107
                                                           -----------    -----------
CASH, END OF YEAR                                          $     4,090    $    10,472
                                                           ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                   $    96,000    $    22,683
                                                           ===========    ===========
  Cash paid for income taxes                               $         -    $         -
                                                           ===========    ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  204,000 shares issued for finders' fees [pre merger]     $         -    $    51,000
                                                           ===========    ===========
  5,000,000 shares issued for cash advances [pre merger]   $         -    $   250,000
                                                           ===========    ===========
  Common stock issued for debt and accrued interest        $ 1,107,354    $         -
                                                           ===========    ===========
  Common stock issued for services                         $   148,000    $         -
                                                           ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


The Company

         Transax International Limited ("TNSX" or the "Company") (formerly Vega-Atlantic Corporation) was incorporated in the State of Colorado in 1999. The Company currently trades on the OTC Bulletin Board under the symbol "TNSX" and the Frankfurt and Berlin Stock Exchanges under the symbol "TX6".

On June 19, 2003, as amended on July 22, 2003 and effective August 14, 2003, the Company entered into a Merger Agreement (referred to as the "Agreement" or the "Merger") with Transax Limited ("Transax"), a Colorado private corporation, whereby the Company issued 11,066,207 restricted common shares of the Company in exchange for all of its outstanding shares of Transax. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Transax with the former shareholders of the Company retaining 1,406,710 or approximately 11% of the outstanding stock. The stockholders' equity section reflects the change in the capital structure of Transax due to the recapitalization and the consolidated financial statements reflect the operations of Transax for the periods presented and the operations of TNSX from the acquisition date.

On August 8, 2003, the shareholders of both TNSX and Transax held meetings. TNSX's shareholders approved the following ratifications: (i) name change from Vega-Atlantic Corporation to Transax International Limited; (ii) the Stock Option Plan, and; (iii) the reverse Stock Split. Moreover, on August 8, 2003, the shareholders of Transax approved the terms and conditions of the Agreement in Principle and of the Merger Agreement.

Pursuant to the terms of the Merger Agreement and a corresponding contribution agreement, Transax has contributed to the Company 4,500,000 stock options and 4,100,000 share purchase warrants. Pursuant to further terms of the Agreement, the Company; (i) exchanged with the Transax option holders an aggregate of 4,500,000 stock options to acquire up to 4,500,000 shares of TNSX's common stock to replace all stock options outstanding in Transax; and (ii) exchanged with the Transax warrant holders an aggregate of 4,100,000 share purchase warrants to acquire up to 4,100,000 shares of TNSX's common stock to replace all share purchase warrants that were outstanding in Transax.

On September 22, 2003, the Board of Directors of the Company approved a change in fiscal year end of the Company from March 31st to a calendar year-end of December 31st. The Board of Directors' decision to change the fiscal year end was based upon consummation of the Merger and the resulting continuation of the corporate entity TNSX under the Merger, which has a calendar year end.

The Company, primarily through its wholly-owned subsidiary TDS Telecommunication Data Systems Ltda. ("TDS"), is an international provider of information network solutions specifically designed for the healthcare providers and health insurance companies. The MedLink Solution {trademark} enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions. The Company also has offices located in Miami, Florida, Australia and Brazil.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of presentation

The accompanying consolidated financial statements of the Company present the accounts of Transax for the years ended December 31, 2004 and 2003, including TNSX from the effective date of the merger (August 14, 2003) to December 31, 2003 and all of 2004 (See Note 2). All material intercompany accounts and transactions between the Company and its subsidiaries have been eliminated. In prior years the Company was in the development stage.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Estimates used in the preparation of the accompanying financial statements include the allowance for doubtful accounts receivable, the useful lives of property, equipment and software development costs and variables used to determine stock based compensation.

Fair Value of Financial Instruments

The fair value of our cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate carrying values due to their short maturities. The values of our debt instruments approximate their carrying values based on rates currently available to us.

Concentrations of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk (continued)

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility and are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2004, the allowance for doubtful accounts was $NIL.

The Company's principal business activities are located in Brazil. Although Brazil is considered to be economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

The Company had net sales to 2 major customers during each of the years ended December 31, 2004 and 2003. These sales accounted for approximately 91% or $1,100,000 and 95% or $294,100 of the total sales for the years 2004 and 2003, respectively.

The Company maintains its cash in accounts with a major financial institution in the United States and Brazil in the form of demand deposits and money market accounts. Deposits in this bank may exceed the amounts of insurance provided on such deposits. As of December 31, 2004, we had no deposits subjected to such risk. We have not experienced any losses on our deposits of cash and cash equivalents.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 2004.

Property and Equipment, net

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over the estimated useful lives (approximately 2 - 10 years) of the assets. Expenditures for maintenance and repairs that do not improve or extend the life of the expected assets are expensed to operations, while major repairs are capitalized.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. As of December 31, 2004, management expects those assets related to its continuing operations to be fully recoverable.

Income Taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's foreign subsidiaries in the jurisdictions in which those subsidiaries operate. The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency Translation

The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the year-end exchange rates, equity is converted historically and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income or loss in stockholders' deficit.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency (TDS - Brazilian Real, Transax Australia, - Australian dollar and Transax and the Company - USD) are included in the Statement of Operations as incurred.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue from the sale of software products, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable.

Loss per Share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The weighted average number of common shares outstanding has been retroactively restated for all the periods presented to reflect the effects of the merger. At December 31, 2004, there were options and warrants to purchase 11,526,070 shares of common stock, which could potentially dilute future earnings per share.

Stock Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,
"Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation (continued)

Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the years ended December 31, 2004 and 2003:

                                                   Year ended December 31,
                                                     2004           2003
                                                 -----------    -----------
  Net loss as reported                           $(1,792,255)   $(3,230,276)
Add: total stock-based employee
compensation expense determined under
fair value based method, net of related tax
effect                                              (109,568)    (1,258,700)
                                                 -----------    -----------

Pro forma net loss                               $(1,901,823)   $(4,488,976)
                                                 ===========    ===========

  Basic loss per share:
      As reported                                $      (.10)   $      (.25)
                                                 ===========    ===========
        Pro forma                                $      (.11)   $      (.35)
                                                 ===========    ===========

The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.

Comprehensive Loss

The Company has adopted SFAS No. 130, Reporting Comprehensive Income. Other comprehensive loss, which currently includes only foreign currency translation adjustments, is shown net of tax in the Statement of Changes in Stockholders' Deficit.

Advertising

Advertising costs are expensed when incurred. For the years ended December 31, 2004 and 2003, advertising expense was not material.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment, an Amendment of SFAS No. 123" SFAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company is in process of evaluating the impact of this pronouncement on its financial position.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non- monetary Assets." The Statement is an amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004:

         Computer Equipment                                           $ 516,023
         Software                                                        75,515
         Office Furniture and Equipment                                  13,288
         Vehicle                                                         20,833
         Other                                                           13,410
                                                                         ------
                                                                        639,069
         Accumulated Depreciation and Amortization                    (318,811)
                                                                      ---------
                                                                      $ 320,258
                                                                      =========

In 2003, the Company changed the estimated useful lives of certain assets in order to reflect better current circumstances. For the years ended December 31, 2004 and 2003, depreciation expense amounted to approximately $56,000 and $106,000, respectively.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 3 - GOING CONCERN

Since inception, the Company has incurred cumulative net losses of $8,479,936, has a stockholders' deficit of $1,742,087 at December 31, 2004 and has a working capital deficit of $1,895,716. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time. Additionally, under the current roll out schedules with its clients, the Company expects to increase its revenues significantly during 2005 with the expectation of the Company becoming a profitable entity. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks.

Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At December 31, 2004, these deficiencies (including interest and fines) amounted to approximately $700,000. This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet.

As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - SOFTWARE DEVELOPMENT COSTS

The Company established the technological feasibility of its MedLink Solutions in the year ended December 31, 2002. Therefore, from Inception to December 31, 2002, all costs incurred in establishing the technological feasibility of the MedLink Solutions were charged to expense when incurred, as required by SFAS No. 2, Accounting for Research and Development Costs.

Under the criteria set forth in SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. Capitalized software development costs are amortized utilizing the straight-line method over the estimated economic life of the software not to exceed three years. The Company regularly reviews the carrying value of software development assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable software.

For the years ended December 31, 2004 and 2003, amortization expense of development costs amounted to $83,829 and $24,449, respectively.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 5 - RELATED PARTY TRANSACTIONS

Convertible Loans Payable

At December 31, 2004, the loans for $200,000 and $100,000, due to a related party whose officer is an officer of the Company, were in default. In September 2004, the related party converted principal of $55,000 into 687,500 units of the Company, each unit consisting of one share of common stock of the Company and one warrant exercisable at $0.20 until September 29, 2009. Additionally, in September 2004, the Company re-priced the conversion to reflect the Company's current share price. Therefore, the lender carries the option during the term of the loan, and any extension thereto, to convert the principal and interest into common stock of the Company at a conversion price of $0.08 per unit. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 for a period of five years. The interest rate of the loan is 12% per annum compounded monthly. On September 29, 2004, the holder of the notes exercised the conversion feature.

Accordingly, the Company issued 687,500 shares and 687,500 warrants to purchase common stock of the Company at $.20 per share for the conversion of principal balance of $55,000. The Company also issued 871,425 shares of common stock to settle $69,714 in interest due on these loans. At December 31, 2004, interest due on these two loans amounted to $11,455 and the principal amount due was $300,000. During the years ended December 31, 2004 and 2003, the Company incurred $48,351 and $41,337, respectively, in interest related to these two loans. The Company did not incur beneficial conversion charges because the conversion price was equivalent to the average offering price for equity when these loans became convertible.

Due to Related Parties

As of January 1, 2004 the Company had approximately $188,400 of advances payable and accrued interest due to a related party whose officer is an officer of the Company. During the year ended December 31, 2004, this related party advanced the Company an additional $82,500, for working capital purposes.

These advances accrue interest at 1% per month (12% per annum). For the year ended December 31, 2004, the Company accrued $40,744 of interest related to these advances. On September 29, 2004, the Company issued 374,848 shares of common stock to settle $28,114 in interest due to this related party. On December 30, 2004, the Company agreed to issue 1,633,333 shares of common stock and 1,633,333 warrants to purchase 1,633,333 shares of common stock at $.30 per share to settle debt of $245,000 and 53,575 shares of common stock for the settlement of related interest of $8,036. These shares were issued on March 8, 2005 and are included in outstanding shares at December 31, 2004. At December 31, 2004, advances due amounting to $20,905 are included in due to related parties on the accompanying balance sheet.

For each of the years ended December 31, 2004 and 2003, the Company incurred $165,000 and $132,000 in management fees to an officer/director of the Company, respectively, including an accrual of a bonus in 2004 of $33,000 that was approved by the board of directors on January 14, 2005. On December 30, 2004, the Company agreed to issue 500,000 shares of common stock at $.15 per share to this officer/director for settlement of $75,000 of this debt. These shares were issued on March 8, 2005 and are included in outstanding shares at December 31, 2004. At December 31, 2004, $142,238 in management fees were outstanding to this officer/director and are included in due to related parties on the accompanying balance sheet. The amounts due are unsecured, non-interest bearing and are payable on demand.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

Due to Related Parties (continued)

For the years ended December 31, 2004 and 2003, the Company incurred approximately $25,600 and $58,700 in consulting fees, respectively, to company whose director is a director of the Company. On December 30, 2004, the Company agreed to issue 233,333 shares of common stock at $.15 per share to this officer/director for settlement of $35,000 of this debt. These shares were issued on March 8, 2005 and are included in outstanding shares at December 31, 2004. At December 31, 2004, $17,049 in management fees was outstanding to this officer/director and are included in due to related parties on the accompanying balance sheet. The amounts due are unsecured, non-interest bearing and are payable on demand.

For the years ended December 31, 2004 and 2003, the Company incurred $62,535 and $96,000 in management fees to a company whose officer is an officer of the operating subsidiary of the Company. At December 31, 2004, $13,535 in management fees was outstanding to this officer and are included in due to related parties on the accompanying balance sheet.

The Company incurred approximately $0 and $30,800 in consulting and management fees in 2004 and 2003, respectively to a former director of the Company who resigned in November 2004. At December 31, 2004, $5,191 in consulting fees and expenses were outstanding to this former director and are included in due to related parties on the accompanying balance sheet.

For the years ended December 31, 2004 and 2003, the Company incurred approximately $73,800 and $69,700 in management fees to a company whose officer is a former officer of the Company. On December 30, 2004, the Company agreed to issue 166,667 shares of common stock at $.15 per share to this officer/director for settlement of $25,000 of this debt. These shares were issued on March 8, 2005 and are included in outstanding shares at December 31, 2004. At December 31, 2004, $55,791 in management fees and expenses were outstanding to this former officer and are included in due to related parties on the accompanying balance sheet. The Company paid $6,000 in January 2005 and in March 2005 entered into a settlement agreement, whereby the Company will pay $38,300 over 9 months.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

Loans Payable

On March 5, 2004,  the Company  borrowed Euro 115,000  ($156,860 at December 31,
2004) from an officer of the Company for working capital purposes. The loan accrues 0.8% compounded interest per month, has a term of twelve months, and the debt is repayable quarterly in arrears. As at December 31, 2004, $11,471 in interest was accrued on this loan. As of March 31, 2005, the loan had not been repaid.

NOTE 6 - DEBENTURE PAYABLE

Pursuant to a Securities Purchase Agreement entered into on October 25, 2004, Cornell Capital Partners is obligated to purchase $250,000 of convertible debentures. The $250,000 will be disbursed as follows: (i) $125,000 was disbursed on October 30, 2004 and (ii) $125,000, within five days of the filing of a Registration Statement that occurred on January 5, 2005. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by stock pledged by certain shareholders of the Company. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date. In October 2004, the Company issued $125,000 of debentures under this agreement for net proceeds of $100,000. As of December 31, 2004, the Company accrued interest payable of $1,302 related to this debenture which is included in accounts payable and accrued expenses on the accompanying balance sheet. For the year ended December 31, 2004, the Company recorded an imbedded beneficial conversion amount of $31,250 as interest expense since the debentures were immediately convertible.

On October 25, 2004, in connection with a Standby Equity Distribution Agreement (see Note 10), the Company issued a convertible Compensation Debenture to Cornell Capital Partners in the principal amount of $200,000. On December 15, 2004, the Company and Cornell Capital Partners entered into an amendment (the "Amendment") to the Standby Equity Distribution Agreement dated October 25, 2004 by and between the Company and Cornell Capital Partners. Pursuant to the Amendment, the Company issued to Cornell Capital Partners 1,202,779 shares of the Company's common stock as a commitment fee, in lieu of the compensation debenture. As a result, the compensation debenture has been terminated. Cornell Capital Partners will be permitted to sell up to $50,000 of the commitment fee shares in any 30 day period. In connection with issuance of these shares, the Company valued these common shares at the fair market value on the dates of grant of $.07 per shares or $84,195 based on the quoted trading price and recorded deferred compensation in this amount which will be amortized over the equity funding commitment period of 24 months or less if funded earlier. The commitment period begins once the registration statement for the underlying conversion shares is declared effective or at an earlier date if agreed upon by the parties.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 7 - ADVANCES PAYABLE

As of January 1, 2004 the Company had approximately $152,600 of advances payable and accrued interest outstanding to a non-related company and individual. During the year ended December 31, 2004, the Company received $114,000 in cash advances from this non-related party, accrued interest payable of $15,391, and recorded capitalized development costs of $37,500. The advances accrue interest at 1% per month (12% per annum). In February 2004, the Company issued 300,000 shares of its common stock for the settlement of $37,500 of advances payable and $37,500 of accrued expenses to this non-related company. On September 29, 2004, the Company issued 1,715,000 units and 286,200 shares of common stock to settle $128,625 in advances and $21,465 in interest, respectively, due to this non-related party. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 until September 29, 2009.

On December 30, 2004, the Company agreed to issue 176,667 units and 16,633 shares of common stock to settle $26,500 in advances and $2,495 in interest due to this non-related company and individual. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.30 until December 30, 2006. These share were issued on March 8, 2005 and are included in outstanding shares at December 31, 2004. As at December 31, 2004, advances payable amounted to $35,000.

NOTE 8 - INCOME TAXES

As of December 31, 2004, the Company had approximately $3,600,000 of U.S. federal and state net operating loss carryforwards available to offset future taxable income which begin expiring in 2011, if not utilized. In addition, the Company has approximately $3,625,000 of foreign net operating loss carryforwards related to the Company's Brazilian subsidiary.Current Brazilian tax legislation imposes no time period for the utilization of the losses, although it does limit the annual usage of the losses to 30% of taxable profits. Transax files its income tax return on a consolidated company basis with TNSX, its legal parent, as U.S. tax rules prohibit the consolidation of its foreign subsidiaries.

Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carryforward is limited following a greater than 50% change in ownership. Due to prior transactions, the Company's net operating loss carry forwards are subject to an annual limitation. Any unused annual limitation may be carried forward to future years for the balance of the net operating loss carryforward period. The Company has not yet determined the limitation as defined by the Tax Reform Act of 1986. Additionally, because U.S. tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for Federal income tax purposes.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 8 - INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of operating loss and tax credit carryforwards and temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, the deferred tax assets are fully offset by a valuation allowance at December 31, 2004 and 2003.

The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2004 and 2003 as follows:

                                       2004           2003
                                  -----------    -----------
Computed "expected" tax benefit   $  (636,000)   $(1,098,000)

State income taxes benefit            (44,000)      (129,000)
Other                                 (75,000)      (147,000)
Change in valuation allowance         755,000      1,374,000
                                  -----------    -----------

                                  $         -    $         -
                                  ===========    ===========


The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:

Deferred tax assets:
Net operating loss carry          $ 2,600,500
forward
                                  -----------

Total gross deferred tax assets     2,600,500

Less valuation
allowance                          (2,600,500)
                                  -----------

Net deferred tax                  $         -
assets
                                  ===========

The valuation allowance at December 31, 2004 was $2,600,500. The increase during 2004 was approximately $755,000.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 9- FOREIGN OPERATIONS

The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in Brazil, Australia and Mauritius, and has a registered mailing address in Singapore and in the USA. All of the Company's assets are located in Brazil.

                                                        Year ended December 31,
                                                     --------------------------
                                                         2004           2003
                                                     -----------    -----------
Net sales to Unaffiliated Customers
  Brazil                                             $ 1,199,899    $   309,589
  USA                                                          -              -
  Singapore                                                    -
  Australia                                                    -
  Mauritius                                                    -
                                                     -----------    -----------
                                                       1,199,900        309,589
                                                     -----------    -----------
Loss from operations
  Brazil                                              (1,420,343)    (1,446,721)
  USA                                                 (1,299,072)    (1,753,628)
  Singapore                                                    -        (33,256)
  Australia                                              (32,429)      (108,934)
  Mauritius                                              (41,688)        (9,500)
                                                     -----------    -----------
                                                      (2,793,532)     3,352,039)
                                                     -----------    -----------
                                                      (1,593,632)     3,042,450)
                                                     -----------    -----------
Other income (expenses)
  Brazil                                                 (90,249)      (105,687)
  USA                                                   (105,133)       (90,758)
  Australia                                               (3,241)         8,620
                                                     -----------    -----------
                                                        (198,623)      (187,826)
                                                     -----------    -----------

Net loss as reported in the accompanying statements  $(1,792,255)   $(3,230,276)
                                                     -----------    -----------

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 10 - STOCKHOLDERS' DEFICIT

Common Stock

On August 14, 2003, pursuant to the terms of the Merger, the Company issued 11,066,207 shares of restricted common stock in exchange of all the outstanding shares of Transax limited, including 300,000 shares issued for finder's fees. Nine (9) additional shares were issued pursuant to the Merger, to satisfy rounding of the 2:1 reverse split. On August 28, 2003, the

Company issued 1,206,730 shares of common stock for options exercised for net proceeds of $652,071. The proceeds were utilized for the settlement of existing debt.

On August 28, 2003, the Company issued 100,000 units, at $ 1.00 per unit, in settlement of $100,000 of debt. Each unit is comprised of one common share and one-half warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $1.50, for a period of 12 months.

On October 22, 2003, the Company issued 87,500 shares of common stock for options exercised, for net proceeds of $43,750. The proceeds were utilized for the settlement of advances payable.

On November 21, 2003, the Company agreed to issue 450,000 units for the conversion of $225,000 of advances payable. Each unit is comprised of one common share and one-half warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $1.00, for a period of 24 months. At December 31, 2003, these units had not yet been issued and were issued on April 18, 2004.

 On November 21, 2003, the Company agreed to issue 45,000 shares of common stock for finders' fees for advances. $27,900 is included as stock based compensation in the statement of operations. At December 31, 2003, these shares had not yet been issued and were issued on June 2, 2004.

 On December 3, 2003, the Company issued 162,500 shares of common stock for options exercised, for net proceeds of $40,625. The proceeds were utilized for the settlement of advances payable. On December 31, 2003, the Company agreed to issue 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable. These shares were issued on January 7, 2004.

On December 31, 2003, the Company agreed to issue 373,570 units for the conversion of a $66,195 loan and accrued interest of $27,198 from a related party whose officer is an officer of Company. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.50 for a period of 12 months. These units were issued on January 7, 2004.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

On January 26, 2004, the Company issued 300,000 shares of restricted common stock for services rendered, for net value of $75,000, included in the statement of operations for the three-month period ended March 31, 2004 as professional fees. On May 5, 2004, the Company returned to treasury 300,000 restricted shares that had been issued for services rendered on January 26, 2004. The shares were returned for non-performance and the expense was reversed during the three month period ended June 30, 2004.

On February 12, 2004, the Company issued 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On June 11, 2004, the Company issued 150,000 shares of common stock a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.25 based on the quoted trading price and recorded consulting expense of $37,500.

On July 26, 2004, May 2002, in connection with the exercise of stock options, the Company issued 600,000 shares to consultants for services rendered. Since the Company did not receive any cash for the exercise of these options, the Company recorded consulting expense of $36,000 based on the exercise price of the stock options granted ($0.06 per share).

On August 12, 2004, the Company issued 600,000 shares of common stock a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.06 based on the quoted trading price and recorded investor relation expense of $36,000.

On September 29, 2004, the Company issued 374,848 shares of common stock to settle approximately $28,100 in interest due to a related party in relation to cash advances.

On September 29, 2004, the Company issued 346,667 shares of common stock a company related an officer of the Company for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.075 based on the quoted trading price and recorded consulting expense of $26,000.

On September 29, 2004, the Company issued 1,687,500 shares of common stock to settle $135,000 of debt owed to a related party.

On September 29, 2004, the Company granted 1,715,000 units to settle $128,625 in cash advances. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 until September 29, 2009.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

On September 29, 2004, the Company issued 166,667 shares of common stock a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.075 based on the quoted trading price and recorded consulting expense of $12,500.

On September 29, 2004, the Company issued 286,200 shares of common stock to settle $21,465 in interest due in relation to cash advances. On September 29, 2004, the Company issued 562,500 shares of common stock to settle $45,000 of debt.

On September 29, 2004, the Company granted 687,500 units for conversion of $55,000 of a convertible loan to a related party. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.20 until September 29, 2009.

On September 29, 2004, the Company issued 871,425 shares of common stock to settle $69,714 in interest due to a related party in relation to a convertible loan.

On October 25, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, the Company may, at the Company's discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Transax 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. In December 2004, the Company issued to Cornell Capital Partners 1,202,779 shares of the Company's common stock as a commitment fee, in lieu of the compensation debenture. As a result, the compensation debenture has been terminated. Cornell Capital Partners will be permitted to sell up to $50,000 of the commitment fee shares in any 30-day period. In connection with the issuance of these shares, the Company valued these common shares at the fair market value on the dates of grant of $.07 per share, or $84,195, based on the quoted trading price and recorded deferred compensation in this amount which will be amortized over the equity funding commitment period of 24 months or less if funded earlier. The unamortized portion is included in Stockholders' Deficit at December 31, 2004. The commitment period begins once the registration statement for the underlying conversion shares is declared effective or at an earlier date if agreed upon by the parties.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

In October 2004, the Company issued 125,000 shares of common stock to Monitor Capital, Inc. (Monitor), an unaffiliated registered broker-dealer that has been retained by the Company in connection with the Standby Equity Distribution Agreement. In connection with the issuance of these shares, the Company valued these common shares at the fair market value on the date of grant of $.08 per share, or $10,000, based on the quoted trading price and recorded deferred compensation in this amount which will be amortized over the equity funding commitment period of 24 months or less if funded earlier. The unamortized portion is included in Stockholders' Deficit at December 31, 2004. The commitment period begins once the registration statement for the underlying conversion shares is declared effective or at an earlier date if agreed upon by the parties.

On December 30, 2004, the Company agreed to grant 2,000,000 units for conversion of $300,000 of loans payable to unrelated parties. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of the Company's common stock at $0.30 until December 30, 2006. Additionally, in connection with these loans, the Company issued 82,908 common shares as settlement of accrued interest payable amounting to $12,436.

On December 30, 2004, the Company agreed to issue 1,580,000 shares of common stock to settle $237,000 in amounts due to related parties.

All shares that the Company agreed to issue on December 30, 2004 for the conversion of debt to equity were issued on March 8, 2005 and are included in outstanding shares at December 31, 2004.

Stock Options

On January 14, 2005, the board of directors elected to extend the expiration date of 373,570 warrants from December 31, 2004 to December 31, 2005.

On November 28, 2004, the Company adopted a 2004 Incentive Stock Option Plan (the "Plan"). The Plan provides options to be granted, exercisable for a maximum of 2,500,000 shares of common stock. Both incentive and nonqualified stock options may be granted under the Plan. The exercise price of options granted, the expiration date, and the vesting period, pursuant to this plan is determined by a committee.

On July 26, 2004, the Company granted options to purchase 600,000 shares of common stock to a consultant for serviced rendered. The options expire on August 14, 2008 and are exercisable at $0.06 per share, which was the fair market value of the common stock at the grant date. These options were valued using the Black-Scholes pricing method at a fair value of $0.058 per option. Accordingly, the Company recorded stock-based compensation expense of $34,900.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                               December 31, 2004

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

On December 31, 2004, the Company granted options to purchase 750,000 shares of common stock to certain employees of the Company with an exercise price of $0.20. The exercise price on the date of grant exceeded the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. These stock options expire on December 30, 2009.

A summary of the status of the Company's outstanding stock options as of December 31, 2004 and 2003 and changes during the years then ended is as follows:


                                                                                         Shares     Weighted Average
                                                                                                     Exercise Price
                                                                                         ---------  ----------------
Outstanding at December 30, 2002                                                         4,500,000  $        0.36
  Granted                                                                                2,774,040           0.37
  Exercised                                                                             (2,200,000)         (0.37)
  Cancelled                                                                             (2,799,040)         (2.30)
                                                                                         ---------  ----------------

Outstanding at December 31, 2003                                                         2,275,000           0.43
  Granted                                                                                1,800,000           0.14
  Exercised                                                                             (1,050,000)         (0.14)
  Forfeited                                                                               (600,000)         (0.50)
                                                                                         ---------  ----------------

Outstanding at December 31, 2004                                                         2,425,000  $        0.41
                                                                                         =========  ================
Options exercisable at end of year                                                       2,425,000  $        0.41
                                                                                         =========  ================

                                                                                            2004        2003
                                                                                        ----------    -----------
Weighted-average fair value of options granted during the year                          $     0.14    $      0.57
The following information applies to options outstanding at December 31, 2004:

                         Options Outstanding
                                                       ----------------------------    -- Options Exercisable ---
                                                         Weighted
                                                          Average         Weighted                     Weighted
                                                        Remaining         Average                      Average
                                                       Contractual        Exercise                     Exercise
     Range of Exercise Prices              Shares      Life (Years)        Price          Shares        Price
     ------------------------           -----------    ------------     -----------    -------------- ----------
     $0.50                               1,675,000          3.62           $ 0.50        1,675,000       $ 0.50
     $0.20                                 750,000          5.00           $ 0.20          750,000       $ 0.20


The exercise price of all options granted by the Company equals or exceeded the market price at the date of grant. Accordingly, no compensation expense has been recognized on options granted to employees and directors.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

On September 29, 2004, in connection with a conversion of debt, the Company granted 2,402,500 warrants to purchase 2,402,500 shares of common stock at $0.20 per share. The warrants expire on September 29, 2009. The fair value of this warrant grant was estimated at $0.096 per warrant on the date of grant using the Black-Scholes option-pricing model with the following weighted- average assumptions dividend yield of -0- percent; expected volatility of 191 percent; risk-free interest rate of 3.15 percent and an expected holding periods of 5.00 years. In connection with these warrants, the Company recorded stock-based compensation expense of $230,111 for the year ended December 31, 2004.

On December 31, 2004, in connection with a conversion of debt, the Company granted 2,000,000 warrants to purchase 2,000,000 shares of common stock at $0.30 per share. The warrants expire on December 30, 2006. The fair value of this warrant grant was estimated at $0.118 per warrant on the date of grant using the Black-Scholes option-pricing model with the following weighted- average assumptions dividend yield of -0- percent; expected volatility of 201 percent; risk-free interest rate of 3.50 percent and an expected holding periods of 2.00 years. In connection with these warrants, the Company recorded stock-based compensation expense of $237,358 for the year ended December 31, 2004.

A summary of the status of the Company's outstanding stock warrants as of December 31, 2004 and 2003 and changes during the years is as follows:

                                              Shares        Weighted Average
                                                             Exercise Price
                                            -------------  -------------------
Outstanding at December 30, 2002                        -                 $ -
  Granted                                       4,748,570                0.95
  Exercised                                             -                   -
  Forfeited                                             -                   -

Outstanding at December 31, 2003                4,748,570                0.95
  Granted                                       4,402,500                0.25
  Exercised                                      (50,000)              (1.50)
  Forfeited

Outstanding at December 31, 2004                9,101,070              $ 1.00
                                           ==============  ==================
Warrants exercisable at end of year             9,101,070               $0.61
                                           ==============  ==================

                                               2004            2003
                                           ------------   ---------------
Weighted-average fair value of warrants        $0.25           $0.95
granted during the year

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004


NOTE 10 - STOCKHOLDERS' DEFICIT (CONTINUED)

The following information applies to all warrants outstanding at December 31, 2004:

                                        Warrants Outstanding                                Warrants Exercisable
                                ------------------------------------  ------------------------------------------------------------
                                                                         Weighted Average
  Range of Exercise Prices           Shares           Life (Years)        Exercisel Price          Shares                Price
 ----------------------------   -----------------  -----------------  --------------------  ---------------------  ---------------
             $1.00                      4,325,000         3.61                 $1.00                   4,325,000          1.00
             $0.50                        373,570         1.00                 $0.50                     373,570          0.50
             $0.30                      2,000,000         2.00                 $0.30                   2,000,000          0.30
             $0.20                      2,402,500         4.75                  0.20                   2,402,500          0.20

In 2003, for financial statement purposes, the fair market value of each stock option and stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 2.44%, volatility of 136.11% and expected term of 5 years. In the year ended December 31, 2003, under SFAS No 123, the Company incurred a stock based compensation cost of $919,500 for the issuance of options, and $211,700 for the issuance of warrants.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Rent

The Company has an operating lease for rental of office space in Brazil, renewable on an annual basis. Rent expense amounted to approximately $62,300 and $46,000 and is classified as part of general and administrative expenses in the statement of operations for each of the years ended December 31 2004 and 2003, respectively.

Leases

The Company acquired Point-of-Sale terminals and computer equipment under capital leases that have been capitalized for approximately $270,800, and are included in property and equipment. During 2004, the Company leased additional computer equipment amounting to approximately $130,000 under capital ease arrangements. Depreciation expense included in the statement of operations is approximately $45,000 and $29,600 for each of the years ended December 31, 2004 and 2003, respectively.. Interest expense related to these leases for the years ended December 31, 2004 and 2003 was approximately $16,800 and $22,700, respectively.

The minimum lease payments under these capital leases are as follows:

For the year ending December 31,

              2005             $75,405    (included in current liabilities)
              2006             $16,608

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004

NOTE 12 - LITIGATION

An action has been brought against the Company by its former stock transfer agent which alleges, among other items, that the Company breached its contract with the transfer agent. The Company has filed an answer to the action and a portion of the action has been dismissed by the court. The Company intends to vigorously defend itself against the remainder of the action. Counsel has advised the Company that there is a better than fifty percent chance that a potential loss will be incurred. Accordingly, an accrual of $50,000 has been recorded at December 31, 2004.

NOTE 13 - SUBSEQUENT EVENTS

On January 14, 2005, the Company entered into a six-month consulting contract for business development services. In connection with the agreement, the Company issued 400,000 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant or $0.16 based on the quoted trading price and recorded deferred consulting expense of $64,000 to be amortized over the service period.

On January 14, 2005, the Company entered into a consulting contract for business development services. In connection with the agreement, the Company issued 100,000 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant or $0.16 based on the quoted trading price and recorded deferred consulting expense of $16,000 to be amortized over the service period. On January 14, 2005, the board of directors voted to increase the compensation paid to a Company owned by the Company's Chief Executive Officer from $11,000 per month to $13,750 per month. Additionally, the board approved a bonus to the CEO of 25% of 2004 payments made ($33,000).

On March 23, 2005, the Company entered into a consulting contract for business development services. In connection with the agreement, the Company issued 150,000 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant or $0.14 based on the quoted trading price and recorded deferred consulting expense of $21,000 to be amortized over the service period.

On March 23, 2005, the Company modified the terms of its convertible loans to a related party. Under the modified terms, $200,000 of principal due under the convertible loans is due on March 31, 2007 and is convertible into the Company's common stock at $.125 per share. The remaining principal of $100,000 is due on April 30, 2007 and is convertible into the Company's common stock at $.125 per share. For each common share received upon conversion of the principal balance, the related party is entitled to receive one warrant to purchase the Company's common stock at $.25 per share for a period of two years from the conversion date.

On March 28, 2005, the Company issued 400,000 shares of common stock to settle approximately $50,500 in debt due to a related party.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                                December 31, 2004


NOTE 13 - SUBSEQUENT EVENTS (CONTINUED)

On April 1, 2005, the Company entered into a Securities Purchase Agreement with Scott and Heather Grimes, Joint Tenants - with Rights of Survivorship (the "Investor"). Pursuant to the Securities Purchase Agreement, the Company issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date. In April 2005, Company recorded an imbedded beneficial conversion amount of $62,500 as interest expense since the debentures were immediately convertible.

                TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2005
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS:
  Cash ...........................................................  $    64,221
  Accounts receivable (Net of allowance for doubtful accounts
    of $0) .......................................................      369,726
  Prepaid expenses and other current assets ......................      100,578
                                                                    -----------

     TOTAL CURRENT ASSETS ........................................      534,525

SOFTWARE DEVELOPMENT COSTS, net ..................................      279,878
PROPERTY AND EQUIPMENT, net ......................................      720,758
DEFERRED DEBT OFFERING COSTS .....................................      200,000
OTHER ASSETS .....................................................        2,400
                                                                    -----------

     TOTAL ASSETS ................................................  $ 1,737,561
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of capital lease obligation ....................  $    71,051
  Current portion of loan payable ................................      202,893
  Accounts payable and accrued expenses ..........................    1,469,994
  Due to related parties .........................................      172,400
  Loan payable - related party ...................................      142,071
  Convertible loans from related party ...........................      274,836
                                                                    -----------

     TOTAL CURRENT LIABILITIES ...................................    2,333,245

LOAN PAYABLE .....................................................      255,237
DEBENTURE PAYABLE, NET ...........................................      216,521
ACCOUNTS PAYABLE AND ACCRUED EXPENSES, net of current portion ....      404,115
                                                                    -----------

     TOTAL LIABILITIES ...........................................    3,209,118
                                                                    -----------

STOCKHOLDERS' DEFICIT:
  Preferred stock $.0001 par value; 20,000,000 shares authorized;
    No shares issued and outstanding .............................            -
  Common stock $.00001 par value; 100,000,000 shares authorized;
    30,122,981 shares issued and outstanding .....................          300
  Paid-in capital ................................................    7,352,788
  Accumulated deficit ............................................   (8,761,242)
  Deferred compensation ..........................................       (9,625)
  Other comprehensive loss - Cumulative foreign currency
    adjustment ...................................................      (53,778)
                                                                    -----------

     TOTAL STOCKHOLDERS' DEFICIT .................................   (1,471,557)
                                                                    -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .................  $ 1,737,561
                                                                    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                             JUNE 30, 2005 and 2004
                                   (Unaudited)


                                            FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                     JUNE 30,                        JUNE 30,
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
REVENUES                                   $    861,023    $    312,615    $  1,501,431    $    450,199
                                           ------------    ------------    ------------    ------------
OPERATING EXPENSES:
  Cost of product support services              394,533         161,999         596,996         246,849
  Payroll and related benefits                  103,073          83,271         207,100         165,213
  Research &development costs                    50,690          28,616          90,022          47,981
  Professional fees                              58,980         (64,058)         71,145          33,581
  Management  &consulting fees - related
  parties                                        41,250          78,900          74,965         157,800
  Stock based compensation                       26,500              --          80,042              --
  Investor relations                                790           2,827          15,635          19,637
  Depreciation and amortization                  59,027          16,754         103,604          34,751
  General & administrative                      181,944          83,015         356,814         184,766
                                           ------------    ------------    ------------    ------------

TOTAL OPERATING EXPENSES                        916,787         391,324       1,596,323         890,578
                                           ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS                            (55,764)        (78,709)        (94,892)       (440,379)
                                           ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSES):
  Other income (expense)                             --         (11,372)         10,514         (19,203)
  Foreign exchange gains (losses)                23,932          18,191          26,434             881
  Interest expense                             (106,867)        (17,514)       (167,085)        (42,651)
  Interest expense - related party              (43,788)        (22,810)        (56,277)        (43,032)
                                           ------------    ------------    ------------    ------------

TOTAL OTHER EXPENSES                           (126,723)        (33,505)       (186,414)       (104,005)
                                           ------------    ------------    ------------    ------------

NET LOSS                                       (182,487)       (112,214)       (281,306)       (544,384)

Other Comprehensive Income:
  Unrealized foreign currency
    translation gain (loss)                     (75,051)          1,496           8,874          19,054
                                           ------------    ------------    ------------    ------------

COMPREHENSIVE LOSS                         $   (257,538)       (110,718)   $   (272,432)   $   (525,330)
                                           ============    ============    ============    ============

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED                          $      (0.01)   $      (0.01)   $      (0.01)   $      (0.04)
                                           ============    ============    ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED                            29,491,294      15,720,910      29,240,092      15,374,472
                                           ============    ============    ============    ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                           FOR THE SIX MONTHS
                                                             ENDED JUNE 30,
                                                            2005        2004
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                 $(281,306)   $(544,384)
Adjustments to reconcile net loss to net cash
to net cash provided by (used in)
operating activities:
  Depreciation and amortization                            103,604       75,651
  Amortization of development costs                         66,524           --
  Beneficial interest                                       93,750           --
  Stock based compensation                                  80,041           --
  Grant of warrants                                         31,200            ~
  Foreign exchange gain                                    (18,101)          --
  Gain on sale of fixed assets                                  --         (251)
  Amortization of deferred debt issuance costs               4,783            ~
Changes in assets and liabilities:
  Accounts receivable                                     (199,528)     (80,114)
  Prepaid expenses and other current assets                (49,031)     (13,899)
  Other assets                                              (2,400)          --
  Accounts payable and accrued expenses                    379,253       98,250
  Accrued interest payable, related party                   24,777       43,032
  Accrued interest payable                                   5,237        7,133
  Due to related parties                                     1,191      162,316
  Accrued payroll and related expenses                          --      130,660
  Other                                                         --        7,081
  Accounts payable and accrued expenses - long-term         11,050           --
                                                         ---------    ---------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        251,045     (114,525)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized software development costs                  (216,537)    (102,861)
  Proceeds from disposal of property and equipment
                                                         ---------    ---------
  Acquisition of property and equipment                   (273,797)     (75,552)
                                                         ---------    ---------

NET CASH USED IN INVESTING ACTIVITIES                     (490,334)    (178,413)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from related party                                   --       82,500
  Advances from non-related company                             --       24,000
  Repayment of advances from related party                 (35,001)          --
  Repayments under capital lease obligations               (20,962)     (27,131)
  Proceeds from convertible debenture                      336,738           --
  Proceeds from loan payable                               141,982           --
  Proceeds from loan - related party                            --      139,500
  Proceeds from convertible loans - related party          (15,084)          --
                                                         ---------    ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                  407,674      218,869
                                                         ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                   (114,184)      23,096
                                                         ---------    ---------
NET INCREASE (DECREASE) IN CASH                             60,131       (4,091)
CASH, BEGINNING OF PERIOD                                    4,090       10,472
                                                         ---------    ---------
CASH, END OF PERIOD                                      $   4,090    $  10,472
                                                         =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                 $  15,084    $  31,564
                                                         =========    =========
  Cash paid for income taxes                             $      --    $      --
                                                         =========    =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for debt and accrued interest      $ 137,971    $ 112,500
                                                         =========    =========
  Common stock issued for services                       $  80,041    $      --
                                                         =========    =========
  Grant of  common  stock  warrants  in  connection
  debt conversion                                        $  31,200    $      --
                                                         =========    =========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary to make the interim financials not misleading have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and notes thereto contained in the Report on Form 10-KSB of Transax International Limited ("our Company" or the "Company") as filed with the Securities and Exchange Commission (the "Commission"). The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

      The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated.

ORGANIZATION

      Transax International Limited was incorporated in the State of Colorado in 1999. The Company, primarily through its wholly-owned subsidiary TDS Telecommunication Data Systems Ltda. ("TDS"), is an international provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company's MedLink Solution (TM) enables the real time automation of routine patient eligibility, verification, authorizations, claims processing and payment functions. The Company has offices located in Miami, Florida and Rio de Janeiro, Brazil.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

      Actual results could differ from those estimates. Estimates used in the preparation of the accompanying financial statements include the allowance for doubtful accounts receivable, the useful lives of property, equipment and software development costs and variables used to determine stock-based compensation.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair value of our cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate carrying values due to their short maturities. The fair values of our debt instruments approximate their carrying values based on rates currently available to us.

CONCENTRATIONS OF CREDIT RISK

      Financial   instruments  that   potentially   subject  us  to  significant
concentrations  of  credit  risk  consist   principally  of  cash  and  accounts
receivable.

      The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

REVENUE RECOGNITION

      Revenue from the sale of software products, which do not require any significant production, modification or customization for the Company's targeted customers and do not have multiple elements, is recognized when: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the Company's fee is fixed and determinable, and; (4) collectibility is probable.

FOREIGN CURRENCY TRANSLATION

      The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the year-end exchange rates, equity is converted historically and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income or loss in stockholders' deficit. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency (TDS - Brazilian Real, Transax Australia, - Australian dollar and Transax and the Company - USD) are included in the Statement of Operations as incurred.

STOCK-BASED COMPENSATION

      The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,

      "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123,

      "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

      The exercise prices of all options granted by the Company exceeded the market price at the dates of grant. No compensation expense has been recognized. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123,

      "Accounting for Stock Based Compensation", the Company's net income and income per share would have been changed to the pro forma amounts indicated below for the six months ended June 30, 2005 and 2004:

                                                       SIX MONTHS ENDED JUNE 30,
                                                          2005         2004
                                                       ---------    -----------
Net loss as reported                                   $(281,306)   $  (544,384)
Less: total stock-based employee
  compensation expense determined
  under fair value based method, net of related
  tax effect                                             (50,871)            --
                                                       ---------    -----------

Pro forma net loss                                     $(332,177)   $  (544,384)
                                                       =========    ===========

  Basic and diluted loss per share:
   As reported                                         $    (.01)   $      (.04)
                                                       =========    ===========
   Pro forma                                           $    (.01)   $      (.04)
                                                       =========    ===========

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

      The option grants are estimated as of the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants as of June 30, 2005: expected volatility of 205%; risk free interest rate of 3.25%; expected life of 5 years and annual dividend rate of 0%.

LOSS PER COMMON SHARE

      Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At June 30, 2005, there were options and warrants to purchase 12,926,070 shares of common stock, which could potentially dilute future earnings per share, but which are anti-dilutive for the periods presented above.

COMPREHENSIVE LOSS

      Other comprehensive loss, which currently includes only foreign currency translation adjustments, is shown in the Statement of Changes in Stockholders' Deficit.

RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective for the first fiscal year beginning after December 15, 2005. The Company is in the process of evaluating the impact of this pronouncement on its financial position.

      In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment to APB Opinion No. 29 which eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

      In May 2005, FASB issued FASB Statement 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("FAS 154"). FAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods' financial statements of (1) all voluntary changes in principles and (2) changes required by a new accounting pronouncement, if a specific transition is not provided. FAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005.

NOTE 2 - RELATED PARTY TRANSACTIONS

CONVERTIBLE LOANS PAYABLE

      At December 31, 2004, the Company had loans payable for $200,000 and $100,000 to a related party whose officer is an officer of the Company. On March 23, 2005, the Company modified the terms of its convertible loans to this related party.

      Under the modified terms, $200,000 of principal due under the convertible loans is due on March 31, 2007 and is convertible into the Company's common stock at $.125 per share. The remaining principal of $100,000 is due on April 30, 2007 and is convertible into the Company's common stock at $.125 per share. For each common share received upon conversion of the principal balance, the related party is entitled to receive one warrant to purchase the Company's common stock at $.25 per share for a period of two years from the conversion date. The interest rate of the loan is 12% per annum compounded monthly. On June 28, 2005, the holder of the notes partially exercised the conversion feature. Accordingly, the Company issued 400,000 shares and 400,000 warrants to purchase common stock of the Company for the conversion of principal balance of $50,000. The Company also issued 35,770 shares of common stock to settle $4,471 in interest due on these loans. At June 30, 2005, interest due on these two loans amounted to $24,836 and the aggregate principal amount due is $250,000. During the six months ended June 30, 2005 and 2004, the Company incurred $17,852 and $24,132, respectively, in interest related to these two loans. The Company did not incur beneficial conversion charges because the conversion price was equivalent to the average offering price for equity when these loans became convertible.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

DUE TO RELATED PARTIES

      As of June 30, 2005 the Company had $20,905 of advances payable and accrued interest due to a related party whose officer is an officer of the Company.

      For the six months ended June 30, 2005 and 2004, the Company incurred $82,500 and $66,000, respectively, in management fees to an officer/director of the Company. On January 14, 2005, the board of directors voted to increase the compensation paid to this officer/director from $11,000 per month to $13,750 per month, effective January 1, 2005. On March 28, 2005, the Company issued 400,000 shares of common stock at $.126 per share to this officer/director for settlement of $50,500 of this debt. On June 28, 2005, the Company issued 300,000 shares of common stock at $.11 per share to this officer/director for settlement of $33,000 of this debt.. The fair market value of these shares were based on the average price of the Company's shares traded between June 14 and June 27, 2005. At June 30, 2005, $137,343 in management fees and other expenses were outstanding to this officer/director and are included in due to related parties on the accompanying balance sheet. The amounts due are unsecured, non-interest bearing and are payable on demand.

      At June 30, 2005, $14,152 in management fees and expenses payable was due to a director of the Company and is included in due to related parties on the accompanying balance sheet. The amounts due are unsecured, non-interest bearing and are payable on demand.

LOAN PAYABLE - RELATED PARTY

      On March 5, 2004, the Company borrowed Euro 115,000  ($138,759 at June 30,
2005) from an officer of the Company for working capital purposes. The loan accrues 0.8% compounded interest per month, has a term of twelve months, and the debt is repayable quarterly in arrears. During the six months ended June 30, 2005 and 2004, the Company incurred $7,225 and $3,721, respectively, in interest related to this loan. As at June 30, 2005, $3,312 in interest was accrued on this loan and is included in loan payable - related party on the accompanying balance sheet. The officer agreed to extend the loan for an additional twelve months until March 2006.

NOTE 3 - FINANCING ARRANGEMENTS

LOAN PAYABLE

      On October 25, 2004, the Company and Cornell Capital Partners entered into a Securities Purchase Agreement, pursuant to which Cornell Capital Partners purchased two 5% secured convertible debentures. The initial convertible debenture in the original principal amount of $125,000 was dated October 25, 2004 and the second convertible debenture in the original principal amount of $125,000 was dated January 4, 2005 (collectively, the "Original Debentures"). In connection with the terms of the original debentures, for the six months ended June 30, 2005, the Company recorded a beneficial conversion amount of $31,250 as interest expense since the debentures were immediately convertible. On May 17, 2005, the Company and Cornell Capital Partners entered into a $255,237 Promissory Note (the "Note"), whereby the Original Debentures were terminated.

      This Note represents the outstanding principal balance of $250,000 on the Original Debentures, plus accrued but unpaid interest through April 30, 2005 equal to $5,237. The Note bears interest at a rate of 12% per annum and is secured by stock pledged by certain shareholders of the Company. As of June 30, 2005, the Company has accrued interest payable of $2,552 related to this Note which is included in accounts payable and accrued expenses on the accompanying balance sheet.

DEBENTURE PAYABLE

      On April 1, 2005, the Company entered into a Securities Purchase Agreement with Scott and Heather Grimes, Joint Tenants - with Rights of Survivorship (the "Investor"). Pursuant to the Securities Purchase Agreement, the Company issued convertible debentures to the Investor in the original principal amount of $250,000. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date. In April 2005, Company recorded a beneficial conversion amount of $62,500 as interest expense since the debentures were immediately convertible. Additionally, the Company paid fees of $38,262 in connection with this debenture. These fees were treated as a discount on the convertible debenture and are being amortized over the debenture term. Amortization expense for the six months ended June 30, 2005 was $4,783 and is included in interest expense.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

The convertible debenture liability is as follows at June 30, 2005:
Convertible debentures payable                                     $    250,000
Less: unamortized discount on debentures                                (33,479)
                                                                   ------------
Convertible debentures, net                                        $    216,521
                                                                   ============

STANDBY EQUITY DISTRIBUTION AGREEMENT

      On October 25, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, the Company could, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million.

      On May 17, 2005, the Company entered into a Termination Agreement with Cornell Capital Partners, whereby that certain Standby Equity Distribution
Agreement, dated October 25, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated.

      Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners on May 17, 2005. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay the Company 97% of, or a 3% discount to, the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners will also retain 5% of each advance under the Standby Equity Distribution Agreement.

      Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $200,000 per weekly advance and $1,000,000 per 30 days. Under the now-terminated Standby Equity Distribution Agreement (SEDA) originally dated October 25, 2004 and the terminated compensation debenture in December 2004, Cornell Capital Partners received a one-time commitment fee in the form of 1,201,779 shares of common stock in the amount of $200,000. In December 2004, the Company valued the common shares issued to Cornell at the fair market value on the dates of grant or $0.1664 per share or $200,000 based on the quoted trading price for the stock. From December 2004 through May 27, 2005, the Company renegotiated the terms of the SEDA and the related agreements and did not amortize the commitment fee. At June 30, 2005, the commitment fee was deemed to be a deferred debt offering cost on the accompanying balance sheet and will be amortized as a financing expense over the effective period of 24 months or less if funded earlier. Since as of June 30, 2005, the Company's registration was not yet declared effective, the Company did not begin amortizing the commitment fee.

NOTE 4 - STOCKHOLDERS' DEFICIT

COMMON STOCK

      On January 14, 2005, the Company entered into a six-month consulting contract for business development services. In connection with the agreement, the Company issued 400,000 shares of common stock. On May 10, 2005, the Company cancelled this contract and cancelled 200,000 shares that were due on this contract. The Company valued these common shares at the fair market value on the date of grant of $0.16 based on the quoted trading price and recorded stock-based consulting expense of $42,667 through the date of cancellation.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

      On January 14, 2005, the Company entered into a consulting contract for business development services. In connection with the agreement, the Company issued 100,000 shares of common stock. The Company valued these common shares at the fair market value on the date of grant of $0.16 based on the quoted trading price and recorded stock-based compensation expense of $16,000. On March 21, 2005, the Company entered into a consulting contract for business development services. In connection with the agreement, the Company issued 150,000 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant or $0.14 or $21,000 based on the quoted trading price and recorded stock-based consulting expense of $11,375 and deferred consulting expense of $9,625 to be amortized over the remaining service period.

      On March 28, 2005, the Company issued 400,000 shares of common stock to settle $50,500 in debt due to an officer/director of the Company. The Company valued these common shares at the fair market value on the date of grant of $0.126.

      On June 28, 2005, the holder of the related party loans (see note 2) exercised the conversion feature. Accordingly, the Company issued 400,000 shares and the conversion price of $.125 per share and 400,000 warrants to purchase common stock of the Company at $.25 per share (see note 3) for the conversion of principal balance of $50,000. The Company also issued 35,770 shares of common stock to settle $4,471 in interest due on these loans. On June 28, 2005, the Company issued 300,000 shares of common stock at $.11 per share, the fair market value on the date of grant, to this officer/director for settlement of $33,000 of this debt.

STOCK OPTIONS

      On January 14, 2005, the board of directors elected to extend the expiration date of 373,570 warrants from December 31, 2004 to December 31, 2005.

      On November 28, 2004, the Company adopted a 2004 Incentive Stock Option Plan (the "Plan"). The Plan provides options to be granted, exercisable for a maximum of 2,500,000 shares of common stock. Both incentive and nonqualified stock options may be granted under the Plan. The exercise price of options granted, the expiration date, and the vesting period, pursuant to this plan is determined by a committee. On May 5, 2005, the Company granted options to purchase an aggregate of 1,000,000 shares of common stock to employees, officers and directors of the Company. The options are exercisable at $0.15 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on May 5, 2010.

      A summary of the status of the Company's outstanding stock options as of June 30, 2005 and changes during the period then ended is as follows:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                            Shares       Price
                                                           ---------    --------
Outstanding at December 31, 2004                           2,425,000        0.41
  Granted                                                  1,000,000        0.15
  Exercised                                                       --          --
  Forfeited                                                       --          --

Outstanding at June 30, 2005                               3,425,000       $0.33
                                                           =========       =====

Options exercisable at end of period                       3,425,000       $0.33
                                                           =========       =====

  Weighted-average fair value of options
    granted during the period 2005                                         $0.15

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

The following information applies to options outstanding at June 30, 2005:

                             WARRANTS OUTSTANDING          WARRANTS EXERCISABLE
                         -------------------------       -----------------------
                           WEIGHTED
                           AVERAGE
                          REMAINING       WEIGHTED                      WEIGHTED
RANGE OF                 CONTRACTUAL      AVERAGE                        AVERAGE
EXERCISE                     LIFE         EXERCISE                      EXERCISE
 PRICES       SHARES       (YEARS)         PRICE          SHARES          PRICE
--------    ---------    -----------      --------       ---------      --------
$  0.50     1,675,000        3.62         $  0.50        1,675,000       $  0.50
$  0.20       750,000        5.00         $  0.20          750,000       $  0.20
$  0.15     1,000,000        4.80         $  0.15        1,000,000       $  0.15

STOCK WARRANTS

      A summary of the status of the Company's outstanding stock warrants as of June 30, 2005 and 2004 and changes during the period then ended is as follows:

                                                                  Weighted
                                                                  Average
                                                                  Exercise
                                                     Shares        Price
                                                    ---------     --------
Outstanding at December 31, 2004                    9,101,070       0.61
  Granted                                             400,000       0.25
  Exercised                                                --         --
  Forfeited                                                --         --
                                                    ---------     --------

Outstanding at June 30, 2005                        9,501,070      $0.60
                                                    =========     ========

Warrants exercisable at end of period 2005          9,501,070      $0.60
                                                    =========     ========

Weighted-average fair value of warrants
 granted during the period                              $0.25

      The following information applies to all warrants outstanding at June 30, 2005:

                             WARRANTS OUTSTANDING          WARRANTS EXERCISABLE
                         -------------------------       -----------------------
                           WEIGHTED
                           AVERAGE
                          REMAINING       WEIGHTED                      WEIGHTED
RANGE OF                 CONTRACTUAL      AVERAGE                        AVERAGE
EXERCISE                     LIFE         EXERCISE                      EXERCISE
 PRICES       SHARES       (YEARS)         PRICE          SHARES          PRICE
--------    ---------    -----------      --------       ---------      --------
$  1.00     4,325,000        3.61         $  1.00        4,325,000       $  1.00
$  0.50       373,570        1.00         $  0.50          373,570       $  0.50
$  0.30     2,000,000        2.00         $  0.30        2,000,000       $  0.30
$  0.20     2,402,500        4.75         $  0.20        2,402,500       $  0.20
$  0.25       400,000        2.00         $  0.25          400,000       $  0.25

NOTE 5 - LITIGATION

      An action has been brought against the Company by its former stock transfer agent who alleges, among other items, that the Company breached its contract with the transfer agent. The Company has filed an answer to the action and a portion of the action has been dismissed by the court. The Company intends to vigorously defend itself against the remainder of the action. Counsel has advised the Company that there is a better than fifty percent chance that a potential loss will be incurred. Accordingly, as of December 31, 2004, an accrual of $50,000 was recorded which, as of June 30, 2005, is included in accounts payable and accrued expenses on the accompanying balance sheet.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 6 - FOREIGN OPERATIONS

      The Company identifies its operating segments based on its business activities and geographical locations. The Company operates within a single operating segment, being a provider of information network solutions specifically designed for healthcare providers and health insurance companies. The Company operates in Brazil, Australia and Mauritius, and has a registered mailing address in Singapore and in the USA. All of the Company's assets are located in Brazil.

                                                    SIX MONTHS      SIX MONTHS
                                                  ENDED JUNE 30,  ENDED JUNE 30,
                                                       2005            2004
                                                  --------------  --------------
Net sales to Unaffiliated Customers:
  Brazil                                             $ 1,501,431      $ 450,199
  USA                                                         --             --
  Singapore                                                   --             --
  Australia                                                   --             --
  Mauritius                                                   --             --
                                                  --------------  --------------
   Total Sales                                         1,501,431        450,199
                                                  --------------  --------------

Operating Expenses:
  Brazil                                               1,216,321        662,392
  USA                                                    336,595        206,871
  Singapore                                                   --             --
  Australia                                                7,176             85
  Mauritius                                               36,231         21,230
                                                  --------------  --------------

  Total Operating Expenses                             1,596,323        890,578
                                                  --------------  --------------

Loss from operations                                     (94,892)      (440,379)
                                                  --------------  --------------

Other income (expenses):
  Brazil                                                 (59,242)       (54,722)
  USA                                                   (135,122)       (49,709)
  Australia                                                7,950            426
                                                  --------------  --------------
                                                        (186,414)      (104,005)
                                                  --------------  --------------

Net loss as reported in the accompanying
statements                                           $  (281,306)     $(544,384)
                                                  ==============  ==============

NOTE 7 - GOING CONCERN

      Since inception, the Company has incurred cumulative net losses of $8,761,242, has a stockholders' deficit of $1,471,557 at June 30, 2005 and has a working capital deficit of $1,798,720. Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to increase revenues and reduce expenses. Management believes that sufficient funding will be available from additional related party borrowings and private placements to meet its business objectives, including anticipated cash needs for working capital, for a reasonable period of time. Additionally, under the current roll out schedules with its clients, the Company expects to increase its revenues significantly during 2005 with the expectation of the Company becoming a profitable entity. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its software products and distribution networks. Further, since fiscal 2000, the Company has been deficient in the payment of Brazilian payroll taxes and Social Security taxes. At June 30, 2005, these deficiencies (including interest and fines) amounted to approximately $762,000. This payroll liability is included as part of the accounts payable and accrued expenses (short-term and long-term) within the consolidated balance sheet.

                 TRANSAX INTERNATIONAL LIMITED AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

      As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 8 - SUBSEQUENT EVENTS

      On July 15, 2005, the Company entered into a one-year consulting contract for public relations services. For services rendered, the Company shall pay $5,000 per month payable in cash and/or free-trading common stock. In connection with this agreement, the Company issued 200,000 shares of common stock. The Company valued these common shares at the fair market value on the dates of grant of $0.15 per share or $30,000 based on the quoted trading price and recorded deferred consulting expense of $30,000 to be amortized over the service period.

 WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY
  INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT TRANSAX INTERNATIONAL LIMITED EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU
   SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                     --------------------------------------

                             ----------------------
                                   PROSPECTUS
                              ---------------------

                       31,379,143 SHARES OF COMMON STOCK

                          TRANSAX INTERNATIONAL LIMITED

                               September 22, 2005

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

            |_|   except the common stock offered by this prospectus;

            |_| in any jurisdiction in which the offer or solicitation is not authorized;

            |_| in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

            |_| to any person to whom it is unlawful to make the offer or solicitation; or

            |_| to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

            |_|   there  have  been  no  changes  in  the   affairs  of  Transax
                  International Limited after the date of this prospectus; or

            |_| the information contained in this prospectus is correct after the date of this prospectus.

                     --------------------------------------

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

      It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

      Under   Section   7-109-103   a  director   is   entitled   to   mandatory
indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

      Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

      Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

      A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

      Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

      The officers and directors of the Company are accountable to the shareholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company. The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

      At present, there is no pending litigation or proceeding involving a director or executive officers of the Company as to which indemnification is being sought.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Transax will pay all expenses in connection with this offering.

     Securities and Exchange Commission Registration Fee      $      403.00
     Printing and Engraving Expenses                          $    2,500.00
     Accounting Fees and Expenses                             $   15,000.00
     Legal Fees and Expenses                                  $   50,000.00
     Miscellaneous                                            $   17,097.00

     TOTAL                                                    $   85,000.00

ITEM 26. SALES OF UNREGISTERED SECURITIES

During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

On August 14, 2003, pursuant to the terms of the Merger, the Company issued 11,066,207 shares of restricted common stock in exchange of all the outstanding shares of Transax Limited, including 300,000 shares issued for finder's fees. Nine (9) additional shares were issued pursuant to the Merger, to satisfy rounding of the 2:1 reverse split. The shares were issued to the following:

            Allied Kapital AG                           355,710
            Atlas Alpha Corp                             25,532
          Bull, House & Tupper                            2,107
     Carlingford Investments Limited                    377,424
              Engetech Inc.                              31,705
       Executive Suite Management                         1,236
             John Farlinger                               6,683
        Lines Overseas Management                       153,572
              LOM Nominees                               34,011
             Shafiq Nazerali                              3,003
              T. Pottharst                               80,028
              Rahn & Bodmer                              59,602
             John T. Ramsay                              12,750
               H. Saltiel                               143,000
         Willabeth Capital Corp                           2,737
             George E. Chisa                             11,080
     Concord Consulting Corporation                         243
               J. Davidson                               36,401
              Hans Kuppers                               15,261
               J. Maloney                                34,756
              J. McElderry                               30,061
     Michael Bayback & Company, Inc.                     32,805
        Olshan, Grundman & Frome                            642
             Cade E. Willis                              73,989
         Cardlink Worldwide Inc.                      1,191,870
     Carlingford Investments Limited                  5,050,000
             Stephen Walters                                  4
              Laurie Bewes                                    2
     Carlingford Investments Limited                  2,500,000
     Carlingford Investments Limited                    800,001

Shares issued for finder's fees

            Thomas J. Deutsch                           120,000
               P.C. Devlin                               60,000
            Peter K. Jensen                              60,000
               David Lunny                               60,000

On August 28, 2003, the Company issued 1,206,730 shares of common stock for options exercised, for net proceeds of $652,071. The proceeds were utilized for the settlement of existing debt. the shares were issued to the following entities: (i) 300,000 shares to Alexander Cox; (ii) 49,730 shares to Richard Elliott Square; (iii) 757,000 to Brent Pierce; (iv) 20,000 to Robert Stevens;
(v) 40,000 to Kelly Kelner; and (vi) 40,000 to Len Braumberger.

On August 28, 2003, the Company issued 100,000 units to Alexander Cox at $1.00 per unit, in settlement of $100,000 of debt. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.50, for a period of 12 months.

On October 22, 2003, the Company issued 87,500 shares of common stock to Bren Tedder for options exerciFsed, for net proceeds of $43,750. The proceeds were utilized for the settlement of advances payable.

On November 21, 2003, the Company agreed to issue 200,000 units to Samuel Gordon Atkinson and 250,000 units to Euan Ross for the conversion of $225,000 of advances payable. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.00, for a period of 24 months.

On November 21, 2003, the Company agreed to issue 45,000 shares of common stock to Rejoice International for finders' fees for advances. $27,900 is included as stock based compensation on the statement of operations.

On December 3, 2003, the Company issued 162,500 shares of common stock to Adrian Rollke for options exercised, for net proceeds of $40,625. The proceeds were utilized for the settlement of advances payable.

On December 31, 2003, the Company agreed to issue 300,000 shares of common to Erwin Liem stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On December 31, 2003, the Company agreed to issue 373,570 units to Erwin Liem for the conversion of a $66,195 loan from a related party whose officer is an officer of Company. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.50, for a period of 12 months.

On January 7, 2004, the Company issued 300,000 shares of common stock to Erwin Liem for share subscriptions received in 2003 of $75,000.

On January 7, 2004, the Company issued 373,570 units to Erwin Liem for share subscriptions received in 2003 of approximately $93,400 owed to a related party whose officer is an officer of the Company. The units were issued to assignees of the debt holder. Each unit is comprised of one common share and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.50, for a period of 12 months.

On January 26, 2004, the Company issued 300,000 shares of restricted common stock to E-Comm Capital for services rendered, for net value of $75,000 included in the statement of operations for the three-month period ended March 31, 2004 as professional fees.

On February 12, 2004, the Company issued 300,000 shares of common stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On May 5, 2004, the Company returned to treasury 300,000 restricted shares that had been issued to E-Comm Capital for services rendered on January 26, 2004. The shares were returned for non-performance during the three-month period ended June 30, 2004

On February 12, 2004, the Company issued 300,000 shares of common to Stephen Taylor stock for options exercised, for net proceeds of $75,000. The proceeds were utilized for the settlement of advances payable.

On April 18, 2004, the Company issued 200,000 units to Samuel Gordon Atkinson and 250,000 units to Evan Ross for options exercised during the year ended December 31, 2003. Each unit is comprised of one common share and one half warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $1.00 until November 20, 2005. The proceeds, totaling $225,000, were utilized to reduce existing debt.

On June 2, 2004, the Company issued 45,000 shares to Rejoice International of common stock to settle share subscriptions for finders' fees, for a net value of $27,900.

On June 11, 2004, the Company issued 150,000 shares of common stock to Empire Capital Group for options exercised, for net proceeds of $37,500. The proceeds were utilized for the settlement of accounts payable related to financing fees.

On July 26, 2004, the Company issued 600,000 shares of common stock to Blaine Riley for options exercised, for net proceeds of $36,000. The proceeds were utilized for the settlement of accounts payable related to professional services.

On August 12, 2004, the Company issued 600,000 shares of restricted common stock to Mirador Consulting to settle share subscriptions for services, for a net value of $36,000.

On September 29, 2004, the Company received subscriptions for 1,687,500 shares of common stock to settle approximately $135,000 of debt owed to a related party, at a conversion of $0.08 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 1,250,000 to Carlingford Investments Limited; (ii) 437,500 to Silsastri Yani.

On September 29, 2004, the Company received subscriptions for 687,500 units for conversion of $55,000 of a convertible loan to a related, at a conversion rate of $0.08 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 687,500 shares to Stephen Taylor; (ii) 500,000 warrants to Richard AH. Siagian and;
(iii) 187,500 warrants to Antonius LM. Pakpahan .

On September 29, 2004, the Company received subscriptions for 871,425 shares of common stock to settle approximately $69,714 in interest due to a related party, at a conversion rate $0.08 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 234,806 shares to Stephen Walters; (ii) 269,835 shares to Carlingford Investments Limited and
(iii) 366,784 shares to Stephen Taylor.

On September 29, 2004, the Company received subscriptions for 721,515 shares to settle approximately $54,113 in interest and finder's fees due to a related party, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued to Richard AH. Siagian on October 19, 2004.

On September 29, 2004, the Company received subscriptions for 562,500 shares to settle approximately $54,113 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 312,500 shares to Silsastri Yani ; and (ii) 250,000 shares to Antonius LM. Pakpahan.

On September 29, 2004, the Company received subscriptions for 548,333 units for conversion of $41,125 of advances, at a conversion rate of $0.075 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 312,500 units to Antonius LM. Pakpahan ; (ii) 48,333 units to Carlingford Investments Limited; (iii) 187,500 units to Adhe D. Silviani; and (iv) 187,500 shares to Antonius LM. Pakpahan.

On September 29, 2004, the Company received subscriptions for 270,200 shares to settle approximately $20,265 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued on October 19, 2004, as follows: (i) 28,485 shares to Richard AH. Siagian; (ii) 1,450 shares to Carlingford Investments Limited; (iii) 187,500 shares to Siagian and (iv) 52,765 shares to Adhe D. Silviani.

On September 29, 2004, the Company received subscriptions for 1,166,667 units for conversion of $87,500 of advances, at a conversion rate of $0.075 per share. Each unit is comprised of one share of common stock and one warrant. Each warrant entitles the holder to purchase an additional share of Transax's common stock at $0.20 until September 29, 2009. Pursuant to assignment of debt, the units were issued on October 19, 2004, as follows: (i) 312,500 to Adhe D. Silviani ; (ii) 354,167 units to Harmusial; (iii) 500,000 warrants to Silsastri Yani ; (iv) 197,235 shares to Adhe D. Silviani; (v) 302,765 shares to Thomas A. Harmusial.

On September 29, 2004, the Company received subscriptions for 182,667 shares to settle approximately $13,700 of debt, at a conversion rate of $0.075 per share. Pursuant to an assignment of debt, the shares were issued to Thomas A. Harmusial on October 19, 2004.

On September 19, 2004, the Board of Directors, pursuant to unanimous written consent, authorized and approved the execution of various settlement agreements and the issuance of an aggregate of 6,698,307 shares of its restricted common stock and 2,402,500 warrants.

On December 6, 2004, Monitor Capital, Inc. was paid a fee equal to $10,000 by the issuance of 125,000 shares of the Company's common stock, under a now-terminated Standby Equity Distribution Agreement.

On December 15, 2004, Cornell Capital Partners received 1,201,779 shares of common stock of the Company as a one-time commitment fee in the amount of $200,000 under a now-terminated Standby Equity Distribution Agreement. Cornell Capital Partners is permitted to sell up to $50,000 in value of the 1,202,779 shares of common stock in any thirty-day period.

On January 14, 2005, the Company issued 200,000 shares of restricted common stock to Mirador Consulting to settle share subscriptions for services, for a net value of $36,000.

On January 14, 2005, the Company issued 100,000 shares of common stock to Empire Capital Group for options exercised, for net proceeds of $16,000. The proceeds were utilized for the settlement of accounts payable related to financing fees.

On January 24, 2005, the Board of Directors of the Company, pursuant to unanimous written consent, authorized and approved the execution of various settlement agreements and the issuance of an aggregate of 3,662,908 shares of its restricted Common Stock, to be effective as of December 31, 2004.

On March 23, 2005, the Company issued 150,000 shares of common stock to Aidan Capital Management for options exercised, for net proceeds of $20,125. The proceeds were utilized for the settlement of accounts payable related to financing fees.

On March 28, 2005, we agreed to issue 400,000 shares of common stock to settle $50,500 in debt due to an officer/director of the Company. The shares were issued on May 11, 2005.

Pursuant to a Securities Purchase Agreement entered into on April 1, 2005, Scott and Heather Grimes - Joint Tenants With Rights of Survivorship purchased $250,000 of convertible debentures. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.

On May 17, 2005, the Company and Cornell Capital Partners entered into a Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay the Company 97% of, or a 3% discount to, the lowest closing bid price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $200,000 per weekly advance and $1,000,000 per 30 days.

Transax believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons;
(b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

On June 28, 2005, the holder of the related party notes partially exercised the conversion feature. Accordingly, we issued 400,000 shares at the conversion price of $.125 per share and 400,000 warrants to purchase common stock of the Company at $.25 per share (see note 2 to the unaudited consolidated financial statements included elsewhere in this filing) for the conversion of principal balance of $50,000. We also issued 35,770 shares of common stock to settle $4,471 in interest due on these loans.

On June 28, 2005, we issued 300,000 shares of common stock at $.11 per share, the fair market value on the date of grant for settlement of $33,000 of this debt.

On July 15, 2005, we issued 200,000 shares of common stock to Geoffrey Eiten for options exercised, for net proceeds of $30,000. The proceeds were utilized for the settlement of accounts payable related to financing fees.

ITEM 26. EXHIBITS

Exhibit No.       Description of Exhibit

3.1(1)            Articles of Incorporation

3.2(2)            By-Laws

3.3(2)            Code of Ethics

3.4(3)            2004 Stock Option Plan effective January 1, 2004

5.1(2)            Opinion of Counsel

10.1(4) Termination Agreement dated May 17, 2005, related to the Standby Equity Distribution Agreement between the Company and Cornell Capital Partners, LP

10.2(4) Standby Equity Distribution Agreement dated May 17, 2005 between the Company and Cornell Capital Partners, LP

10.3(4) Registration Rights Agreement dated May 17, 2005between the Company and Cornell Capital Partners, LP

10.4(4) Placement Agent Agreement dated May 17, 2005 between the Company and Monitor Capital, Inc

10.5(5) Securities Purchase Agreement dated October 25, 2005 between the Company and Cornell Capital Partners, LP

10.6(4)           Promissory Note issued to Cornell Capital Partners,  LP on May
                  17, 2005

10.7(6) Securities Purchase Agreement dated April 1, 2005 between the Company and Scott and Heather Grimes - Joint Tenants With Rights of Survivorship

10.8(6) Secured Convertible Debenture dated April 1, 2005 issued to Scott and Heather Grimes - Joint Tenants With Rights of Survivorship

10.9(6) Investors Registration Rights Agreement dated April 1, 2005 between the Company and Scott and Heather Grimes - Joint Tenants With Rights of Survivorship

10.10(7) Merger Agreement dated July 22, 2003 among the Company, Vega-Atlantic Acquisition Corporation, Transax Limited and certain selling shareholders of Transax International Limited


10.11(2) Amended and Restated Escrow Agreement dated September 14, 2005, by and among the Company, Cornell Capital Partners, LP and David Gonzalez


23.1(8)           Consent of Diane D. Dalmy, Esq.

23.2(2)           Consent of Moore & Stephens, P.C.

-------------------------

(1) Incorporated by reference to the Company's Report filed on Form 10-SB filed on October 27, 1999.

(2)   Provided herewith.

(3) Incorporated by reference to the Company's Report filed on Form 10-KSB for the year ended December 31, 2004.

(4) Incorporated by reference to the Company's Report filed on Form 8-K on May 20, 2005.

(5) Incorporated by reference to the Company's Report filed on Form 8-K on November 3, 2004.

(6) Incorporated by reference to the Company's Report filed on Form 8-K on April 6, 2005.

(7) Incorporated by reference to the Company's Report filed on Form 10-KSB for the year ended December 31, 2003.

(8)   Involved in Exhibit 5.1.

Item 28. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) Reft 12 lect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on September 22, 2005.


Date:    September 22, 2005             TRANSAX INTERNATIONAL LIMITED


                                        By:  /s/ Stephen Walters
                                           -------------------------------------
                                        Name:    Stephen Walters
                                        Title:   President and
                                                 Chief Executive Officer

                                        By:  /s/ Adam Wasserman
                                           -------------------------------------
                                        Name:    Adam Wasserman
                                        Title:   Chief Financial Officer and
                                                 Principal  Accounting Officer


      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Date:    September 22, 2005             By:  /s/ Stephen Walters
                                           -------------------------------------
                                        Name:    Stephen Walters
                                        Title:   Director

Date:    September 22, 2005             By:  /s/ Laurie Bewes
                                           -------------------------------------
                                        Name:    Laurie Bewes
                                        Title:   Director

Date:    September 22, 2005             By:  /s/ David M. Bouzaid
                                           -------------------------------------
                                        Name:    David M. Bouzaid
                                        Title:   Director